Exhibit 10.32

Execution Version

REVOLVING CREDIT AND GUARANTY AGREEMENT

dated as of November 1, 2017

among

FAIRMOUNT SANTROL INC.,

as a Borrower,

FMSA INC.,

as Holdings,

CERTAIN SUBSIDIARIES OF FAIRMOUNT SANTROL INC.,

as Borrowers,

VARIOUS LENDERS,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

PNC CAPITAL MARKETS LLC,

as Lead Arranger and Bookrunner

$125,000,000 Senior Secured Credit Facility

SCHEDULES:	1.01(a)	Revolving Commitments
	1.01(b)	Notice Addresses
	4.01	Jurisdictions of Organization and Qualification
	4.02	Equity Interests and Ownership
	4.13	Real Estate Assets
	4.16	Material Contracts
	5.19	Post-Closing Obligations
	6.01	Certain Indebtedness
	6.02	Certain Liens
	6.06	Certain Investments

EXHIBITS:	A-1	Borrowing Notice
	A-2	Conversion/Continuation Notice
	B-1	[Reserved]
	B-2	[Reserved]
	B-3	Revolving Loan Note
	B-4	Swing Line Note
	C	Compliance Certificate
	D	[Reserved]
	E	Assignment Agreement
	F	U.S. Tax Compliance Certificate
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L M	Intercompany Note Borrowing Base Certificate

v

REVOLVING CREDIT AND GUARANTY AGREEMENT

This REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 1, 2017, is entered into by and among FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower Representative” and together with each other Person which is, as of the Closing Date, signatory hereto as a borrower or is subsequently joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), FMSA INC., a Delaware corporation (“Holdings”), the Lenders party hereto from time to time, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”) and PNC CAPITAL MARKETS LLC (“PNC Capital Markets”), as Lead Arranger and Bookrunner.

IN CONSIDERATION of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the greater of (I) 1.00% per annum and (II) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1.00%) (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the Bloomberg Page BBAM1 (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. Notwithstanding the foregoing, with respect to any determination of the Adjusted Eurodollar Rate with respect to Revolving Loans, clause (I) of the foregoing shall be disregarded; provided that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Adjusted Eurodollar Rate will be deemed to be zero.

Each calculation by the Administrative Agent of Adjusted Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Advance Rates” has the meaning set forth in Section 2.02(a)(i)(y)(B) hereof.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” has the meaning set forth in Section 2.30(b).

“Affected Loans” has the meaning set forth in Section 2.30(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).

“Aggregate Payments” has the meaning set forth in Section 7.02.

“Agreement” means this Revolving Credit and Guaranty Agreement, dated as of the Closing Date, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.24.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Applicable Margin” means for any date of determination, with respect to Revolving Loans and Swing Line Loans and Letter of Credit Fees and Facility Fees, the applicable percentage specified below opposite Level I, II or III as determined based on Borrowers’ Average Excess Availability for the preceding Fiscal Quarter; provided, however, that until the end of the second full Fiscal Quarter ending after the Closing Date, the Applicable Margin for all Loans shall be set at Level II.

LEVEL	AVERAGE EXCESS AVAILABILITY	APPLICABLE MARGIN FOR EURODOLLAR RATE LOANS	APPLICABLE MARGIN FOR BASE RATE LOANS
I	≥ 66.7% of the Maximum Borrowing Amount	1.50%	.50%
II	< 66.7% and ≥ 33.3% of the Maximum Borrowing Amount	1.75%	.75%
III	< 33.3% of the Maximum Borrowing Amount	2.00%	1.00%

The Applicable Margin shall be re-determined as of the first day of each fiscal quarter of Borrowers. Administrative Agent shall notify Borrowers of any such re-determination.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Application Date” has the meaning set forth in Section 2.07(b).

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.01(b).

“Arranger” means PNC Capital Markets in its capacity as sole lead arranger.

“Asset Sale” means a sale, sale and leaseback, assignment, transfer or other disposition to, or any exchange of property with (or any lease or sub-lease (as lessor or sublessor) or exclusive license (as licensor or sublicensor) having substantially the same effect as any of the foregoing), any Person (other than the Borrowers or any Wholly-Owned Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) dispositions of Cash and Cash Equivalents in the ordinary course of business and (iii) sales, leases or licenses out of other assets for aggregate consideration of less than $15,000,000 with respect to any transaction or series of related transactions.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease, the amount of Indebtedness represented thereby will be determined in accordance with GAAP.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Available Amount” has the meaning given such term in the Term Loan Agreement as of the Closing Date.

“Average Excess Availability” means, for any Fiscal Quarter, the quotient obtained by dividing (a) the sum of Excess Availability for each day during such Fiscal Quarter by (b) the number of days in such Fiscal Quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1.00% and (iii) the Adjusted Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Accounts” means a lockbox account, dominion account or such other “blocked account” established at a bank pursuant to an arrangement with such bank as may be acceptable to Collateral Agent.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunner” means PNC Capital Markets in its capacity as sole bookrunner.

“Borrower Representative” has the meaning specified in the preamble hereto.

“Borrower” and “Borrowers” has the meaning specified in the preamble hereto.

“Borrowers’ Account” shall have the meaning set forth in Section 2.09 hereof.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit M hereto duly executed by the President, Chief Financial Officer or Controller of the Borrower Representative and delivered to the Administrative Agent, appropriately completed, by which such officer shall certify to Administrative Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means for any period, the aggregate of all expenditures of the Borrower Representative and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower Representative and its Subsidiaries; provided, that Capital Expenditures shall not include any expenditures which constitute a Permitted Acquisition permitted under Section 6.06 or Section 6.08. For the avoidance of doubt, Capital Expenditures shall include, without limitation, payments with respect to mineral interests (including, without limitation, payments with respect to leasehold interests therein).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Closing Date, be considered a “Capital Lease” as a result of any changes in GAAP subsequent to the Closing Date.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a Capital Lease.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Dominion Period” means any period when (a) Excess Availability is less than the greater of (i) $10,000,000 or (ii) 12.5% of the Maximum Borrowing Amount for five (5) consecutive Business Days, or (b) an Event of Default has occurred and is continuing and shall no longer be effective when both, with respect to clause (a), Excess Availability exceeds the greater of (i) $10,000,000 or (ii) 12.5% of the Maximum Borrowing Amount for thirty (30) consecutive days, and with respect to clause (b), such time as an Event of Default has been waived or no longer exists.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit, time deposits or bankers’ acceptances maturing within six (6) months after such date and issued or accepted by any Lender or by any commercial bank organized under or licensed by the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 and (c) has a rating of at least AA- from S&P and Aa3 from Moody’s; (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $2,000,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s; and (v) in the case of Foreign Subsidiaries, Investments made locally of a type comparable to those described in clauses (i) through (iv) of this definition.

“Cash Management Account” has the meaning set forth in Section 5.15(a).

“Cash Management Bank” has the meaning set forth in Section 5.15(a).

“Cash Management Products” shall mean any one or more of the following types of services or facilities extended to any Loan Party by any Agent, any Lender, or any Affiliate of any Agent or a Lender in reliance on such Agent’s or such Lender’s agreement to indemnify such Affiliate: (i) Automated Clearing House (ACH) transactions and other similar money transfer services; (ii) cash management, including controlled disbursement and lockbox services; (iii) establishing and maintaining deposit accounts; and (iv) credit card or stored value cards, in each case, entered into with and provided by a Lender Counterparty.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change in Law” has the meaning set forth in Section 2.31(a).

“Change of Control” means, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors (a)(x) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interests in the Equity Interests of FML Holdings and (y) shall have acquired beneficial ownership or control of voting interests in the Equity Interests of FML Holdings in excess of those interests owned and controlled by the Permitted Investors at such time or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of FML Holdings; (ii) FML Holdings shall cease to beneficially own and control, free and clear of all Liens (other than any inchoate tax liens and Liens in favor of the Collateral Agent for the benefit of Secured Parties), directly or indirectly, 100.0% on a fully diluted basis of the economic and voting interest in the Equity Interests of the Borrowers; or (iii) any “change of control” (or similar event, however denominated) shall occur under and as defined in the Term Loan Agreement or any other indenture or agreement in respect of Material Indebtedness, to which Holdings or any of its Subsidiaries is a party.

“China Joint Venture” means Santrol (Yixing) Proppant Co., Ltd., a Chinese company.

“Closing Date” means November 1, 2017.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” means, as of the Closing Date, all Real Estate Assets listed on Schedule 5.19, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any Revolving Commitment.

“Commodities Account” has the meaning set forth in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for FML Holdings on a consolidated basis equal to (i) Consolidated Net Income for such period, plus, to the extent reducing Consolidated Net Income in such period, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, profits or capital, (c) total depreciation and depletion expense, (d) total amortization expense, (e) fees and reimbursement of out-of-pocket expenses in an aggregate amount not to exceed $5,000,000 paid to (i) directors of FML Holdings and its Subsidiaries and (ii) the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries, (f) costs, fees and expenses incurred in connection with the Transactions and any related transactions in an aggregate amount not to exceed $15,000,000 to the extent paid within the first twelve (12) months immediately following the Closing Date, (g) all other non-recurring expenses or losses reducing Consolidated Net Income for such period, (h) transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of consummated Permitted Acquisitions and, in respect of unconsummated Permitted Acquisitions, in an amount up to $5,000,000 during any Fiscal Year, or other Investments or transactions permitted hereunder, including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment or other modification of the Loans and the Term Loans, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans, the Term Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges, (i) transaction costs, fees and expenses in connection with equity issuances by FML Holdings, (j) other non-Cash charges reducing Consolidated Net Income for such period including (i) any write offs or write downs (excluding any write offs or write downs in respect of Inventory or Receivables), (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (iv) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (k) Public Company Costs, (l) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any casualty or similar event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (l) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated Adjusted EBITDA during the next measurement period), (m) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, (n) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or net income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back, (o) stock option and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income, minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), minus (iii) amounts distributed to Holdings pursuant to Section 6.04(c)(i) and minus (iv) all non-recurring gains increasing Consolidated Net Income for such period.

With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenant set forth in Section 6.07, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis, including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, and the reasonable cost savings and other operating improvements projected by the Borrowers to be realized as a result of any Permitted Acquisition or Asset Sale (including the termination or discontinuance of activities constituting such business) in each case calculated on a pro forma basis as though such pro forma adjustments, reasonable cost savings and other operating improvements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that such pro forma adjustments, reasonable cost savings and other operating improvements shall not exceed 10% in any four fiscal quarter period and such pro forma, reasonable cost savings and other operating improvements shall be certified by the chief financial officer or vice president of finance of the Borrowers using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrowers and their Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Borrower Representative and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which any other Person (other than the Borrower Representative or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower Representative or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower Representative or is merged into or consolidated with the Borrower Representative or any of its Subsidiaries or that Person’s assets are acquired by the Borrower Representative or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower Representative to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax non-Cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower Representative and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02.

“Control Agreement” means a Securities Account Control Agreement, a Deposit Account Control Agreement or a Commodities Account Control Agreement, each as defined in the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10(a).

“Covenant Testing Period” means any period when either (a) Excess Availability is less than the greater of (i) $10,000,000 or (ii) 12.5% of the Maximum Borrowing Amount for any day or (b) an Event of Default has occurred and is continuing and shall no longer be effective when both, with respect to clause (a), the Borrowers have Excess Availability in excess of the greater of (i) $10,000,000 or (ii) 12.5% of the Maximum Borrowing Amount for thirty (30) consecutive days and, with respect to clause (b), such time as an Event of Default has been waived or no longer exists.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing, renewal or amendment of a Letter of Credit.

“Customer” means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Debt Payments” means for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Loans hereunder, plus (b) scheduled principal payments on the Term Loans under the Term Loan Agreement, plus (c) payments for all fees, commissions and charges set forth herein, plus (d) payments on Capitalized Lease Obligations, plus (e) payments with respect to any other Indebtedness for borrowed money, including without limitation, Subordinated Indebtedness.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.23.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower Representative, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-in Action, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided, further, that if the Borrower Representative, the Administrative Agent, the Swing Line Lenders and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the obligations of the Swing Line Lender and/or the Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.20), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Stated Maturity Date, except, in the case of clause (i), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations.

“Disqualified Institution” means those banks, financial institutions and institutional investors (i) that have been separately identified in writing by the Borrower Representative to the Administrative Agent on or prior to October 18, 2017, (ii) those persons who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower Representative to the Administrative Agent from time to time (which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any Loans and (iii) in the case of clauses (i) and (ii), any of their Affiliates (excluding in the case of clause (ii) bona fide debt fund affiliates) that are either (a) identified in writing by the Borrower Representative from time to time, which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any Loans or (b) readily identifiable on the basis of such Affiliate’s name.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means (i) any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia and (ii) any Subsidiary treated as a disregarded entity for U.S. federal income tax purposes which is directly owned by a Borrower, a Guarantor or a Subsidiary described in clause (i) or this clause (ii).

“Drawing Date” has the meaning set forth in Section 2.13(b).

“Earn Out Indebtedness” has the meaning set forth in Section 6.01(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap Contract, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap Contract (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Borrower or Guarantor is a party).

“Eligible Assignee” means any Person other than a natural Person that is (i) (x) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) or (y) any Person to whom any Lender has sold all or a material portion of its loan portfolio or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that no Loan Party nor any or its Subsidiaries shall be an Eligible Assignee; provided that in no event shall “Eligible Assignee” include a Disqualified Institution.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Inventory” shall mean and include Inventory, excluding work in process to the extent work in process exceeds $7,500,000, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Administrative Agent’s Permitted Discretion, obsolete, slow moving or unmerchantable and which Administrative Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as Administrative Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Collateral Agent and no other Lien (other than a Permitted Lien). In addition, Inventory shall not be Eligible Inventory if it: (a) does not conform to all standards imposed by any Governmental Authority which has regulatory authority over such goods or the use or sale thereof; (b) is Foreign In-Transit Inventory; (c) (x) is located outside the continental United States or (y) is in-transit within the United States and to the extent such Inventory exceeds $25,000,000 in the aggregate; (d) constitutes Consigned Inventory; (e) is the subject of an Intellectual Property Claim; (f) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or the Collateral Agent’s right to sell or otherwise dispose of such Inventory, unless the Collateral Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Administrative Agent shall agree otherwise in its Permitted Discretion after establishing Reserves against the Formula Amount with respect thereto as Administrative Agent shall deem appropriate in its Permitted Discretion); (g) after the date this is 60 days after the Closing Date, is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of the Collateral Agent a Lien Waiver Agreement (or the Administrative Agent shall agree otherwise in its Permitted Discretion after establishing Reserves against the Formula Amount with respect thereto as Administrative Agent shall deem appropriate in its Permitted Discretion); or (h) or if the sale of such Inventory would result in an ineligible Receivable.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Administrative Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Administrative Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Collateral Agent’s first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Administrative Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)        it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)        it is due or unpaid more than ninety (90) days after the original invoice date or sixty (60) days after the original due date;

(c)        it is due from a Customer with respect to which fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Administrative Agent’s Permitted Discretion, be increased or decreased from time to time upon written notice to the Borrowers;

(d)        any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)        it is due from a Customer with respect to which an Insolvency Event shall have occurred;

(f)        the sale is to a Customer outside the continental United States of America, unless the sale giving rise thereto is on letter of credit, guaranty or acceptance terms, in each case reasonably acceptable to Agent in its Permitted Discretion;

(g)        the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)        Administrative Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)        it is due from a Customer which is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)        the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k)        the Receivables of the Customer exceed a credit limit determined by Agent (and notified to the Borrowers), in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(l)        the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but only to the extent of any such offset, deduction, defense, dispute, credit or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

(m)        the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)        any return, rejection or repossession of the merchandise the sale of which gave rise to such Receivable has occurred or the rendition of services giving rise to such Receivable has been disputed;

(o)        such Receivable is not payable to a Borrower; or

(p)        such Receivable is not otherwise satisfactory to Administrative Agent as determined in good faith by Administrative Agent in the exercise of its Permitted Discretion.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, litigation, cause of action, proceeding, demand, abatement order or other order,

decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, directly or indirectly, arising (i) pursuant to or otherwise related to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (iii) in connection with any Hazardous Material, including the generation, use, handling, transportation, storage, treatment, disposal, presence, threatened Release or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) the use, operation, development, mining, closure or reclamation of any surface or underground mines or (iv) occupational and other human safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of natural resources, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the rules and regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a receipt by Holdings from any Multiemployer Plan of notice that such Multiemployer Plan has been determined to be or is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xi) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xiii) the failure of any foreign pension schemes sponsored or maintained by any of the Borrowers or any of their Subsidiaries to be maintained in accordance with the requirements of applicable foreign law; (xiv) the occurrence of a non-exempt “prohibited transaction” with respect to which Holdings or any of its Subsidiaries is a “disqualified person” or a “party of interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) which could reasonably be expected to result in liability in to Holdings or any of its Subsidiaries or (xv) any other event or condition with respect to an Employee Benefit Plan with respect to which Holdings or any of its Subsidiaries is likely to incur material liability other than in the ordinary course.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Excess Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Loan Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the outstanding amount of Loans.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” has the meaning set forth in Section 5.15.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which either (a) the pledge of greater than 66.0% of the voting Equity Interests of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations is reasonably likely to, in the good faith judgment of the Borrower Representative, now or in the future, result in adverse tax consequences to Holdings and its Subsidiaries as a result of Section 956 of the Internal Revenue Code.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof or security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. Federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such

Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 2.36) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.32, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) any withholding Taxes attributable to a Lender’s failure (other than as a result of a Change in Law after the date on which such Lender became a party to this Agreement) to comply with Section 2.32(c) and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Credit and Guaranty Agreement, dated as of September 5, 2013, as previously amended, supplemented otherwise modified prior to the date hereof among the Borrowers party thereto, the Guarantors party thereto, Barclays Bank PLC, as administrative agent and the lenders party thereto.

“Existing Lenders” means the Lenders (as defined in the Existing Credit Agreement immediately prior to the Closing Date).

“Exposure” means, with respect to any Lender, such Lender’s Revolving Exposure, or Incremental Revolving Loan Exposure, as applicable.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Facility Fee” has the meaning set forth in Section 2.25.

“Fair Share” has the meaning set forth in Section 7.02.

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Federal Funds Effective Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” shall mean the fee letter dated September 22, 2017, among Borrower Representative and PNC.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or vice president of Finance of the Borrower Representative that such financial statements fairly present, in all material respects, the financial condition of FML Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning set forth in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” shall mean, with respect to any reporting period, the ratio of (a) Consolidated Adjusted EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends made during such period, minus cash taxes paid or required to be paid during such period, minus dividends and distributions to (b) all Debt Payments made during such period.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“FML Holdings” means Fairmount Santrol Holdings, Inc., a Delaware corporation.

“Foreign In-Transit Inventory” shall mean Inventory of a Borrower that is in transit from a location outside the United States to any location within the United States of such Borrower or a Customer of such Borrower.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” has the meaning set forth in Section 7.02.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 7.01.

“Guarantor” means with respect to the Obligations of the Borrowers, each of Holdings and each Subsidiary of Holdings (other than the Borrowers, the China Joint Venture and any Excluded Foreign Subsidiary).

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, and polychlorinated biphenyls (“PCBs”).

“Hedge Agreement” means a Swap Contract entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means (i) the audited financial statements of FML Holdings and its Subsidiaries, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Years ending December 31, 2016 and December 31, 2015 and (ii) the unaudited financial statements of FML Holdings and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Quarter ending June 30, 2017, in each case delivered to the Administrative Agent prior to the Closing Date.

“Holdings” has the meaning specified in the preamble hereto.

“Increased Amount Date” has the meaning set forth in Section 2.34.

“Increased-Cost Lender” has the meaning set forth in Section 2.33.

“Incremental Revolving Commitments” has the meaning set forth in Section 2.34.

“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.34.

“Incremental Revolving Loans” has the meaning set forth in Section 2.34.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) all Attributable Indebtedness and that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise constitute Indebtedness hereunder; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee of any Indebtedness that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Swap Contract, in each case, whether entered into for hedging or speculative purposes. In no event will obligations in respect of Equity Interests constitute Indebtedness hereunder except as provided in clause (vii) above.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response or remedial action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Loan Party, its Affiliates (including Subsidiaries) or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the fee letter (or subsequent letter agreements entered into by any of the Borrowers with the Arranger or Bookrunner) delivered by any Agent or any Lender to any of the Borrowers with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries; (iv) any Loan or the use of proceeds thereof; or (v) any of the Transactions.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of applicable law, or (e) in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Loan Party in any Intellectual Property.

“Intellectual Property Claim” means the assertion, by any means, by any Person of a claim that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent and Barclays Bank PLC.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan (including any Swing Line Loan), the first day of each month of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all of the Lenders, twelve months), as selected by the applicable Borrower in the applicable Borrowing Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Stated Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Closing Date, or any successor provision of law.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Inventory Advance Rate” has the meaning set forth in Section 2.02(a)(i)(y)(B).

“Inventory NOLV Advance Rate” has the meaning set forth in Section 2.02(a)(i)(y)(B).

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Subsidiary Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Swap Contract. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRB Loan Agreement” means that certain loan agreement dated September 1, 2007, by and between the Town of Red Cedar, Wisconsin and Wisconsin Industrial Sand Company, L.L.C. relating to the $10,000,000 Town of Red Cedar, Wisconsin Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Minerals, Ltd. Project), Series 2007.

“Issuing Bank” means PNC Bank, as Issuing Bank hereunder, and, upon approval of Administrative Agent, any other Lender that has notified the Administrative Agent that it has agreed to a request by the Borrower Representative to become an Issuing Bank, together with its permitted successors and assigns in such capacity. Unless otherwise specified, in respect of any Letter of Credit, “Issuing Bank” shall refer to the Issuing Bank which has issued such Letter of Credit.

“Joinder Agreement” means an agreement in form and substance reasonably acceptable to the Borrowers and the Administrative Agent.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning set forth in Section 10.24.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property which is a Material Real Estate Asset, a letter, certificate or other instrument in writing from the lessor under the related lease if required pursuant to the terms of such lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by the Collateral Agent.

“Leasehold Property” means any material leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Swap Contract or documentation governing any Cash Management Product (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Swap Contract or documentation governing any Cash Management Product, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” has the meaning set forth in Section 2.11(a) hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.11(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.13(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 2.24(a) hereof.

“Letter of Credit Sublimit” means $50,000,000.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of a Borrower.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt (net of Unrestricted Cash) as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period ending on such date. For the avoidance of doubt, for the purposes of determining the Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Collateral Agent and a Licensor, in form and substance satisfactory to Collateral Agent, by which Collateral Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Collateral Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Lien Waiver Agreement” means an agreement which is executed in favor of Collateral Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Administrative Agent and includes any Landlord Personal Property Collateral Access Agreement.

“Loan” means a Revolving Loan, a Swing Line Loan and Letters of Credit.

“Loan Document” means any of this Agreement, the Notes, the Security Documents, the Fee Letter, the Intercreditor Agreement and any other intercreditor agreement entered into in connection herewith, any documents or certificates executed by any Borrower in favor of any Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date, including, without limitation, any amendment to this Agreement (other than any such document, instrument or agreements that have been terminated).

“Loan Party” means each Borrower and each Guarantor. For the avoidance of doubt, FML Holdings shall not be a Loan Party for any purpose under this Agreement or any of the other Loan Documents.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change, material adverse effect on and/or material adverse developments with respect to (i) the business, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Loan Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings, the Borrowers or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $15,000,000 or more.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $5,000,000 per annum or (ii) any Real Estate Asset that the Arranger has determined prior to the Closing Date is material to the business operations or the financial condition for Holdings or any Subsidiary thereof.

“Maximum Borrowing Amount” means the lesser of (a) the Maximum Revolving Loan Amount and (b) the Formula Amount.

“Maximum Revolving Loan Amount” means $125,000,000 plus any Incremental Revolving Commitments pursuant to Section 2.34.

“Maximum Undrawn Amount” means, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means one or more instruments of mortgage or leasehold mortgage, in each case, substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means (i) each Closing Date Mortgaged Property and (iii) any Material Real Estate Asset that becomes a Mortgaged Property after the Closing Date pursuant to Section 5.11.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrowers or any of their Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that, in the case of a Loan Party, is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrowers or any of their Subsidiaries in connection with such Asset Sale or for any other liabilities retained by the Borrowers or any of their Subsidiaries associated with such Asset Sale, (4) bona fide selling fees, costs, commissions and expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes) and (5) the Borrowers’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale; provided that, to the extent such Cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such Cash proceeds shall constitute Net Cash Proceeds; (b) (i) any Cash payments or proceeds received by the Borrowers or any of their Subsidiaries in excess of $5,000,000 (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of the Borrower or any of their Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (1) any actual and reasonable costs incurred by the Borrowers or any of their Subsidiaries in connection with the collection, adjustment or settlement of any claims of the Borrowers or any such Subsidiary in respect thereof, and (2) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(2), including income taxes paid or payable as a result of any gain recognized in connection therewith and the costs and expenses incurred in connection with the preparation of assets for transfer upon a taking or condemnation; and (c) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Contracts or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming the Swap Contract or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming such Swap Contract or such other Indebtedness were to be terminated as of that date).

“Non-Consenting Lender” has the meaning set forth in Section 2.33.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Non-U.S. Lender” has the meaning set forth in Section 2.32(c).

“Note” means a Revolving Loan Note or a Swing Line Note.

“Notice” means a Borrowing Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents (including former Agents), the Arranger, the Bookrunner, Lenders or any of them and Lender Counterparties, under any Loan Document, Hedge Agreement or Cash Management Products, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” has the meaning set forth in Section 7.07.

“OFAC” has the meaning specified in Section 4.24(b).

“Order” has the meaning set forth in Section 2.18(b).

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date.

“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, transfer, court or documentary Taxes, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising directly or indirectly from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, including any such Taxes directly or indirectly imposed on or with respect to any reserve, deposit, insurance or other similar requirement that, as a result of a Change in Law, applies or is otherwise related to the Loan, this Agreement or any other Loan Document.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.20(b)(iii) hereof) in the Swing Line Loans made by Swing Line Lender hereunder as provided for in Section 2.03(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.10(a) hereof.

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“PATRIOT Act” has the meaning set forth in Section 3.01(m).

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than contingent obligations not yet due and payable) and cancellation, expiration or cash collateralization of all Letters of Credit (in a manner and in an amount acceptable to the applicable Issuing Bank) and termination of all Commitments to lend under this Agreement.

“Payment Office” means initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Administrative Agent, if any, which it may designate by notice to Borrower Representative and to each Lender to be the Payment Office.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Permitted Acquisition” means any acquisition by Holdings or any of its Wholly-Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)

in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of a Borrower in connection with such acquisition shall be owned 100.0% by such Borrower or a Subsidiary Guarantor, and such Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of such Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)

after giving effect to such acquisition as of the last date of the Fiscal Quarter most recently ended, the Borrowers and their Subsidiaries shall, pro forma for such acquisition, have a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(v)

the Borrower Representative shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with clause (iv) above and clause

(vii) below, as applicable, and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with clause (iv) above and clause (vii) below and (B) promptly upon request by the Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by the Administrative Agent) and (ii) quarterly and annual financial statements (if available or, if unavailable, such other financial or operational information reasonably acceptable to the Administrative Agent) of the Person whose Equity Interests or assets are being acquired for the twelve-month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi)

any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the Borrowers and/or their Subsidiaries are engaged as of the Closing Date or similar or related businesses;

(vii)

the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the consummation of the respective acquisition and any financing thereof) shall equal or exceed (x) $31,250,000 or (y) $15,000,000 so long as (in the case of this clause (y)) Borrowers and their Subsidiaries shall have a Fixed Charge Coverage Ratio (calculated on a pro forma basis after giving effect to such acquisition) of not less than 1:00:1.00; and

(viii)

no assets acquired in connection with any such acquisition shall be included in the Formula Amount until Administrative Agent has completed a field examination and/or received an appraisal in each case reasonably acceptable to Administrative Agent.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment in the circumstances then applicable to the Borrowers at the time with the information then available to the Administrative Agent.

“Permitted Investors” means the Sponsor and each other holder of Equity Interests of FML Holdings on the Closing Date.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (e) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; and (f) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” has the meaning set forth in Section 5.01(m).

“Pledge and Security Agreement” means the Pledge and Security Agreement substantially in the form attached hereto as Exhibit I, entered into by the Borrowers and each Guarantor on the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“PNC” has the meaning specified in the preamble hereto.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75.0% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Projections” has the meaning set forth in Section 4.08.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.

“Protective Advances” has the meaning set forth in Section 10.05(i).

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) then owned by any Loan Party in any real property.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Administrative Agent hereunder.

“Receivables Advance Rate” has the meaning set forth in Section 2.02(a)(i)(y)(A).

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property which is a Material Real Estate Asset with respect to which a Record Document has been recorded in all places necessary or desirable, in the Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Reimbursement Obligations” has the meaning set forth in Section 2.13(b).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” has the meaning set forth in Section 2.33.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Lenders” means Lenders (not including Swing Line Lender (in its capacity as such Swing Line Lender) or any Defaulting Lender) holding at least fifty percent (50%) of either (a) the aggregate of the Revolving Commitments of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Loans and Swing Line Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserves” means as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in its Permitted Discretion reducing the Formula Amount which would otherwise be available to the Borrowers under the lending formula provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in its Permitted Discretion, adversely affect, would or could have a reasonable likelihood of adversely affecting, either (1) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by the Administrative Agent from the sale or other disposition or realization upon such Collateral,

(2) the assets, business or condition (financial or otherwise) of the Borrowers or the Guarantors, (3) the security interests and other rights of the Administrative Agent in the Collateral (including the enforceability, perfection and priority thereof), (4) the Borrowers’ and/or any Guarantor’s ability to perform hereunder or under the Loan Documents or (5) the Administrative Agent’s or Lenders’ ability to enforce their rights under this Agreement and the Loan Documents, (b) to ensure the Borrowers’ or any Guarantor’s ability to satisfy any payment obligation for which it is liable, (c) to reflect the Administrative Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of the Borrowers to the Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect, (d) in respect of any state of facts which the Administrative Agent determines in good faith constitutes or could reasonably be expected to result in a Default or an Event of Default, or (e) in respect of any Hedge Agreement. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by the Administrative Agent in its Permitted Discretion and, prior to establishing and imposing any such Reserve, the Administrative Agent shall, where commercially practicable, endeavor to (but shall have no liability for failing to) provide the Borrowers with five (5) days’ prior notice of the creation of any such Reserve during which period the Borrowers and the Administrative Agent may discuss the imposition of such Reserve; provided, however, that no such notice shall be given in the case of a Reserve established for any Inventory or Receivables that become ineligible as a result of failing to satisfy any objective criteria contained in the definitions of “Eligible Inventory” or “Eligible Receivables”, as applicable.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, the Borrowers or any of their Subsidiaries (or any direct or indirect parent of the Borrowers or Holdings) now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or the Borrowers or any of their Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, the Borrowers or any of their Subsidiaries (or any direct or indirect parent of the Borrowers or Holdings) now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $125,000,000.

“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving

Commitment Percentage (if any) set forth on Schedule 1.01(a) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or deduction pursuant to the terms and conditions hereof.

“Revolving Commitment Register” means a register maintained by the Administrative Agent (or its agent or sub agent appointed by it) at its Payment Office for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Revolving Commitment and Revolving Loans of each Lender from time to time.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.26(b) or Section 2.27 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means Loans made by a Lender in respect of its Revolving Commitment to the Borrowers pursuant to Section 2.02(a)(i) and/or Section 2.34.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Rating Services or any successor by merger or consolidation to its business.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Leverage Ratio” means as of any date of determination the ratio as of such day of (a) Consolidated Total Debt (net of Unrestricted Cash) as of such day that is secured by a Lien on any asset or property of Holdings or any Subsidiary to (b) Consolidated Adjusted EBITDA for the most recent four-Fiscal Quarter period for which financial statements are available. For the avoidance of doubt, for the purposes of determining the Secured Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning set forth in the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Lien Waiver Agreements (including any Landlord Personal Property Collateral Access Agreements), if any, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Series” has the meaning set forth in Section 2.24.

“Settlement” has the meaning set forth in Section 2.05(d).

“Settlement Date” has the meaning set forth in Section 2.05(d).

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (i) (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, which for this purpose shall include rights of contribution in respect of obligations for which such Loan Party has provided a guarantee; (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means American Securities LLC or any of its Affiliates (but excluding any operating portfolio companies of the foregoing).

“Stated Maturity Date” means the earlier of (a) November 1, 2022 and (b) six months prior to the stated maturity date of the obligations under the Term Loan Agreement.

“Subordinated Indebtedness” means any Indebtedness that by its terms is subordinated in right of payment to any of the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means PNC, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by the Swing Line Lender to the Borrowers pursuant to Section 2.03.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means $12,500,000.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding), and interest, fines, penalties and additions related thereto, imposed by any Governmental Authority.

“Technology Acquisition” shall mean the acquisition of all of the equity interests of any Technology Entity.

“Technology Acquisition Claw-Back” shall mean any right of the seller of any Technology Entity to repurchase all or a portion of the equity interests in a Technology Entity if certain “earn-out” thresholds with respect to the underlying Technology Acquisition have not been met.

“Technology Entity” shall mean any entity acquired by any Loan Party the material assets of which consist of Intellectual Property and which at the time of such acquisition generated no cash flow (positive or negative).

“Term Loan Agent” means the agent under the Term Loan Agreement and related collateral documents, and any successor or new collateral agent thereunder. As of the Closing Date, Barclays Bank PLC is the Term Loan Agent.

“Term Loan Agreement” means the Term Loan Credit and Guaranty Agreement dated as of the Closing Date among the Borrowers, the Guarantors, Term Loan Agent and the lenders party thereto, as amended, restated, amended and restated or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement as in effect on the date hereof.

“Term Loan Priority Collateral” has the meaning specified in the Intercreditor Agreement.

“Term Loans” means the Term Loans as defined in the Term Loan Agreement as in effect of the date hereof.

“Terminated Lender” has the meaning set forth in Section 2.33.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Borrower Representative then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Title Company” has the meaning set forth in Section 5.11(b)(3).

“Title Policy” has the meaning set forth in Section 5.11(b)(3).

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purposes of repaying any refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Transactions” means (i) the repayment and termination of all existing Indebtedness under the Existing Credit Agreement, (ii) the establishment of the Revolving Commitments hereunder and any drawings of such Revolving Commitments on the Closing Date and (iii) the payment of fees, commissions, costs and expenses incurred in by the Loan Parties in connection with the foregoing.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, any Borrower or any of the Borrowers’ respective Subsidiaries on or before the Closing Date in connection with the Loan Documents, the Term Loans and the transactions contemplated hereby and thereby.

“Type of Loan” means (i) with respect to Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unfunded Capital Expenditures” means, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower’s internally generated cash flow or (b) with the proceeds of a Revolving Loan or Swing Line Loan.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents of Holdings and its Subsidiaries held in deposit accounts or securities accounts which are subject to the perfected first-priority Lien of the Collateral Agent or maintained with PNC; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Collateral Agent or the Term Agent) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any funded Indebtedness.

“U.S. Lender” has the meaning set forth in Section 2.32(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of Holdings.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.01(a), 5.01(b) and 5.01(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided that if a change in GAAP would materially change the calculation of the financial covenant, standards or terms of this Agreement, (i) the Borrower Representative shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower Representative or the Administrative Agent may request that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower Representative, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with those used to prepare the Historical Financial Statements of the Borrowers without giving effect to such change).

Section 1.03    Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document.

ARTICLE II.

LOANS AND LETTERS OF CREDIT

Section 2.01    Reserved.

Section 2.02    Revolving Loans.

(a)        Revolving Commitment.

(i)        Amount of Revolving Loans. Subject to the terms and conditions set forth in this Agreement specifically including Sections 2.02(a)(ii) and (iii), each Lender, severally and not jointly, will make Revolving Loans to the Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Loan Amount, less the outstanding amount of Swing Line Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(A)        up to 85% (the “Receivables Advance Rate”) of Eligible Receivables, plus

(B)        up to 50% of the cost of the Eligible Inventory (the “Inventory Advance Rate” together with the Receivables Advance Rate, collectively, the “Advance Rates”); provided, however, that upon Administrative Agent’s completion of an Inventory appraisal satisfactory to Administrative Agent in its Permitted Discretion, the amount under this clause (B) shall be the lesser of (x) up to 70% of the cost of the Eligible Inventory (the “Inventory Advance Rate”) or (y) up to 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Administrative Agent in its sole discretion exercised in good faith) (the “Inventory NOLV Advance Rate”, together with the Inventory Advance Rate and the Receivables Advance Rate, collectively, the “Advance Rates”), minus

(C)        the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(D)        such Reserves as Administrative Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.02(a)(i)(y)(A) and (B) minus (y) Sections 2.02(a)(i)(y)(C) and (D) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Loans shall be, at the request of a Lender with respect to such Lender’s Revolving Commitments, evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit B-3. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Line Loans and the Revolving Loans at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Loan Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(ii)        Sublimit for Revolving Loans. Revolving Loans made to Borrowers against Eligible Inventory under Section 2.02(a)(i)(y)(B) above shall not exceed in the aggregate, at any time outstanding, $40,000,000, in the case of a 50% Inventory Advance Rate under clause (B), and $62,500,000, in the case of a 70% Inventory Advance Rate under clause (B) (to be increased proportionately with the exercise of the Incremental Revolving Loans.

(iii)        Discretionary Rights. The Advance Rates may be increased or decreased by Administrative Agent at any time and from time to time in the exercise of its Permitted Discretion based upon the results of a Collateral evaluation or appraisal reflecting a diminution in the quantity, quality or value of any Collateral. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by the Borrower Representative. The rights of Administrative Agent under this subsection are subject to the provisions of Section 10.05.

(b)        Procedures for Requesting Revolving Loans; Procedures for Selection of Applicable Interest Rates for All Loans.

(i)        The Borrower Representative on behalf of the Borrowers may notify Administrative Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Loan maintained as a Base Rate Loan hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with any Administrative Agent or Lenders, or with respect to any other Obligation under this Agreement, become due and not timely paid, same shall be deemed a request for a Revolving Loan maintained as a Base Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(ii)        Notwithstanding the provisions of subsection (i) above, in the event the Borrowers desire to obtain a Eurodollar Rate Loan for any Loan (other than a Swing Line Loan), the Borrower Representative shall give Administrative Agent written notice, in the form of Exhibit A-2 hereto, by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (A) the date of the proposed borrowing (which shall be a Business Day), (B) the type of borrowing and the amount of such Loan to be borrowed, which amount shall be in a minimum amount of $5,000,000 and in integral multiples of $5,000,000 thereafter, and (C) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Base Rate Loan under Section 2.02(b)(iv), there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate at any time.

(iii)        Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as the Borrower Representative may elect as set forth in subsection (b)(ii)(C) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the term of this Agreement.

(iv)        The Borrower Representative shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Administrative Agent pursuant to Section 2.02(b)(ii) or by its notice of conversion given to Administrative Agent pursuant to Section 2.02(b)(v), as the case may be. The Borrower Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Administrative Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Administrative Agent does not receive timely notice of the Interest Period elected by The Borrower Representative, the Borrower Representative shall be deemed to have elected to convert such Eurodollar Rate Loan to a Base Rate Loan as of the last day of the Interest Period applicable to such Eurodollar Rate Loan subject to Section 2.02(b)(v) below.

(v)        Provided that no Event of Default shall have occurred and be continuing, the Borrower Representative may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If the Borrower Representative desires to convert a loan, the Borrower Representative shall give Administrative Agent written notice, in the form of Exhibit A-1 hereto, by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Base Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable Base Rate Loan) with respect to a conversion from a Eurodollar Rate Loan to a Base Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a Eurodollar Rate Loan, the duration of the first Interest Period therefor.

(vi)        At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.30(c) hereof, prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Loans which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Administrative Agent and Lenders therefor in accordance with Section 2.30(c) hereof.

(vii)        [Reserved].

(viii)        Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (viii), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders (or such affected Lender) to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Administrative Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into Base Rate Loans. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Administrative Agent, upon Administrative Agent’s request, such amount or amounts set forth in Section 2.30(c). A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to the Borrower Representative shall be conclusive absent manifest error.

Section 2.03    Swing Line Loans.

(a)        Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Administrative Agent for administrative convenience, Administrative Agent, Lenders holding Revolving Commitments and Swing Line Lender agree that in order to facilitate the administration of this Agreement, Swing Line Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Line Loans”) available to Borrowers as provided for in this Section 2.03 at any time or from time to time after the date hereof to, but not including, the expiration of the term of this Agreement, in an aggregate principal amount up to but not in excess of the Swing Line Sublimit, provided that the outstanding aggregate principal amount of Swing Line Loans and the Revolving Loans at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Loan Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Line Loans shall be Base Rate Loans only. Borrowers may borrow (at the option and election of Swing Line Lender), repay and, at the option and election of Swing Line Lender, re-borrow Swing Line Loans and Swing Line Lender may make Swing Line Loans as provided in this Section 2.03 during the period between Settlement Dates. All Swing Line Loans shall, at the request of Swing Line Lender, be evidenced by a secured promissory note (the “Swing Line Note”) substantially in the form attached hereto as Exhibit B-4. Swing Line Lender’s agreement to make Swing Line Loans under this Agreement shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Line Lender shall thereafter be obligated to make Swing Line Loans in the future.

(b)        Upon either (i) any request by the Borrower Representative for a Revolving Loan made pursuant to Section 2.02(b)(i) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Loan pursuant to the provisions of the last sentence of Section 2.02(b)(i) hereof, Swing Line Lender may elect, in its sole discretion, to advance same day funds to Borrowers as a Swing Line Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Line Lender may not make Swing Line Loans if Swing Line Lender has been notified by Administrative Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 3.02 of this Agreement have not been satisfied or waived or the Revolving Commitments have been terminated for any reason.

(c)        Upon the making of a Swing Line Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Line Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in proportion to its Revolving Commitment Percentage. Swing Line Lender or Administrative Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.05(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Line Loans purchased hereunder, Administrative Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Swing Line Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Loans in an amount in excess of its Revolving Commitment amount minus its Participation Commitment (taking into account any reallocations under Section 2.20) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

Section 2.04    Disbursement of Loan Proceeds. All Loans shall be disbursed from whichever office or other place Administrative Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Administrative Agent or Lenders, shall be charged to Borrowers’ Account on Administrative Agent’s books. The proceeds of each Revolving Loan or Swing Line Loan requested by the Borrower Representative on behalf of Borrowers or deemed to have been requested by any Borrower under Sections 2.02(b)(i), 2.05(b) or Section 2.13 hereof shall, (i) with respect to requested Revolving Loans, to the extent Lenders make such Revolving Loans in accordance with Sections 2.02(b)(i), 2.05(b) or Section 2.13 hereof, and with respect to Swing Line Loans made upon any request by Borrower Representative to the extent Swing Line Lender makes such Swing Line Loan in accordance with Section 2.03(b) hereof, be made available to the Borrower Representative not later than 1:00 p.m. (New York City time) on the day so requested by way of credit to the Borrower Representative’s operating account at PNC, or such other bank as the Borrower Representative may designate following notification to Administrative Agent, in immediately available funds or, (ii) with respect to Swing Line Loans made upon any deemed request for a Revolving Loan by any Borrower, be disbursed to Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the term of this Agreement, Borrowers may use the Revolving Loans and Swing Line Loans by borrowing, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.

Section 2.05    Making and Settlement of Loans.

(a)        Each borrowing of Revolving Loans shall be advanced according to the applicable Revolving Commitment Percentages of Lenders (subject to any contrary terms of Section 2.20). Each borrowing of Swing Line Loans shall be advanced by Swing Line Lender alone.

(b)        Promptly after receipt by Administrative Agent of a request or a deemed request for a Revolving Loan pursuant to Section 2.02(b)(i) and, with respect to Swing Line Loans, to the extent Swing Line Lender elects not to provide a Swing Line Loan or the making of a Swing Line Loan would result in the aggregate amount of all outstanding Swing Line Loans exceeding the maximum amount permitted in Section 2.03(a), Administrative Agent shall notify Lenders of its receipt of such request specifying the information provided by Borrower Representative and the apportionment among Lenders of the requested Revolving Loan as determined by Administrative Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Loan to Administrative Agent such that Administrative Agent is able to, and Administrative Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 3.02, fund such Revolving Loan to Borrowers in Dollars in immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Administrative Agent in a timely manner, Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Loan of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.05(c) hereof.

(c)        Unless Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Loan available to Administrative Agent, Administrative Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Administrative Agent on such date in accordance with Section 2.05(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Loan available to Administrative Agent, then the applicable Lender and Borrowers severally agree to pay to Administrative Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Administrative Agent, times (y) such amount or (B) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate for Revolving Loans that are Base Rate Loans. If such Lender pays its share of the applicable Revolving Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Administrative Agent. A certificate of Administrative Agent submitted to any Lender or Borrower with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d)        Administrative Agent, on behalf of Swing Line Lender, shall demand settlement (a “Settlement”) of all or any Swing Line Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Administrative Agent elects or that Swing Line Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.20, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Administrative Agent) of the applicable Swing Line Loan with respect to which Settlement is requested by Administrative Agent, to such account of Administrative Agent as Administrative Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Administrative Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Loans set forth in Section 3.02 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Administrative Agent shall be applied against the amount of outstanding Swing Line Loans and, when so applied shall constitute Revolving Loans of such Lenders accruing interest as Base Rate Loans. If any such amount is not transferred to Administrative Agent by any Lender holding a Revolving Commitment on such Settlement Date, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.05(c).

(e)        If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Loans shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Loans shall be part of the Obligations secured by the Collateral.

Section 2.06    Maximum Advances. The aggregate balance of Revolving Loans plus Swing Line Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Loan Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

Section 2.07    Manner and Repayment of Advances.

(a)        The Revolving Loans and Swing Line Loans shall be due and payable in full on the last day of the term of this Agreement subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Loans shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Loans shall be applied, first to the outstanding Swing Line Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Loans (subject to any contrary provisions of Section 2.20).

(b)        Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Administrative Agent on the date received by Administrative Agent. During a Cash Dominion Period, Administrative Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Administrative Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). For the avoidance of doubt, for the purpose of computing interest charges for the Obligations during a Cash Dominion Period, all items of payment (including customer remittances received into any Cash Management Accounts and applied to the Obligations under any cash dominion arrangements described in Section 5.15(b)) shall be deemed applied by the Administrative Agent one (1) Business Day after (A) the Business Day following the Administrative Agent’s or Collateral Agent’s receipt of such payments via wire transfer or electronic depository check or (B) in the case of payments received by the Administrative Agent or Collateral Agent in any other form, the Business Day such payment constitutes good funds. Administrative Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Administrative Agent and Administrative Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Administrative Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Administrative Agent shall be deemed applied by Administrative Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Administrative Agent for Administrative Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Administrative Agent as a wire transfer or electronic depository check) multiplied by (z) the interest rate with respect to Base Rate Loans for one (1) Business Day. All proceeds received by Administrative Agent shall be applied to the Obligations in accordance with the Pledge and Security Agreement.

(c)        All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents shall be made to Administrative Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in funds immediately available to Administrative Agent. Administrative Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Loans as provided in Section 2.02(b) hereof.

(d)        Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Administrative Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

Section 2.08    Repayment of Excess Loans. If at any time the aggregate balance of outstanding Revolving Loans, Swing Line Loans and/or Loans taken as a whole exceeds the maximum amount of such type of Loans and/or Loans taken as a whole (as applicable) permitted hereunder, such excess Loans shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

Section 2.09    Statement of Account. Administrative Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Loan made by Administrative Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Administrative Agent to record the date and amount of any

Loan shall not adversely affect Administrative Agent or any Lender. Each month, Administrative Agent shall send to the Borrower Representative a statement showing the accounting for the Loans made, payments made or credited in respect thereof, and other transactions between Administrative Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Administrative Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by the Borrower Representative. The records of Administrative Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Loans and other charges thereto and of payments applicable thereto.

Section 2.10    Letters of Credit.

(a)        Subject to the terms and conditions hereof, Issuing Bank shall issue or cause the issuance of standby letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Loans plus (ii) the outstanding Swing Line Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Loan Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.02(a)(i)(y)(iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Loans consisting of Base Rate Loans and shall bear interest at the interest rate Revolving Loans that are Base Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 2.24 hereof).

(b)        Notwithstanding any provision of this Agreement, Issuing Bank shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Issuing Bank from issuing any Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuing Bank is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuing Bank in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally.

Section 2.11    Issuance of Letters of Credit.

(a)        The Borrower Representative, on behalf of any Borrower, may request Issuing Bank to issue or cause the issuance of a Letter of Credit by delivering to Issuing Bank, with a copy to Administrative Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business

Days prior to the proposed date of issuance (or such shorter time as may be agreed to by the Issuing Bank), such Issuing Bank’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Administrative Agent and Issuing Bank; and, such other certificates, documents and other papers and information as Administrative Agent or Issuing Bank may reasonably request. Issuing Bank shall not issue any requested Letter of Credit if such Issuing Bank has received notice from Administrative Agent or any Lender that one or more of the applicable conditions set forth in Section 3.02 of this Agreement have not been satisfied or waived or the commitments of Lenders to make Revolving Loans hereunder have been terminated for any reason.

(b)        Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the Stated Maturity Date unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Bank; provided that any Letter of Credit may provide for automatic renewal for additional one-year periods (which may not extend beyond the third Business Day prior to the Stated Maturity Date unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Bank). Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuing Bank.

(c)        Administrative Agent shall use its reasonable efforts to notify Lenders of the request by the Borrower Representative for a Letter of Credit hereunder.

Section 2.12    Requirements For Issuance of Letters of Credit. The Borrower Representative shall authorize and direct any Issuing Bank to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Administrative Agent is not the Issuing Bank of any Letter of Credit, the Borrower Representative shall authorize and direct Issuing Bank to deliver to Administrative Agent all instruments, documents, and other writings and property received by Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit and the application therefor.

Section 2.13    Disbursements, Reimbursements.

(a)        Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuing Bank a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b)        In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuing Bank will promptly notify Administrative Agent and the Borrower Representative. Regardless of whether the Borrower Representative shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuing Bank shall sometimes be referred to as a “Reimbursement Obligation”) Issuing Bank prior to 12:00 Noon, on each date that an amount is paid by Issuing Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuing Bank. In the event Borrowers fail to reimburse Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuing Bank will promptly notify Administrative Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Loan maintained as a Base Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Loan (all whether or not the conditions specified in Section 3.02 are then satisfied or the commitments of Lenders to make Revolving Loans hereunder have been terminated for any reason) as provided for in Section 2.13(c) immediately below. Any notice given by Issuing Bank pursuant to this Section 2.13(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)        Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.13(b) make available to Issuing Bank through Administrative Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.20) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.13(d)) each be deemed to have made a Revolving Loan maintained as a Base Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Administrative Agent, for the benefit of Issuing Bank, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Loans maintained as a Base Rate Loan on and after the fourth day following the Drawing Date. Administrative Agent and Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of Administrative Agent or Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.13(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.13(c)(i) and (ii) until and commencing from the date of receipt of notice from Administrative Agent or Issuing Bank of a drawing.

(d)        With respect to any unreimbursed drawing that is not converted into a Revolving Loan maintained as a Base Rate Loan to Borrowers in whole or in part as contemplated by Section 2.13(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 3.02 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Loan maintained as a Base Rate Loan. Each applicable Lender’s payment to Administrative Agent pursuant to Section 2.13(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.13.

(e)        Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuing Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 2.14    Repayment of Participation Advances.

(a)        Upon (and only upon) receipt by Administrative Agent for the account of Issuing Bank of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuing Bank or Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Administrative Agent, or (ii) in payment of interest on such a payment made by Issuing Bank or Administrative Agent under such a Letter of Credit, Administrative Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Administrative Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Administrative Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Administrative Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion of such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.20, Administrative Agent will pay over to such non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b)        If Issuing Bank or Administrative Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuing Bank or Administrative Agent pursuant to Section 2.14(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Administrative Agent, forthwith return to Issuing Bank or Administrative Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuing Bank or Administrative Agent plus interest at the Federal Funds Effective Rate.

Section 2.15        Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuing Bank’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuing Bank’s written regulations and customary practices relating to letters of credit, though Issuing Bank’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower

Representative’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 2.16    Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 2.17    Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Loans or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.17 under all circumstances, including the following circumstances:

(a)        any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuing Bank, Administrative Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(b)        the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.13;

(c)        any lack of validity or enforceability of any Letter of Credit;

(d)        any claim of breach of warranty that might be made by any Borrower, Administrative Agent, Issuing Bank or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Administrative Agent, Issuing Bank or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuing Bank, Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(e)        the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuing Bank or any of Issuing Bank’s

Affiliates has been notified thereof;

(f)        payment by Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuing Bank from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(g)        the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h)        any failure by Issuing Bank or any of Issuing Bank’s Affiliates to issue any Letter of Credit in the form requested by the Borrower Representative, unless Administrative Agent and Issuing Bank have each received written notice from the Borrower Representative of such failure within three (3) Business Days after Issuing Bank shall have furnished Administrative Agent and the Borrower Representative a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i)        the occurrence of any Material Adverse Effect;

(j)        the fact that a Default or an Event of Default shall have occurred and be continuing;

(k)        the fact that the term of this Agreement shall have expired or this Agreement or the obligations of Lenders to make Loans have been terminated; and

(l)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 2.18    Liability for Acts and Omissions.

(a)        As between Borrowers and Issuing Bank, Swing Line Lender, Administrative Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuing Bank or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuing Bank from liability for Issuing Bank’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuing Bank or Issuing Bank’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)        Without limiting the generality of the foregoing, Issuing Bank and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuing Bank or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuing Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuing Bank or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c)        In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuing Bank under any resulting liability to any Borrower, Agent or any Lender.

Section 2.19    Use of Proceeds. Borrowers shall apply the proceeds of Loans to (i) repay existing Indebtedness under the Term Loan Agreement, (ii) fund Capital Expenditures, (iii) provide for their working capital needs and reimburse drawings under Letters of Credit and (iv) pay fees and expenses relating to this Transaction.

(b)        Without limiting the generality of Section 2.19(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the other Loan Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Loans, directly or indirectly, for any purpose in violation of applicable law.

Section 2.20    Defaulting Lender.

(a)        Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.20 so long as such Lender is a Defaulting Lender.

(b)        (i) Except as otherwise expressly provided for in this Section 2.20, Revolving Loans shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Loans required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Loans shall be applied to reduce such type of Revolving Loans of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii)        Fees pursuant to Section 2.25(b) hereof shall cease to accrue in favor of such Defaulting Lender.

(iii)        If any Swing Line Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuing Bank has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A)        Defaulting Lender’s Participation Commitment in the outstanding Swing Line Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Loans made by any such non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Line Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)        if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuing Bank, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 2.24(b) for so long as such Obligations are outstanding;

(C)        if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.24(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D)        if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 2.24(a) shall be adjusted and reallocated to non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation;

(E)        if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuing Bank or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.24(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuing Bank (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(F)        so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Line Loans and Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Line Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B)

above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c)        A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents, and all amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Loans or a Revolving Commitment Percentage.

(d)        Other than as expressly set forth in this Section 2.20, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.20 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)        In the event that Administrative Agent, Borrowers, Swing Line Lender and Issuing Bank agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Line Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Revolving Commitment Percentage.

(f)        If Swing Line Lender or Issuing Bank believes, in their Permitted Discretion, that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Line Lender shall not be required to fund any Swing Line Loans and Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless Swing Line Lender or Issuing Bank, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Line Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

Section 2.21    Payment of Obligations. Administrative Agent may charge to Borrowers’ Account as a Revolving Loan or, at the discretion of Swing Line Lender, as a Swing Line Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Section 10.02 and Section 10.03) as and when each such payment shall become due and payable and is not timely paid (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), all expenses which Administrative Agent incurs in connection with the forwarding of Loan proceeds and the establishment and maintenance of any Blocked Accounts or Deposit Accounts, and (iii) any sums expended by Administrative Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any other Loan Document, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Loans are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Loans made by and owing to Administrative Agent and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the other Loan Documents with respect to such Revolving Loans.

Section 2.22    Interest on Loans.

(a)        Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)        in the case of Revolving Loans:

(A)        if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B)        if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(ii)        in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b)        [Reserved].

(c)        [Reserved].

(d)        Interest payable pursuant to Section 2.22(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)        Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)        Each Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the date such amount is reimbursed, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(g)        Interest payable pursuant to Section 2.22(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.22(f), such Issuing Bank shall distribute to each applicable Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by the applicable Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.14 with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the applicable Lenders for the period from the date on which such Issuing Bank was so reimbursed by the applicable Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

Section 2.23    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), (f), (g) or (i), amounts not paid when due (which, in the case of interest payments, will be to the extent permitted by applicable law) shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Eurodollar Rate Loans, upon the expiration of the Interest

Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.23 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.24    Letter of Credit Fees.

(a)        Borrowers shall pay (x) to Administrative Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Loans consisting of Eurodollar Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the term of this Agreement, and (y) to Issuing Bank, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the term of this Agreement. (All of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Administrative Agent, for the benefit of Issuing Bank, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuing Bank and the Borrower Representative in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuing Bank’s prevailing charges for that type of transaction.

(b)        At any time following the occurrence of an Event of Default, at the option of Administrative Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 8.01(f) or (g), immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the term of this Agreement or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.27), Borrowers will cause cash to be deposited and maintained in an account with Administrative Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Administrative Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any

Lender’s possession at any time. Administrative Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Administrative Agent and such Borrower mutually agree (or, in the absence of such agreement, as Administrative Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Administrative Agent may (notwithstanding the foregoing) establish the account provided for under this Section 2.24(b) as a non-interest bearing account and in such case Administrative Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other applicable law to pay interest on such cash collateral being held by Administrative Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (w) such Event of Default has been waived in writing, (x) all Obligations shall have been Paid in Full; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Administrative Agent and/or Collateral Agent, for its benefit and the ratable benefit of Issuing Bank, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Administrative Agent may use such cash collateral to pay and satisfy such Obligations.

Section 2.25    Fee Letter; Facility Fee; Collateral Evaluation.

(a)        Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(b)        Subject to Section 2.20(b)(ii), if, for any calendar quarter during the term of this Agreement, the average daily unpaid balance of the sum of Revolving Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Loan Amount, then Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to (i) one quarter of one percent (.25%) per annum so long as Average Excess Availability is less than fifty percent (50%) or (ii) three eighths of one percent (.375%) per annum so long as Average Excess Availability is greater than fifty percent (50%), on the amount by which the Maximum Revolving Loan Amount exceeds such average daily unpaid balance (the “Facility Fee”). Such Facility Fee shall be payable to Administrative Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter and on the last day of the term of this Agreement with respect to the period ending on the last day of the term of this Agreement.

(c)        Borrowers shall pay to Administrative Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Administrative Agent - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Administrative Agent and which evaluation is undertaken by Administrative Agent or for Administrative Agent’s benefit - a collateral evaluation fee in an amount equal to $1,000 (or such other amount customarily charged by Administrative Agent to its customers per day for each person employed to perform such evaluation, plus a per examination manager review fee (whether such examination is performed by Administrative Agent’s employees or by a third party retained by Administrative Agent) in the amount of $1,300 (or such other amount customarily charged by Administrative Agent to its customers), plus all costs and disbursements incurred by Administrative Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of another Lender or for extenuating reasons determined by Administrative Agent in its sole discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrower and shall not be subject to the foregoing limits; provided, however, that the frequency of field examinations at the Borrowers’ expense (excluding, for the avoidance of doubt, the initial field examination conducted prior to the Closing Date) shall be limited to one (1) time per each twelve-month period following the Closing Date, unless Excess Availability is less than the greater of (x) $20,000,000 or (y) 20% of the Maximum Borrowing Amount for five (5) consecutive Business Days, in which case, the Borrowers shall be responsible for the cost of one (1) additional field examination during such period; provided, further, no such limitation on the number of field examinations shall apply if an Event of Default has occurred and is continuing.

(d)        Administrative Agent may, in its Permitted Discretion, at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Administrative Agent, for the purpose of appraising the then current values of Borrowers’ assets. Absent the occurrence and continuance of an Event of Default at such time, Administrative Agent shall consult with Borrowers as to the identity of any such firm. The frequency of such inventory appraisals at the Borrowers’ expense (excluding, for the avoidance of doubt, any inventory appraisal conducted prior to the Closing Date) shall be limited to one (1) time per each twelve-month period following the Closing Date, unless Excess Availability is less than the greater of (x) $20,000,000 or (y) 20% of the Maximum Borrowing Amount for five (5) consecutive Business Days, in which case, the Borrowers shall be responsible for the cost of one (1) additional inventory appraisal during such period; provided, further, no such limitation on the number of inventory appraisals shall apply if an Event of Default has occurred and is continuing.

Section 2.26    Voluntary Prepayments/Commitment Reductions.

(a)        Voluntary Prepayments.

(i)        Any time and from time to time (1) with respect to Base Rate Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; (2) with respect to Eurodollar Rate Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; and (3) with respect to Swing Line Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amount.

(ii)        All such prepayments shall be made (1) upon not less than one (1) Business Day’s prior written notice in the case of Base Rate Loans; (2) upon not less than three (3) Business Days’ prior written notice in the case of Eurodollar Rate Loans; and (3) upon written notice on the date of prepayment, in the case of Swing Line Loans, in each case given to the Administrative Agent or Swing Line Lender, as the case may be, by 1:00 p.m. (New York City time) on the date required (and the Administrative Agent or Swing Line Lender, as the case may be, shall promptly transmit such original notice for Revolving Loans or Swing Line Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.28(a).

(b)        Voluntary Commitment Reductions.

(i)        Each Borrower may, upon not less than three (3) Business Days’ prior written notice confirmed in writing to the Administrative Agent (which original written notice the Administrative Agent shall promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)        A Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in such Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

Section 2.27    Mandatory Prepayments/Commitment Reductions.

(a)    Asset Sales. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds in respect of any Asset Sale, the Borrowers shall prepay the Loans as set forth in Section 2.28(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the Borrowers shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of the Loan Parties and their Subsidiaries (provided that if, prior to the expiration of such two hundred seventy (270) day period, either the Borrowers, directly or through their respective Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement); provided, further, that the Net Cash Proceeds of any Asset Sale with respect to any Term Loan Priority Collateral shall be applied first as may be required pursuant to the Term Loan Agreement prior to application hereunder.

(b)        Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries, or the Administrative Agent as loss payee, of any Net Cash Proceeds of the type described in clause (b) of the definition thereof, the Borrowers shall prepay the Loans as set forth in Section 2.28(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the Borrowers shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (provided that if, prior to the expiration of such two hundred seventy (270) day period, either the Borrowers, directly or through their respective Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of a two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement) and provided, further, that the Net Cash Proceeds of a casualty or similar event with respect to any Term Loan Priority Collateral shall be applied first as may be required pursuant to the Term Loan Agreement prior to application hereunder.

(c)        Issuance or Incurrence of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), the Borrowers shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.28(b) in an aggregate amount equal to 100.0% of such Net Cash Proceeds.

(d)        Reserved.

(e)        Reserved.

(f)        Revolving Loans, Swing Loans and Letters of Credit. Each Borrower shall from time to time prepay first, Swing Line Loans, second, its Revolving Loans and third cash collateralize its outstanding Letters of Credit, to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g)        Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.27(a) through (f), the Borrower Representative shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that the Borrower Representative shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and the Borrower Representative shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.28    Application of Prepayments/Reductions.

(a)        Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.26(a) shall be applied as specified by or on behalf of the Borrower Representative in the applicable notice of prepayment; provided that, in the event the Borrower Representative fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans of the Borrowers to the full extent thereof; and

second, to repay outstanding Revolving Loans of the Borrowers to the full extent thereof.

(b)        Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Section 2.27(a) through Section 2.27(d) shall be applied as follows:

first, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

second, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

third, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment; and

fourth, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization.

(c)        Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each type of Loan being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by any Borrower pursuant to Section 2.30(c).

Section 2.29    General Provisions Regarding Payments.

(a)        All payments by any Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Payment Office for the account of the applicable Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.

(b)        All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans and Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)        The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)        Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)        Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)        Each Borrower hereby authorizes the Administrative Agent to charge the Borrowers’ Account, with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g)        The Administrative Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower Representative and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(h)        If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

Section 2.30    Making or Maintaining Eurodollar Rate Loans.

(a)        Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower Representative and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Notice or Conversion/Continuation Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

(b)        Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by electronic means or by telephone confirmed in writing) to the Borrower Representative and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other applicable Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an

Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower Representative pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Borrower Representative shall have the option, subject to the provisions of Section 2.30(c), to rescind such Borrowing Notice or Conversion/Continuation Notice as to all Lenders by giving notice (including by electronic means) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)        Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Lender for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or the Borrower Representative. Such Lender shall deliver to the Borrower Representative a written statement setting forth in reasonable detail any amount or amounts such Lender is entitled to receive under this Section 2.30(c), which statement shall be conclusive and binding absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such statement within five (5) Business Days after the Borrower Representative’s receipt of such statement.

(d)        Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)        Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.30 and under Section 2.31 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.30 and under Section 2.31.

Section 2.31    Increased Costs; Capital Adequacy.

(a)        Compensation For Increased Costs and Taxes. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.31(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty, rule, regulation or order, or any change therein or in the interpretation, administration, implementation or application thereof (including the introduction of any new law, treaty, rule, regulation or order), or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any court or governmental authority, in each case that is adopted or becomes effective after the Closing Date (a “Change in Law”), or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (ii) imposes any other condition, cost or expense (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, converting to, continuing, or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) with respect thereto (whether of principal, interest or any other amount); then, in any such case, the applicable Borrower shall within five (5) Business Days after receipt of the statement referred to in the next sentence, pay such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost incurred or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.31(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.31(a) shall be made only to the extent such Lender (as determined by such Lender in good faith) is making similar demand with respect to its similarly situated commercial borrowers where such Lender has the legal right to make such demand.

(b)        Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.31(b)) shall have determined that a Change in Law after the Closing Date regarding capital adequacy, liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case, after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.31(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.31(b) shall be made only to the extent such Lender is making similar demand with respect to its similarly situated commercial borrowers where such Lender has the legal right to make such demand.

(c)        Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.31 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 2.31 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)        Dodd-Frank Act. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith shall be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

(e)        Basel III. Notwithstanding anything herein to the contrary, all requests, rules, publications, orders, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

Section 2.32    Taxes; Withholding, Etc.

(a)        Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under any other Loan Document shall (except to the extent required by law)

be paid free and clear of, and without any deduction or withholding for or on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)        Withholding of Taxes. If any Loan Party or any other Person is required by applicable law (as determined in the good faith discretion of an applicable withholding agent) to make any deduction or withholding for or on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.32(b)) under any of the Loan Documents: (i) the Borrower Representative shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower Representative becomes aware of it; (ii) the applicable Borrower or applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; (iii) the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of any deduction, withholding or payment (including any deduction, withholding or payment on such increased amount) with respect to any Indemnified Tax, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) as soon as practicable after any payment of Taxes by and Loan Party to a Governmental Authority pursuant to this Section 2.32, the Borrower Representative shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)        Evidence of Exemption From Withholding Tax. Each Lender shall deliver to the Borrowers and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement and thereafter when reasonably requested by either Borrower Representative or the Administrative Agent, such forms, documentation and other information as such Lender is legally entitled to provide and as will permit payments to such Lender hereunder to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower Representative, on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of the Borrower Representative or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming benefits of an applicable tax treaty), W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents or (ii) if such Lender is relying on the so-called “portfolio interest exception,” a U.S. Tax Compliance Certificate together with two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents. To the extent a Non-U.S. Lender is not the beneficial owner, such Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN (or Internal Revenue Service Form W-8BEN-E), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.32(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall, to the extent it is legally entitled to do so, promptly deliver to the Administrative Agent for transmission to the Borrower two (2) new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate and two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Furthermore, if a payment made to a Lender under any Loan Document would be subject to tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.32(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)        Without limiting the provisions of Section 2.32(b), each Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Each Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)        Each Borrower and Holdings shall jointly and severally indemnify the Administrative Agent and any Lender, within 10 days after demand thereof, for the full amount of Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.32) payable or paid by the Administrative Agent or Lender or any of their respective Affiliates or required to be withheld or deducted from a payment to the Administrative Agent or Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error.

(f)        If a Lender or the Administrative Agent, in good faith and in its sole discretion, receives a refund of any Indemnified Taxes (including any additions to tax, interest and penalties) with respect to which a Borrower has paid additional amounts under this Section 2.32, it shall pay over such refund to such Borrower (including any additions to tax, interest or penalties received with respect thereto), but only to the extent of additional amounts paid by the such Borrower under this Section 2.32 with respect to the Indemnified Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent (including any Taxes imposed with respect to such refund); provided that such Borrower, upon the request of such Lender or Administrative Agent, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay such refund to a Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Lender or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Lender or the Administrative Agent in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.32(f) shall not be construed to require any Lender or Administrative Agent to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

(g)        Survival. Each party’s obligations under this Section 2.32 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.33    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) is or becomes an Affected Lender or is or becomes entitled to receive payments under Section 2.30,

Section 2.31 or Section 2.32 (and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.36) and (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default shall remain in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower Representative may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the Borrower Representative shall pay the expenses and fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender, and a Defaulting Lender and the Borrowers shall pay the expenses and fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, the Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.26(c), 2.30(c), 2.31 or 2.32; or otherwise as if it were a prepayment; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.32 or payments required to be made pursuant to Section 2.31, such assignment will result in a reduction in such compensation or payments thereafter. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrowers exercises their option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Non-Consenting Lender, Defaulting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.34    Incremental Facility. The Borrower Representative may by written notice to the Administrative Agent elect to request, prior to the Revolving Commitment Termination

Date, an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”), by an amount not in excess of $50,000,000 in the aggregate so long as the Secured Leverage Ratio (calculated on a pro forma basis) is no more than 3.00:1.00, in each case, with respect to any Incremental Revolving Commitments, assuming a borrowing of the maximum amount of Loans available thereunder. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the Incremental Revolving Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (an “Incremental Revolving Loan Lender”) to whom the Borrower Representative proposes any portion of such Incremental Revolving Commitments be allocated and the amounts of such allocations and any Lender approached to provide all or a portion of the Incremental Revolving Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment. Such Incremental Revolving Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments; (2) the Borrowers shall be in compliance with the financial covenant set forth in Section 6.07 (assuming for this purpose that such financial covenant is in effect) as of the last day of the most recently ended four Fiscal Quarter period for which financial statements are available), after giving effect to such Incremental Revolving Commitments; (3) the Incremental Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower Representative, the Incremental Revolving Loan Lender and the Administrative Agent, and each of which shall be recorded in the Revolving Commitment Register, and each Incremental Revolving Loan Lender shall be subject to the requirements set forth in Section 2.32(c); (4) the Borrower Representative shall make (or cause to be made) any payments required pursuant to Section 2.32(c) in connection with the Incremental Revolving Commitments; and (5) the Borrower Representative shall deliver or cause to be delivered any legal opinions or other documents (including modifications of Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with any such transaction. Notwithstanding anything to the contrary in this Section 2.34 or in any other provision of any Loan Document, if the proceeds of any Incremental Revolving Commitments are intended to be applied to finance an acquisition or other Investment and the Lenders providing such Incremental Revolving Commitments so agree, the availability thereof shall (x) not be subject to the requirements set forth in clauses (1) or (2) above or clauses (ii) or (iii) of Section 3.02(a) and/or (y) be subject to customary “SunGard” or “certain funds” conditionality.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the applicable Revolving Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the applicable Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing applicable Revolving Loan Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving

Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower Representative’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders and (z) in the case of each notice to any applicable Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans; provided that if the Incremental Revolving Loan Lenders require an interest rate in excess of the interest rate or commitment fees in excess of the commitment fees then applicable to the Revolving Loans or Revolving Commitments, the interest rate on the Revolving Loans and the commitment fees on the Revolving Commitments shall be increased to equal such required rate without further consent of the affected Lenders. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.34.

Section 2.35    Appointment of Borrower Representative. Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower.

Section 2.36    Obligation to Mitigate. Each Lender (which term shall include the Issuing Banks for purposes of this Section 2.36) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.29, 2.30 or 2.31, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.29, 2.30 or 2.31 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.36 unless the Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower Representative pursuant to this Section 2.36 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01    Conditions to the Closing Date. The effectiveness of the Revolving Commitments hereunder are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:

(a)        Loan Documents and Term Loan Documents. The Administrative Agent shall have received (i) each Loan Document identified by it to be delivered on the Closing Date, duly executed and delivered by each applicable Loan Party and (ii) the Term Loan Agreement, duly executed and delivered by each applicable Loan Party and the other parties party thereto and all material documents, instruments and agreements executed in connection therewith.

(b)        Organizational Documents; Incumbency. The Administrative Agent shall have received (1) copies of the Organizational Documents of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (2) signature and incumbency certificates of each such Person of each Loan Party executing the Loan Documents to which it is a party; (3) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date (except with respect to any jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect).

(c)        Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, after giving effect to the Transactions, shall be as set forth on Schedule 4.01.

(d)        Term Loans. The consummation of the borrowing of the Term Loans in an amount not less than $700,000,000 pursuant to the Term Loan Agreement shall have occurred simultaneously herewith and the Term Loan Agreement and the other Term Loan Documents in form and substance reasonably acceptable to Administrative Agent shall have been delivered to the Administrative Agent.

(e)        Existing Indebtedness. Concurrently with the borrowing of the Loans on the Closing Date, the Borrowers shall have repaid all principal, premium, if any, interest, fees and other amounts due or outstanding with respect to the Indebtedness under the Existing Credit Agreement and terminated all commitments thereunder held by the Existing Lenders; provided that the foregoing requirement shall not limit the ability of Existing Lenders to engage in a cash-less roll of such Term Loans in accordance with procedures approved by the Administrative Agent.

(f)        Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby.

(g)        Financial Statements. The Administrative Agent shall have received the Historical Financial Statements from the Borrower Representative.

(h)        Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Arnold & Porter Kaye Scholer LLP, Calfee, Halter & Griswold LLP, Varnum, as special Michigan counsel to the Loan Parties, DLA Piper LLP (U.S.), as special Texas counsel for the Loan Parties and Gray Plant Mooty, as special Minnesota counsel for the Loan Parties, and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(i)        [Reserved].

(j)        Solvency; Solvency Certificate. (i) After giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, on a consolidated basis, is and shall be Solvent, and (ii) the Administrative Agent shall have received a fully executed Solvency Certificate.

(k)        Closing Date Certificate. Holdings and the Borrower Representative shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and Section 3.02 will be satisfied on the Closing Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

(l)        Flow of Funds; Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(m)        Bank Regulatory Information. At least ten (10) days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, supplemented or modified from time to time, the “PATRIOT Act”).

(n)        Lien and Judgment Searches. The Collateral Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Permitted Liens or liens to be discharged on or prior to the Closing Date.

(o)        Borrowing Notice. The Borrower Representative shall have delivered to the Administrative Agent a fully executed Borrowing Notice no later than one (1) Business Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(p)        Collateral Examination. Administrative Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Administrative Agent.

(q)        Excess Availability. After giving effect to the initial Loans hereunder, Borrowers shall have Excess Availability of at least $62,500,000; provided, however, for purposes of calculating Excess Availability for compliance with this subsection (r), “Excess Availability” means (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Loan Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Loans plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date that are not otherwise on formal extended terms, plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

(r)        Cash Management. Borrowers shall establish cash management deposit account with Administrative Agent.

(s)        Contract Review. Administrative Agent shall have received and reviewed all Material Contracts of Borrowers including, to the extent constituting a Material Contract, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Administrative Agent.

(t)        Insurance. Administrative Agent shall have received in form and substance satisfactory to Administrative Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Administrative Agent shall request and naming Administrative Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers’ insurer naming Administrative Agent as lenders loss payee and mortgagee, as applicable.

Section 3.02    Conditions to Each Credit Extension.

(a)        Conditions Precedent. Subject to the last sentence of the first paragraph of Section 2.34, the obligation of each Lender to make any Loan, or the Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i)        the Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Letter of Credit Application, as the case may be;

(ii)        as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects;

(iii)        as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default; and

(iv)        in the case of any type of Loan requested to be made, after giving effect thereto, the aggregate amount of such type of Loan shall not exceed the maximum amount of such type of Loan permitted under this Agreement.

(b)        Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Lender and the Issuing Bank, on the Closing Date and on each Credit Date that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

Section 4.01    Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdictions, as of the Closing Date are identified on Schedule 4.01), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations except to the extent failure to be to qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 4.02    Equity Interests and Ownership. The outstanding Equity Interests of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and, to the extent applicable, non-assessable. Except as set forth on Schedule 4.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.

Section 4.03    Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.

Section 4.04    No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries except with respect to performance of the Loan Documents only, as would not be material to the operation of the Loan Parties or the rights of the Secured Parties, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Closing Date and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

Section 4.05    Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date, (ii) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (iii) with respect to performance only, approvals, consents, exemptions, registrations, authorizations, actions, notices or filings, which are not material to the operation of the Loan Parties or the rights of the Secured Parties.

Section 4.06    Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.07    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to Holdings and its Subsidiaries taken as a whole.

Section 4.08    Projections. On and as of the Closing Date, the projections of the Borrowers and their Subsidiaries for the period of Fiscal Year 2018 through and including Fiscal Year 2024 (the “Projections”) were prepared in good faith based upon accounting principles materially consistent with the historical audited financial statements of the Borrowers and upon assumptions that are believed by the preparer thereof to be reasonable at the time prepared and on the Closing Date; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of the Borrowers believed that the Projections were reasonable and attainable.

Section 4.09    No Material Adverse Change. Since December 31, 2016, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10    [Reserved].

Section 4.11    Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.12    Payment of Taxes. Except as otherwise permitted under Section 5.03, all income Tax returns and material non-income Tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all material assessments, fees, Taxes and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against Holdings or any of its Subsidiaries which is not being diligently contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.13    Properties.

(a)        Title. Each of Holdings and its Subsidiaries (as applicable) has (i) good, insurable title to each parcel of land that is material to the operation of the business (in the case of fee interests in real property), (ii) valid leasehold interests in each parcel of land that is material to the operation of the business (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other material personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, including Permitted Liens, all such properties and assets are free and clear of Liens.

(b)        Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. To the knowledge of Holdings or its Subsidiaries, each agreement listed in clause (ii) of the immediately preceding sentence for which Holdings or its Subsidiaries pays at least $5,000,000 in rent per annum is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)        Flood Zone Properties. As of the Closing Date, no Mortgaged Property is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

Section 4.14    Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) Holdings and each of its Subsidiaries is in compliance with, and have no liability under, any Environmental Law, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (b) Holdings and each of its Subsidiaries has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to any Environmental Law for the current and reasonably anticipated future operation of their respective business and to own, lease, mine or operate their respective assets; (c) there are and, to each of Holdings’ and the Borrowers’ knowledge, are, and have been, no conditions, circumstances, activities, occurrences, violations of Environmental Law, or presence or Releases of, or exposure to, Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against, or require any investigation, remediation, remedial action or cleanup by, Holdings or any of its Subsidiaries or related to any Real Estate Assets; (d) there are no pending or, to the Borrower’s knowledge, threatened Environmental Claims against Holdings or any of its Subsidiaries, and neither Holdings nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, any Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; (e) Holdings and each of its Subsidiaries possess all bonds, guarantees, surety or other financial assurances or security requirements required pursuant to any Environmental Law or by any Governmental Authority to own, lease, mine or operate their respective assets; (f) neither Holdings nor any of its Subsidiaries is conducting, funding or otherwise responsible for any investigation, remediation, remedial action or cleanup of any Hazardous Materials and (g) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of Holdings and the Borrowers, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

Section 4.15    No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.16    Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

Section 4.17    Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or

under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.18    Margin Stock. Neither Holdings nor any of its Subsidiaries owns any Margin Stock.

Section 4.19    Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and the Borrowers, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and the Borrowers, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries and (c) to the best knowledge of Holdings and the Borrowers, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.20    Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or is maintained pursuant to a prototype or volume submitter plan for which it relies on the IRS opinion or advisory letter and to the knowledge of Holdings and its Subsidiaries nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to any Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no liability exists under any Employee Benefit Plan that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates except for liabilities that could not reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan except when such excess could not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans could not reasonably be expected to result in a Material Adverse Effect. Except for instances of non-compliance or default which could not reasonably be expected to result in a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.21    Solvency. Holdings and its Subsidiaries, on a consolidated basis, is and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent.

Section 4.22    Compliance with Statutes, Etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (including compliance with Environmental Law with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under any Environmental Law with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23    Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or the Borrower Representative, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and the Borrower Representative to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 4.24    Anti-Terrorism Laws. Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any

Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

Section 4.25    Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary for or used in the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Loan Parties or the validity or effectiveness of any Intellectual Property of the Loan Parties, nor does any Loan Party know of any valid basis for any such claim and (iii) the use of Intellectual Property by each of the Loan Parties does not infringe on the rights of any Person in any material respect.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall, and shall cause each of its Subsidiaries to:

Section 5.01    Financial Statements and Other Reports. In the case of each Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):

(a)        Monthly/Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, (i) the consolidated balance sheets of FML Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the FML Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and (ii) a discussion and analysis by management with respect to the current quarterly and year-to-date results compared to the same periods in the prior year; provided, that, notwithstanding anything to the contrary herein, during a Cash Dominion Period, Loan Parties shall deliver as soon as available, and in any event within 30 days after the end of each month, the consolidated balance sheets of FML Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of FML Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b)        Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurred, (i) the consolidated and consolidating balance sheets of FML Holdings and its

Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of FML Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) a discussion and analysis by management with respect to the current annual results compared to the annual results in the prior year; and (iii) with respect to such consolidated financial statements of such Fiscal Year a report thereon of PricewaterhouseCoopers LLP, or other independent certified public accountants of recognized national standing selected by FML Holdings, and reasonably satisfactory to the Administrative Agent, (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit (except for any such qualification pertaining to impending debt maturities of any Indebtedness occurring within 12 months of such audit), and shall state that such consolidated financial statements of such Fiscal Year fairly present, in all material respects, the consolidated financial position of FML Holdings and its Subsidiaries as at the date(s) indicated and the results of their operations and their cash flows for the period(s) indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards), together with a written statement (which written statement may be limited to accounting matters or other items that independent certified public accountants are permitted to cover in such letters pursuant to their professional standards and customs and may disclaim responsibility for legal interpretations) by such independent certified public accountants to the effect that, based upon their ordinary and customary examination of the affairs of Borrower Representative and its Subsidiaries, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Default under Section 6.07 herein (assuming for this purpose that such financial covenant is in effect) or, if they are aware of such condition or event, stating the nature thereof;

(c)        Compliance Certificate. Together with each delivery of financial statements of FML Holdings and its Subsidiaries pursuant to Sections 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate;

(d)        Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of FML Holdings and its Subsidiaries delivered pursuant to Section 5.01(a) or 5.01(b) shall differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(e)        Notice of Default. Promptly upon any officer of Holdings or the Borrower Representative obtaining knowledge (i) of any condition or event that constitutes a Default or an

Event of Default or that notice has been given to Holdings or the Borrower Representative with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the applicable Borrower has taken, is taking and proposes to take with respect thereto;

(f)        Notice of Litigation. Promptly upon any officer of Holdings or the Borrower Representative obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower Representative to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to Holdings or the Borrower Representative to enable the Lenders and their counsel to evaluate such matters;

(g)        ERISA. (i) Promptly upon the occurrence of or upon any officer of Holdings or any Borrower becoming aware of the forthcoming occurrence of (A) any ERISA Event other than the ERISA Event in subsection (v), (x), (xiii), (xiv) or (xv) of the definition thereof, (B) any ERISA Event in subsection (x), (xiv) or (xv) of the definition thereof which could reasonably be expected to result in a Material Adverse Effect or any ERISA Event in subsection (v) or (xiii) of the definition thereof which could reasonably be expected to result in a material liability to any Borrower and (C) the adoption of an amendment to a Pension Plan if such amendment results in a material increase in benefits or unfunded liabilities, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan as the Administrative Agent shall reasonably request; (B) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(h)        Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of FML Holdings and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated statements of income and cash flows of FML Holdings and its Subsidiaries for each fiscal quarter of such Fiscal Year;

(i)        Insurance Report. Together with the delivery of financial statements of FML Holdings and its Subsidiaries pursuant to Section 5.01(b), a certificate from Holdings’ insurance broker(s) outlining all material insurance coverage maintained as of the date of such certificate by Borrowers and their Subsidiaries;

(j)        Information Regarding Collateral.

(i)        the Borrower Representative shall furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate name, (B) in any Loan Party’s identity or corporate structure, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. The Borrower Representative agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents; and

(ii)        the Borrower Representative also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(k)        Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), the Borrower Representative shall deliver to the Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(l)        Management Letters. Promptly after the receipt thereof by Holdings or any Borrower or any of their respective Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(m)        Certification of Public Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower Representative has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower Representative agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower Representative has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their securities;

(n)        Defaults Under Material Contracts. Promptly upon any officer of Holdings or any of its Subsidiaries receiving written notice of a default or event of default under any Material Contract that would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of the Borrower Representative specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action the Borrower Representative has taken, is taking and proposes to take with respect thereto;

(o)        Schedules. (i) On or before the twenty fifth (25th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance reasonably satisfactory to Administrative Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Administrative Agent or restrictive of Administrative Agent’s rights under this Agreement) and (ii) during a Cash Dominion Period, on or before Tuesday of each week, a sales report / roll forward for the prior week. In addition, each Borrower will deliver to Administrative Agent at such intervals as Administrative Agent may reasonably require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Administrative Agent may require including trial balances and test verifications. Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder, provided, however, that if no Event of Default is continuing, it shall only conduct such verifications jointly with Borrower Representative or with the Borrower Representative’s consent (not to be unreasonably withheld or delayed). The items to be provided under this Section are to be in form satisfactory to Administrative Agent and executed by each Borrower and delivered to Administrative Agent from time to time solely for Administrative Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Administrative Agent shall not affect, terminate, modify or otherwise limit Administrative Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Administrative Agent, the items to be provided under this Section 5.01(o) shall be delivered to Administrative Agent by such electronic communication designated by Administrative Agent.

(p)        Other Information. (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by FML Holdings, Holdings or the Borrower Representative with any securities exchange or with the SEC or any governmental or private regulatory authority, (ii) all press releases and other statements made available generally by the Borrowers or any of their Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries and (iii) copies of all material notices from the lenders or agents under the Term Loan Agreement including any Permitted Refinancing thereof and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Documents required to be delivered pursuant to Sections 5.01(a), (b), (d) or (p) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Representative posts such documents, or provides a link thereto, on the FML Holdings website as provided to the Administrative Agent; or (ii) on which such documents are posted on the Borrower Representative’s behalf on a website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower Representative to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower Representative shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02    Existence. Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Loan Party (other than each Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03    Payment of Taxes and Claims. Pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party shall, nor shall it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

Section 5.04    Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 5.05    Insurance.

(a)        In the case of Holdings, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. Without limiting the generality of the foregoing, Holdings shall maintain or cause to be maintained (i) flood insurance that covers each Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, that is located in a Flood Zone in each case, in compliance with the applicable regulations of the Board of Governors and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide that the insurer affording coverage (with respect to property and liability insurance) will provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.

(b)        In addition to the foregoing, Holdings and its Subsidiaries shall maintain insurance coverage with at least $27,000,000 as the minimum threshold amount remaining in reasonably expected insurance recoverables to pay defense, settlement and indemnity costs in connection with product liability claims alleging personal injury caused by exposure to silica and/or silica-containing products.

Section 5.06    Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries shall be made of all financial transactions and matters involving its assets and business, in a form in which financial statements conforming with GAAP can be generated. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that in the case of any meeting with any independent public accountants, representatives of the Loan Parties may be present; provided, further, that in the absence of an Event of Default, no more than two such visit for the Lenders will be permitted in any Fiscal Year. The Lenders will use commercially reasonable efforts to coordinate any visits or inspections made pursuant to this Section 5.06 so as to minimize inconvenience to the Loan Parties.

Section 5.07    Lenders’ Meetings. In the case of each of Holdings and the Borrower Representative, upon the request of the Administrative Agent, participate in a quarterly telephonic conference call with the Administrative Agent and the Lenders, such telephonic conference call to be held at such time as may be agreed to by the Borrower Representative and the Administrative Agent but in any event no later than sixty (60) days after the end of any Fiscal Quarter.

Section 5.08    Compliance with Laws. Comply, and cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09    Environmental.

(a)        In the case of Holdings, deliver to the Administrative Agent:

(i)        as soon as practicable following receipt thereof, copies of all environmental assessments, audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by any independent consultants, Governmental Authorities or other Persons, that identifies any failure to comply with Environmental Laws or any other matter that would reasonably be expected to result in an Environmental Claim, which failure to comply or Environmental Claim would reasonably be expected to result in Holdings or any of its Subsidiaries incurring any cost, loss or liability that could reasonably be expected to result in a Material Adverse Effect;

(ii)        promptly upon the occurrence or receipt thereof, written notice relating to (1) any Release of Hazardous Materials which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (B) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (3) Holdings or the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (4) the imposition or written threat of any imposition of any Lien on any Collateral pursuant to any Environmental Law;

(iii)        as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to any Release of Hazardous Materials or any actual or threatened Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

(iv)        prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or other property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) adversely affect the ability of Holdings or any of its Subsidiaries to maintain compliance with Environmental Laws to a degree that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (B) any proposed material modification by Holdings or any of its Subsidiaries to current operations that could reasonably be expected to result in additional capital and operating costs related to compliance with Environmental Laws for any one year that could reasonably be expected to result in a Material Adverse Effect at any individual Facility; and

(v)        with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a) or otherwise related to compliance with, or liability pursuant to, any Environmental Law by such Loan Party or any of its Subsidiaries.

(b)        Promptly take any and all actions necessary to (i) cure any violation of any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conduct any investigative or remedial action that may be required pursuant to any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)        Use and operate all of its Facilities in compliance with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to any Environmental Laws, and cause all lessees, contractors and other Persons that are agents or invitees of a Loan Party operating or occupying any property owned or leased by any Loan Party to comply in all material respects, with all Environmental Law, in each case except where the failure to comply, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

Section 5.10    Subsidiaries.

(a)        In the case of any Borrower, in the event that any Person becomes a Subsidiary of such Borrower (other than an Excluded Foreign Subsidiary) after the Closing Date, (a) promptly cause such Subsidiary to become a Borrower or Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), 3.01(f), 3.01(h), 3.01(m), 3.01(n), Section 5.11(b) (if applicable) and Section 5.12.

(b)        In the case of any Borrower, with respect to any new Excluded Foreign Subsidiary created or acquired, as the case may be, after the Closing Date by such Borrower or any of its Subsidiaries, promptly execute deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b)(1), and such Borrower shall take all of the actions referred to in Section 5.12 necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in the Equity Interests of such new Subsidiary that is owned by such Borrower or any of its Subsidiaries (provided that in no event shall more than 66.0% of the voting Equity Interests and 100% of the non-voting Equity Interests of any new Excluded Foreign Subsidiary be required to be so pledged).

(c)        With respect to each new Subsidiary, Borrower Representative shall promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of a Borrower and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of the Borrowers; and such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.

Section 5.11    Additional Material Real Estate Assets.    (a) Subject to the provisions of Section 5.17, in the event that any Loan Party acquires a Real Estate Asset that constitutes a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset as a result of improvements upon such property, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, at the time of the acquisition thereof (or within a reasonable time after the completion of the construction of the improvements), such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 5.11(b) with respect to each such Material Real Estate Asset, that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets; provided, however, that if the Material Real Estate Asset is a Leasehold Property, and the lease with respect to such Leasehold Property requires lessor consent to effectuate a Mortgage, such Loan Party shall use commercially reasonable efforts to obtain such consent, and, in addition, in the case of any Material Real Estate Asset which is a Leasehold Property for which a memorandum of such Leasehold Property is not recorded, such Loan Party shall use commercially reasonable efforts to obtain fully executed and notarized Record Documents for such Leasehold Property, in proper form for recording in all appropriate places in all applicable jurisdictions. The inability of such Loan Party to obtain a landlord’s consent and/or a Record Document following commercially reasonable efforts to do so, and the concurrent inability of such Loan Party to deliver a Mortgage encumbering such Material Real Estate Asset which is a Leasehold Property shall not be deemed to be a failure to satisfy this Section 5.11(a). In addition to the foregoing, in the case of the Borrowers, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which the Collateral Agent has been granted a Lien and any environmental site assessments or reports that the Administrative Agent or Collateral Agent reasonably request with respect to such Material Real Estate Assets; provided, however, environmental site assessments shall not be required more than once in any twelve (12) month period, unless Collateral Agent has a good faith belief that there is a violation of Environmental Laws or a release of Hazardous Materials at the Real Estate Asset.

(b)        In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in a Material Real Estate Asset as required by Section 5.11(a), the applicable Loan Party shall promptly take such actions, and execute and deliver, or cause to be executed and delivered the following, in each case, to the extent reasonably requested by the Administrative Agent:

(i)        a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset, subject to the proviso in the first sentence of Section 5.11(a);

(ii)        an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each jurisdiction in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such jurisdiction and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii)        ALTA mortgagee title insurance policies or unconditional commitments therefor issued by Chicago Title Insurance Company or another title company reasonably acceptable to the Collateral Agent (the “Title Company”) with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts as reasonably agreed by the Collateral Agent and the Borrower Representative insuring the fee simple title to or leasehold interest in, as applicable (and available), each of the Material Real Estate Assets vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable First Priority mortgage Lien on such Material Real Estate Asset encumbered thereby, each which Title Policy, (A) shall include all endorsements reasonably requested by the Collateral Agent and available in each respective jurisdiction and (B) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and evidence satisfactory to the Collateral Agent that the applicable Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the applicable Title Policy and (ii) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages with respect to such Material Real Estate Asset in the applicable real property records; together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the date of the creation of the Mortgage on such Material Real Estate Asset and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent; and

(iv)        (A) with the cooperation of the Administrative Agent, a completed Flood Certificate with respect to each Material Real Estate Asset improved with buildings and improvements, which Flood Certificate shall (i) be addressed to the Collateral Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each such Material Real Estate Asset is located participates in the Flood Program; (C) if any Flood Certificate states that such Material Real Estate Asset is located in a Flood Zone, the applicable Borrower’s written acknowledgement of receipt of written notification from the Collateral Agent (i) as to the existence of each such Material Real Estate Asset, and (ii) as to whether the community in which each such Material Real Estate Asset is located is participating in the Flood Program; and (D) if any such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors.

Section 5.12    Additional Collateral. With respect to any assets or property acquired after the Closing Date by Holdings, the Borrowers or any of their Subsidiaries (other than (x) any assets or property described in Section 5.10 or Section 5.11, (y) any assets or property subject to a Lien expressly permitted by Section 6.02 and (z) assets or property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected First Priority Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Pledge and Security Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Pledge and Security Agreement or by law or as may be requested by the Collateral Agent.

Section 5.13    [Reserved]. Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrowers or any Subsidiary which may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Equity Interests of the Borrowers and their Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries). Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be required to obtain from Holdings or any of its Subsidiaries for such consent, approval, recording, qualification or authorization.

Section 5.15    Control Accounts; Approved Deposit Accounts.

(a)        The Borrowers and each Loan Party that is a Domestic Subsidiary of a Borrower shall use commercially reasonable efforts to enter into Control Agreements with respect to each of its Deposit Accounts, Securities Accounts and Commodities Accounts unless such account is an Excluded Account (each such blocked account, a “Cash Management Account”) with the account bank with respect to such Cash Management Account (each such bank, a “Cash Management Bank”). For purposes of this Section 5.15 “Excluded Accounts” shall mean: (v) each zero-balance account and other similar accounts maintained for the purpose of managing local disbursements so long as funds are not held in such accounts for more than a one (1) day period, (w) payroll, employee benefit, trust, withholding tax and other fiduciary accounts, (x) accounts of any Loan Party with any bank for the purposes of holding any cash collateral permitted by the definition of Permitted Lien (y) all accounts of Wisconsin Industrial Sand Company, L.L.C. for so long as the IRB Loan Agreement remains in effect; provided that such accounts do not have an aggregate balance in excess of $250,000 at any one time and (z) any other accounts as long as the balance for all such Loan Parties in all such other accounts does not exceed $500,000 individually or $1,000,000 in the aggregate at any time. Nothing in this Section 5.15 shall prohibit or restrict the Loan Parties’ right to make pledges or cash deposits permitted by Section 6.02.

(b)        Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall be wired each Business Day to the account of the Borrowers, except that, so long as no Cash Dominion Period has occurred and is continuing, neither Administrative Agent nor Collateral Agent will direct any Cash Management Bank to transfer funds in such Cash Management Account to the account of the Administrative Agent. For the avoidance of doubt, during any Cash Dominion Period, Collateral Agent may (or shall, upon request by the Administrative Agent) sweep cash from the Cash Management Accounts maintained with any bank or financial institution to the account of the Administrative Agent.

(c)        If the agreement governing the maintenance of any existing Deposit Account, Securities Account or Commodities Account is terminated by such Loan Party, such Loan Party shall have 45 days (or such longer period as the Collateral Agent may approve) following such termination to establish a new Deposit Account, Securities Account or Commodity Account, as applicable.

Section 5.16    Maintenance of Ratings. In the case of the Borrowers, at all times use commercially reasonable efforts to maintain public ratings issued by Moody’s and S&P with respect to its senior secured debt.

Section 5.17    Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 5.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.17, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 5.17 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 5.17 constitute, and this Section 5.17 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

Section 5.18    Anti-Terrorism Laws. Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrowers shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 5.19    Post-Closing Date Obligations. Execute and deliver to the Administrative Agent the documents and complete the tasks set forth on Schedule 5.19 hereto, within the time periods set forth therein, unless otherwise reasonably agreed by the Administrative Agent in respect of any such document or task.

ARTICLE VI.

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall not, nor shall it cause or permit any of its Subsidiaries to:

Section 6.01    Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)        the Obligations (including, without limitation, with respect to Incremental Revolving Loans);

(b)        Indebtedness of any Subsidiary owed to a Borrower or to any other Subsidiary, or of a Borrower owed to any Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Loan Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to a Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 6.06(d);

(c)        Unsecured Indebtedness that (i) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Stated Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (ii) hereof), (ii) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrowers than the terms and conditions customary at the time for high-yield debt securities issued in a public offering (or if applicable, high-yield subordinated debt securities so issues) and (iii) is incurred by a Borrower or a Guarantor; provided, that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) as of the last day of the most recent Fiscal Quarter for which financial statements are available, the Borrowers shall be in compliance with a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(d)        Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of assets or property acquired in a Permitted Acquisition, “Earn Out Indebtedness”), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrowers or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e)        Indebtedness which may be deemed to exist pursuant to any workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids, guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f)        Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g)        guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and their Subsidiaries;

(h)        guaranties by the Borrowers of Indebtedness of a Subsidiary Guarantor or guaranties by a Subsidiary Guarantor of Indebtedness of a Borrower or another Subsidiary Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i)        Indebtedness described in Schedule 6.01 and any Permitted Refinancing thereof;

(j)        Indebtedness of the Borrowers and their Subsidiaries with respect to Capital Leases and Attributable Indebtedness in an aggregate amount not to exceed at any time $25,000,000;

(k)        purchase money Indebtedness of the Borrowers and their Subsidiaries in an aggregate amount not to exceed at any time $25,000,000; provided, that any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not more than 80.0% of the aggregate consideration paid with respect to such asset;

(l)        (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrowers or any of their Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, provided, that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any of its Subsidiaries (other than by any such person that so becomes a Subsidiary) and (ii) any Permitted Refinancing thereof; provided, that (1) the direct and contingent obligors with respect to such Indebtedness are not changed and (2) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(m)        Indebtedness of the type described in clause (xi) of the definition thereof incurred in the ordinary course of business; provided that in each case such Indebtedness shall not have been entered into for speculative purposes;

(n)        Indebtedness incurred by the Borrowers or any of their Subsidiaries owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(o)        Indebtedness of the Loan Parties incurred under the Term Loan Agreement and the other Term Loan Documents (and Permitted Refinancing thereof); provided that the aggregate outstanding principal and committed amount of all such Indebtedness shall not exceed (x) $700,000,000 plus (y) the aggregate amount of Incremental Term Loans (as defined in the Term Loan Agreement), in each case permitted to be incurred under the Term Loan Agreement as in effect on the date hereof.

(p)        Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased, or otherwise in connection with services rendered, in the ordinary course of business;

(q)        Without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder;

(r)        other Indebtedness of the Borrowers and their Subsidiaries in an aggregate amount not to exceed at any time $60,000,000.

Section 6.02    Liens. Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)        Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)        Liens for Taxes to the extent obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

(c)        statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)        Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)        easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto;

(f)        any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased;

(g)        Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)        purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments and similar arrangements entered into in the ordinary course of business;

(i)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)        any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property and do not impair the use or value of the Real Estate Assets;

(k)        non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Holdings or such Subsidiary;

(l)        Liens described in Schedule 6.02 or on a title report delivered pursuant to Section 5.17(b) and any refinancings, renewals or extensions thereof; provided that (i) no additional property is covered thereby, (ii) the amount secured or benefitted thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement, extension or refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith) and (iii) if such Lien secures Indebtedness, such Indebtedness is a refinancing, renewal or extension of Indebtedness permitted by Section 6.01(i);

(m)        Liens securing Indebtedness permitted pursuant to Section 6.01(j) and (k); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n)        Liens securing Indebtedness permitted by Section 6.01(l), provided, that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Borrowers or their Subsidiaries;

(o)        Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.01(h);

(p)        Liens arising by virtue of any statutory, contractual or common law provision relating to rights of set-off or similar rights relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness;

(q)        Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(r)        Liens on specific items of inventory or other goods arising under Article 2 of the UCC in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(s)        Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(t)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business and consistent with the past practices of such Loan Party;

(u)        Liens on the equity interests of any Technology Entity pursuant to any Technology Acquisition Claw-Back;

(v)        Liens on the Collateral securing Indebtedness incurred under Section 6.01(o); provided that such Liens shall be subject to the Intercreditor Agreement; and

(w)        other Liens on assets other than the Collateral securing Indebtedness (including Indebtedness incurred pursuant to Section 6.01(p)), in an aggregate amount not to exceed $30,000,000.

Section 6.03    No Further Negative Pledges. Except with respect to (a) this Agreement and the other Loan Documents, (b) specific assets or property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (c) Liens permitted by Section 6.02(e), (m), (n) and (o) or any document or agreement governing such Liens; provided that such restrictions are limited by the assets and/or property securing such Lien and (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the assets or property secured by such Liens or the assets or property subject to such leases, licenses or similar agreements, as the case may be), enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

Section 6.04    Restricted Junior Payments. Directly or indirectly through any manner or means nor shall it permit any of its Affiliates directly or indirectly through any manner or means, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) any Subsidiary of a Borrower may declare and pay dividends or make other distributions ratably to such Borrower or any Wholly-Owned

Subsidiary Guarantor; (b) the Borrowers may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued; (c) the Borrowers may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings (i) to the extent necessary to permit FML Holdings to pay general administrative costs and expenses attributable to its ownership of Holdings and the Borrowers incurred in the ordinary course of business, determined in accordance with GAAP and (ii) so long as such Loan Party is a member of a group with FML Holdings as the common parent filing a consolidated or combined income tax return, to the extent necessary to permit FML Holdings to discharge the consolidated or combined income tax liabilities of FML Holdings and its Subsidiaries, in each case so long as FML Holdings applies the amount of any such Restricted Junior Payment for such purpose; provided, that the amount of such Restricted Junior Payment shall not exceed the lesser of (A) the amount of such taxes that would have been payable by Holdings and its Subsidiaries that are members of such group if Holdings and such Subsidiaries were a stand-alone group for such tax purposes and (B) the actual tax liability of FML Holdings’ consolidated or combined group, reduced by any such payments paid or to be paid directly by Holdings or its Subsidiaries; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrowers may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings in an aggregate amount not to exceed $15,000,000 to permit FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders (including, without limitation, present or former officers or employees of FML Holdings or any of Holdings’ Subsidiaries upon the death, disability or termination of employment of such officer or employee); (e) the Borrowers may pay, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to pay fees and reimbursement obligations to directors of FML Holdings and its Subsidiaries and the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries; provided, that upon the occurrence of a Default or an Event of Default and during the continuance thereof, no payment of any management fees or similar distributions to the Sponsor or any of its Affiliates shall be permitted under this Section 6.04(e); (f) the Borrowers may pay, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to pay transaction costs, fees and expenses in connection with equity issuances by FML Holdings; (g) so long as no Default or Event of Default shall have occurred or shall be caused thereby, the Borrowers may make Restricted Junior Payments to allow FML Holdings to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person; (h) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, other Restricted Junior Payments in an aggregate amount not to exceed, if the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, an amount equal to the Available Amount; provided that, notwithstanding the foregoing clause (h), if (x) the Leverage Ratio (calculated on a pro forma basis) is greater than or equal to 3.50:1.00, and (y) either (I) the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the payment of the Restricted Junior Payment) shall equal or exceed $31,250,000 or (II) (i) the aggregate unused portion of the Revolving Commitments at such time (after giving effect to the payment of the Restricted Junior Payment) shall equal or exceed $15,000,000 and (ii) Borrowers and their Subsidiaries shall, pro forma for such Restricted Junior Payment, have a Fixed Charge Coverage Ratio (calculated on a pro forma basis) of not less than 1:00:1.00, the Borrowers may make distributions of up to $15,000,000 per Fiscal Year to Holdings and Holdings may make Restricted Junior Payments to FML Holdings to enable FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders, so long as such amount distributed does not exceed the Available Amount and no Default or Event of Default shall have occurred and be continuing and; provided, further that, in each case, after giving effect to any Restricted Junior Payment described in this Section 6.04(h), the Leverage Ratio (calculated on a pro forma basis) shall not exceed 4.75:1.00 and (i) the Borrowers may make, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to make payments or distributions to dissenting stockholders as required by applicable law in connection with a merger, consolidation or transfer of assets permitted by this Agreement.

Section 6.05    Restrictions on Subsidiary Distributions. Except as provided herein and in the Term Loan Agreement and the other Term Loan Documents, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of a Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by such Borrower or any other Subsidiary of such Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to a Borrower or any other Subsidiary of a Borrower, (c) make loans or advances to a Borrower or any other Subsidiary of a Borrower, or (d) transfer, lease or license any of its property or assets to a Borrower or any other Subsidiary of a Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01(k) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business or (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement.

Section 6.06    Investments. Directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)        Investments in Cash and Cash Equivalents;

(b)        equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in a Borrower and any Wholly-Owned Subsidiary Guarantor;

(c)        Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) consisting of accounts receivables, deposits, prepayments and other trade credits to suppliers created, acquired or made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)        intercompany loans to the extent permitted under Section 6.01(b) and other Investments in Subsidiaries which are not Wholly-Owned Subsidiary Guarantors, provided that such Investments (including through intercompany loans and any Permitted Acquisition) in

Subsidiaries other than Wholly-Owned Subsidiary Guarantors shall not exceed at any time an aggregate amount $50,000,000;

(e)        Capital Expenditures with respect to any Borrower and the Guarantors;

(f)        loans and advances to employees, officers and directors of FML Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000;

(g)        Permitted Acquisitions permitted pursuant to Section 6.08;

(h)        Investments described in Schedule 6.06;

(i)        Hedge Agreements which constitute Investments;

(j)        loans by the Borrowers or any of their Subsidiaries to the employees, officers or directors of FML Holdings, the Borrowers or any of their respective Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in Equity Interests issued by FML Holdings;

(k)        Investments in the Net Cash Proceeds from Asset Sales and of the type described in clause (b) of the definition thereof, to the extent permitted under Section 2.27(a) or (b), respectively;

(l)        Investments arising directly out of the receipt by the Borrowers or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 6.08(d); provided that such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;

(m)        so long as no Default or Event of Default shall have occurred and the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, Investments an amount equal to the Available Amount; and

(n)        other Investments in an aggregate amount not to exceed the sum of (i) $40,000,000 and (ii) the amount of any cash returns actually received by the Borrowers or any Guarantor with regard to any such Investments during the term of this Agreement.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.04.

Section 6.07    Financial Covenant. Any time a Covenant Testing Period is in effect, Borrowers to maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1:0, measured on a trailing twelve (12) month basis with testing to commence as of the last day of the most recent Fiscal Quarter for which Administrative Agent has been provided financial statements and continue each month end thereafter until such Covenant Testing Period is no longer effective.

Section 6.08    Fundamental Changes; Disposition of Assets; Acquisitions. Merge or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)        any Subsidiary of any Borrower may be merged with or into such Borrower or any Wholly-Owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to such Borrower or any Wholly-Owned Subsidiary Guarantor; provided, that in the case of such a merger, the applicable Borrower or such Wholly-Owned Subsidiary Guarantor, as applicable shall be the continuing or surviving Person;

(b)        any Subsidiary of any Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any Wholly-Owned Subsidiary Guarantor;

(c)        sales or other dispositions of assets that do not constitute Asset Sales;

(d)        Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $40,000,000; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower Representative (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.27(a);

(e)        disposals of damaged, obsolete, worn out or surplus property;

(f)        Permitted Acquisitions; provided that in respect of acquisition targets not domiciled within the United States, the consideration for such Persons or assets shall be limited to the Available Amount;

(g)        an exchange or “swap” of fixed tangible assets of the Loan Parties or any of their Subsidiaries for similar fixed tangible assets of a Person (other than another Loan Party or its Subsidiaries) or for credit against such similar assets in the ordinary course of business and consistent with past business practices; provided that such Loan Party (or its subsidiary) received reasonable equivalent value for such assets; and provided further that the fair market value of all such assets (as determined in good faith and in accordance with customary valuation techniques by the chief financial officer or vice president of Finance of the Borrowers) exchanged or swapped does not exceed $15,000,000 per Fiscal Year;

(h)        any disposition of real property to a Governmental Authority that results in Net Cash Proceeds applied in accordance with Section 2.27(b);

(i)        the abandonment, cancellation or other disposition of Intellectual Property that is not material or is no longer used or useful in any material respect in the operation of the Borrowers and their Subsidiaries or the disposition of any equity interest in a Technology Entity pursuant to a Technology Acquisition Claw-Back;

(j)        the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables); and

(k)        Investments made in accordance with Section 6.06 and Restricted Junior Payments made in accordance with Section 6.04.

Section 6.09    Disposal of Subsidiary Interests. Except for any sale or other disposition of all of its interests in the Equity Interests of any of its Subsidiaries permitted by the provisions of Section 6.08 and any Lien on or disposition of equity interests in a Technology Entity pursuant to a Technology Acquisition Claw-Back, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.10    Sales and Lease-Backs. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, except for (i) any such arrangement to the extent that the sale of such property is fair market value and in compliance with Section 6.08(d) and the Attributable Indebtedness or Indebtedness with respect thereto is permitted by Section 6.01(j) or (p) and (ii) any such arrangement with respect to railcars in the ordinary course of business.

Section 6.11    Transactions with Shareholders and Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between any Borrower and any Wholly-Owned Subsidiary Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of FML Holdings and its Subsidiaries; (c) the payment of amounts to the Sponsor in its capacity as consultants; (d) the issuance or sale of Equity Interests of the Loan Parties to FML Holdings or any Loan Party, to the extent not prohibited by the terms of this Agreement; and (e) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business.

Section 6.12    Conduct of Business. Engage in any business (either directly or through a Subsidiary) other than the businesses engaged in by such Loan Party on the Closing Date and businesses which are reasonably related, ancillary or complementary thereto or are reasonable extensions thereof.

Section 6.13    Permitted Activities of Holdings. In the case of Holdings, (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents and the Term Loan Documents, (b) create or suffer to exist any Lien upon any assets or property now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Security Documents to which it is a party or permitted pursuant to Section 6.02; (c) engage in any business or activity or own any assets other than (i) holding 100.0% of the Equity Interests of the Borrowers, (ii) performing its obligations and activities incidental thereto under the Loan Documents and the Term Loan Documents; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries except to the extent expressly permitted by this Agreement; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Borrowers; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.14    Amendments or Waivers of Organizational Documents and Certain Indebtedness. Effect (a) any material amendment, restatement, supplement or other modification to, waiver of or termination of (other than in accordance with the regularly scheduled termination date) any of its Organizational Documents if such amendment, restatement, supplement or other modification or termination would be materially adverse to the Lenders or (b) any amendment, restatement, supplement, waiver or other modification changing the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment, restatement, supplement, waiver or other modification thereto, if the effect of such amendment, restatement, supplement, waiver or other modification is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment, restatement, supplement, waiver or other modification, together with all other amendments, restatements, supplements, waivers and other modifications made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to any Loan Party or Lenders.

Section 6.15    Fiscal Year. Change its Fiscal Year-end from December 31, or change its method of determining Fiscal Quarters.

ARTICLE VII.

GUARANTY

Section 7.01    Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual Payment in Full of all Obligations other than any Excluded Swap Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). For the avoidance of doubt, in no event shall any Excluded Foreign Subsidiary guaranty the Obligations of the Borrowers or of any other Domestic Subsidiary that is a Loan Party.

Section 7.02    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this

Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03    Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for a Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)        this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)        the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)        the obligations of each Guarantor hereunder are independent of the obligations of any Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

(d)        payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed

Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)        any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(f)        this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than Payment in Full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07    Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 7.08    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09    Authority of Guarantors or the Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10    Financial Condition of the Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform its obligations under the Loan Documents and Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

Section 7.11    Bankruptcy, Etc.

(a)        So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)        Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)        In the event that all or any portion of the Guaranteed Obligations are paid by the applicable Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12    Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01    Events of Default. If any one or more of the following conditions or events occur:

(a)        Failure to Make Payments When Due. Failure by any Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b)        Default Under Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of the Term Loan Agreement (or any Permitted Refinancing thereof) or one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an individual principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more or with an aggregate principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above (including, for the avoidance of doubt, the Term Loan Agreement) or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) of this Section 8.01(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary disposition of the property or assets securing such Indebtedness, if such disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such disposition; or

(c)        Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.19, Sections 5.01(a), 5.01(b) or 5.01(c), 5.01(d) and 5.01(f), Section 5.02, Section 5.17 or Article VI; or

(d)        Breach of Representations, Etc. (i) Any representation or warranty in Article IV was inaccurate as of the Closing Date in any material respect (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality or material adverse effect in the text thereof); provided further that such inaccuracy will not be an Event of Default hereunder if within 30 days of the Closing Date, reasonable steps are being taken so as to remedy such Default within such period and such inaccuracy is remedied within such period and (ii) at any time after the Closing Date, any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made or, to the extent that any such representation, warranty, certification or other statement is already qualified by materiality or material adverse effect in the text thereof, such representation, warranty, certification or other statement shall be false in any respect as of the date made or deemed made; or

(e)        Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by any Borrower of written notice from the Administrative Agent or any Lender of such default; or

(f)        Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)        Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h)        Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $25,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i)        Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j)        Employee Benefit Plans. There shall occur (i) one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect or (ii) the ERISA Event described in clause (ii) of the definition thereof; or

(k)        Change of Control. A Change of Control occurs; or

(l)        Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of the Obligations being Paid in Full, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Obligations being Paid in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents;

(m)        Subordinated Indebtedness. Any Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties hereunder, as provided in the indenture governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, the agent of trustee in respect of any such Subordinated Indebtedness or the holders of at least 25.0% in aggregate principal amount of such Subordinated Indebtedness shall so assert; or

(n)    FML Holdings. (i) FML Holdings shall own any material assets other than the shares of Holdings or the net cash proceeds from equity issuances by FML Holdings of shares in FML Holdings or (ii) any material portion of Consolidated Adjusted EBITDA shall be derived from operations other than the operations of Holdings and its Subsidiaries;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, (A) the Administrative Agent may, and, at the request of the Required Lenders, shall terminate or suspend (x) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, (y) the obligation of any Issuing Bank to issue any Letter of Credit and (z) the obligation of any Swing Line Lender to make any Swing Line Loan; (B) the Administrative Agent may, and, at the request of the Required Lenders, shall cause each of the following to immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(c) or Section 2.13(a); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct each Borrower to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f) and (g) to pay) to the Administrative Agent such additional amounts of cash as reasonable requested by any Issuing Bank, to be held as security for such Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, each Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders and any Issuing Bank under the Loan Documents or under applicable law or in equity. Subject to the terms of the Security Documents and the Intercreditor Agreement, in addition to any other rights which Administrative Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Administrative Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Administrative Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Administrative Agent and such Lender with respect to any deposits held by Administrative Agent or such Lender.

ARTICLE IX.

AGENTS

Section 9.01    Appointment of Agents. PNC is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes PNC to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arranger and the Bookrunner are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arranger and the Bookrunner shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX. Without limitation of the foregoing, neither the Arranger nor the Bookrunner in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

Section 9.02    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03    General Immunity.

(a)        No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any

Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)        Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan

Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)        Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or, as applicable and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d)        Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent or the Collateral Agent shall receive such a notice, the Administrative Agent or the Collateral Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent or the Collateral Agent.

Section 9.04    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.

(a)        Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)        Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Loans on the Closing Date or by the funding of any Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Loans.

Section 9.06    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07    Successor Administrative Agent, Collateral Agent and Swing Line Lender.

(a)        The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative, and, if the Administrative Agent is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if the Administrative Agent or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, the Administrative Agent may be removed at any time thereafter by an instrument or concurrent instruments in writing delivered to the Borrower Representative and the Administrative Agent and signed by Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor the Administrative Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor the Administrative Agent has not already been appointed by the retiring the Administrative Agent, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower Representative, to appoint a successor the Administrative Agent; provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower Representative. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent; provided, that until a successor the Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower Representative and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, that successor the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Administrative Agent and the retiring or removed the Administrative Agent shall promptly (i) transfer to such successor the Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor the Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor the Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor the Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed the Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of PNC or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of PNC or its successor as the Collateral Agent. After any retiring or removed the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor the

Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder. If PNC or its successor as the Administrative Agent pursuant to this Section has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, PNC or its successor may resign as the Collateral Agent upon notice to the Borrower Representative and Required Lenders at any time.

(b)        In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower Representative. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

(c)        [Reserved].

(d)        Any resignation or removal of PNC or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of PNC or its successor as the Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) the Borrowers shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrowers for cancellation and (iii) the Borrower shall issue, if so requested by the successor Administrative

Agent and the Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and the Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

Section 9.08    Security Documents and Guaranty.

(a)        Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.05, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.

(b)        Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)        Rights under Swap Contracts and Cash Management Products. No Swap Contract nor any document governing any Cash Management Product shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 10.05(c)(v) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)        Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, upon request of the applicable Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 9.09    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made by the Administrative Agent to any Lender without the applicable withholding Tax being withheld and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. The Administrative Agent may set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.09.

Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

ARTICLE X.

MISCELLANEOUS

Section 10.01    Notices.

(a)        Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, the Administrative Agent, the Swing Line Lender or an Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 1.01(b) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(b) or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, sent by electronic means or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic means, ordinary or registered post, or three (3) Business Days after depositing it in ordinary or prepaid post or United States or Canadian mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.

(b)    Electronic Communications.

(i)        Notices and other communications to the Administrative Agent, the Swing Line Lender, Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent or, in the case of notices to the Swing Line Lender or any Issuing Bank, approved by such Person; provided, that the foregoing shall not apply to notices to any Lender or an Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower Representative may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)    Each Loan Party understands that the distribution of material through an electronic medium by the Administrative Agent, a Lender or Issuing Bank is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of such Administrative Agent, Lender or Issuing Bank, as applicable, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct or damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages. No Agent or Agent Affiliate shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Agent or Agent Affiliate (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(iv)    Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved

Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)        All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)        Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

(c)        Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02    Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to pay promptly (and without duplication) (a) all the actual and reasonable and documented out-of-pocket costs and expenses incurred by the Agents in connection with the arrangement, syndication, negotiation, preparation and execution of the Loan Documents, any consents, amendments, supplements, waivers or other modifications thereto and due diligence efforts; (b) all the costs of furnishing all opinions by counsel for the Borrower Representative and the other Loan Parties; (c) the reasonable fees, out-of-pocket expenses, disbursements and other charges of attorneys and advisors to the Agents (in each case excluding allocated costs of internal counsel), together with any sales use or similar taxes (including additions to such taxes, if any) (in each case, for the avoidance of doubt, without duplication of any amounts owing pursuant to the other provisions of this Agreement) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments; and (g) all actual costs and expenses, (including the reasonable fees, disbursements and other charges of (i) a single firm of counsel for the Administrative Agent, (ii) a single firm of counsel for the other Agents and Lenders, (iii) local and/or special counsel in each applicable jurisdiction and (iv) in the case of any actual or perceived conflict of interest (as determined by the applicable indemnified person) separate firms of counsel to such Agent or Lender, if necessary) and costs of settlement, incurred by any Agent or Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents. All amounts due under this Section 10.02 shall be due and payable within ten (10) days after demand therefor.

Section 10.03    Indemnity.

(a)        In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify upon demand, pay and hold harmless, each Agent, the Arranger, the Bookrunner, the Issuing Bank, the Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of each of the Agents, the Arranger, the Bookrunner, the Issuing Bank, the Swing Line Lender and Lender, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnitee with respect to the credit facilities hereunder (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment), (iii) or out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Collateral Agent, the Arranger, the Bookrunner or any other agent or co-agent (if any) designated by the Arranger with respect to the credit facilities hereunder, in each case in their respective capacities as such, or the Arranger or any Bookrunner, solely in connection with its syndication activities as contemplated hereunder) that a court of competent jurisdiction has determined in a final and non-appealable decision did not involve an act or omission of the Loan Parties or (iv) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld). Without limiting the foregoing, and to the extent permitted by applicable law, each Loan Party agrees not to assert and hereby waives all rights for contribution or any other rights of recovery against any Indemnitee with respect to all Indemnified Liabilities relating to or arising out of any Environmental Claim or related to any actual or alleged presence, release of, or exposure to, any Hazardous Materials; provided, that any Loan Party (i) shall not have any obligation to any Indemnitee hereunder and (ii) may assert and does not waive any rights for contribution or recovery with respect to any Indemnified Liabilities or Environmental Claim arising from or related to any Release of Hazardous Materials on, upon or into real property, to the extent such Liabilities arise and are incurred as a result of any Indemnitee’s gross negligence or willful misconduct following foreclosure or deed in lieu or other similar transfer of such real property and are attributable solely to acts of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)        To the extent permitted by applicable law, no Party shall assert, and each Party hereby waives, any claim against each Loan Party, Agent, the Arranger, the Bookrunner, the Issuing Bank, the Swing Line Lender and Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)        No Indemnitee will be responsible or liable to the Borrowers or any other person or entity for damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(d)        All amounts due under this Section 10.03 shall be due and payable within ten (10) days after demand therefor.

Section 10.04    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender (other than a Defaulting Lender except to the extent prohibited by law) is hereby authorized by each Loan Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees to notify the Borrowers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.05    Amendments and Waivers.

(a)        Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c) and except as provided in Section 2.24 and Sections 10.05(d) and (e), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the Borrower Representative (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof).

(b)        Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i)        extend the Stated Maturity Date;

(ii)        waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii)        reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.23) or any fee or any premium payable hereunder (it being understood that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.23) or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(iv)        waive or extend the time for payment of any such interest, fees or premiums;

(v)        reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vi)        amend, modify, terminate or waive any provision of Section 2.26(b)(ii), Section 2.29(c), this Section 10.05(b), Section 10.05(c), Section 9.2 of the Pledge and Security Agreement or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii)        amend the definition of “Required Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(viii)        release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents; or

(ix)        consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii) and (ix). If the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, Administrative Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party.

(c)        Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)        increase any Revolving Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Revolving Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Revolving Commitment of any Lender;

(ii)        amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii)        alter the required application of any repayments or prepayments pursuant to Section 2.28 without the consent of Lenders holding more than 50.0% of the aggregate Exposure of all Lenders, as applicable, of the Loans which are being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, of any portion of such prepayment which is still required to be made is not altered;

(iv)        amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.13(a) without the written consent of the Administrative Agent and of the applicable Issuing Banks;

(v)        amend, modify or waive this Agreement, the Pledge and Security Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Obligations,” “Hedge Agreement” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty or release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents without the written consent of each Lender Counterparty with Obligations then outstanding;

(vi)        amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent or the Administrative Agent, as applicable;

(vii)        (x) increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender;

(viii)        amend any condition for any Credit Extensions set forth in Section 3.02 without the consent of Lenders holding more than 50.0% of the aggregate Revolving Exposure of all Lenders; or

(ix)        change the eligibility criteria of assets in the Formula Amount and thereby increase the availability under the Revolving Commitment unless approved by Lenders holding no less than 66 2/3% of the aggregate amount of the Revolving Commitment;

(x)        increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of Lenders holding no less than 66 2/3% of the aggregate amount of the Revolving Commitment; provided, if there are fewer than three (3) Lenders, then the consent of all Lenders shall be required (it being understood that no such consent shall be required in the case of the Advance Rate change contemplated by the proviso in Section 2.02(a)(i)(y)(B)); and

(xi)        subject to clause (h) below, permit any Revolving Loan to be made if after giving effect thereto the total of Revolving Loans outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders;

provided that, notwithstanding the foregoing, any waiver, amendment, supplement or other modification with respect to Section 6.07 (or, for purposes of the financial covenant set forth in Section 6.07, the definition of “Fixed Charge Coverage Ratio” or any defined terms set forth in the definition of “Fixed Charge Coverage Ratio” or any defined term used therein) shall require the written consent only of the Borrowers and the Required Lenders.

(d)        [Reserved].

(e)        Extensions of Maturity. In addition and notwithstanding Sections 10.05(a), (b) and (c), the Agreement may be amended to extend the maturity date of Revolving Commitments hereunder; in each case with the consent solely of the Administrative Agent, Collateral Agent and Lenders providing such extended Revolving Commitments. For the avoidance of doubt, the

Applicable Margin with respect to any such extended Revolving Commitments may be greater than the Applicable Margin applicable to non-extended Revolving Commitments.

(f)        [Reserved].

(g)        Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event Default, or impair any right consequent thereon. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary contained in this Section 10.05, if the Administrative Agent and the Borrower Representative shall have jointly identified an obvious or manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the marking of any amendment to any Loan Document of the type described in Section 2.34 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Revolving Loan Lender, is required.

(h)        Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 3.02 have not been satisfied or the commitments of Lenders to make Revolving Loans hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Administrative Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Loans at any time to exceed the Formula Amount hereof at such time by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”). If Administrative Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Loans consisting of Base Rate Loans; provided that, if Administrative Agent does permit Out-of-Formula Loans, neither Administrative Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.02(a) nor shall any Lender be obligated to fund Revolving Loans in excess of its Revolving Commitment Amount.

For purposes of this paragraph, the discretion granted to Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Loans are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Administrative Agent involuntarily permits the outstanding Revolving Loans to exceed the Formula Amount by more than ten percent (10%), Administrative Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Loans made after Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 10.05(h), Administrative Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Administrative Agent shall be deemed to be Revolving Loans made by and owing to Administrative Agent, and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the other Loan Documents with respect to such Revolving Loans.

(i)        In addition to (and not in substitution of) the discretionary Revolving Loans permitted above in this Section 10.05, Administrative Agent is hereby authorized by Borrowers and Lenders, at any time in Administrative Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 3.02 hereof have not been satisfied or the commitments of Lenders to make Revolving Loans hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Loans to Borrowers on behalf of Lenders which Administrative Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”). Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Administrative Agent therefor upon demand of Administrative Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 10.05(i), any such Protective Advances funded by Administrative Agent shall be deemed to be Revolving Loans made by and owing to Administrative Agent, and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the other Loans Documents with respect to such Revolving Loans.

Section 10.06    Successors and Assigns; Participations.

(a)        Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).

(b)        Register. Each Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and notwithstanding anything else herein, no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower Representative and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)        Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)        to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent and, if such Eligible Assignee is not, or is not an Affiliate of a Lender, the applicable Issuing Bank and Swing Line Lender; and

(ii)        to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower Representative and the Administrative Agent and, absent the occurrence and continuance of an Event of Default, with the prior written consent of each of the Borrower Representative (provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), the applicable Issuing Banks and the Swing Line Lender (such consents not to be unreasonably withheld or delayed; provided, that further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower Representative, the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving

Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

(d)        Mechanics. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.32(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to PNC or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)        Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)        Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the applicable Register(s) and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Subject to Section 10.06(b), any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)        Participations.

(i)        Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)        The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii)        Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.30(c), 2.31 and 2.32 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that (x) a participant shall not be entitled to receive any greater payment under Sections 2.30(c), 2.31 and 2.32 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, unless the sale of the participation to such participant is made with the Borrower Representative’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.32 unless the applicable Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of such Borrower, to comply with Section 2.32 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower Representative’s or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.05(e) as though it were a Lender.

(iv)        Each Lender that sells a participation shall, acting solely for this purposes as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Commitments, Loans and other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)        Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may assign and/or pledge (without the consent of any Borrower or any Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 10.07    Independence of Covenants, Etc.. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension as long as the Obligations shall not have been Paid in Full. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.30(c), 2.31, 2.32, 10.02 and 10.03 and the agreements of Lenders set forth in Section 2.05(e), 9.03(b), 9.06, 9.09 and 10.04 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.09    No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11    Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13    Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. UNLESS OTHERWISE EXPRESSLY AGREED BY THE ISSUING BANK AND THE APPLICABLE BORROWER WHEN A LETTER OF CREDIT IS ISSUED, (A) EACH STANDBY LETTER OF CREDIT ISSUED UNDER THIS AGREEMENT SHALL BE SUBJECT EITHER TO THE RULES OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AT THE TIME OF ISSUANCE (“UCP”) OR THE RULES OF THE INTERNATIONAL STANDBY PRACTICES (ICC PUBLICATION NUMBER 590), AS DETERMINED BY THE ISSUING BANK, AND (B) EACH COMMERCIAL LETTER OF CREDIT SHALL BE SUBJECT TO UCP, AND IN EACH CASE TO THE EXTENT NOT INCONSISTENT HEREWITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 10.15    CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT OF COMPETENT JURISDICTION IN THE

STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Section 10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS

IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17    Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Loan Parties and their Subsidiaries and their businesses identified as such by the Borrower Representative and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower Representative that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided that prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons are instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower Representative promptly thereof prior to such disclosure) and (vi) disclosure to the extent requested or required by regulatory authorities (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower Representative promptly thereof prior to such disclosure); provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

Section 10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, each Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

Section 10.19    Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 10.20    Effectiveness; Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Loan Documents represent the entire agreement of Holdings and its Subsidiaries, the Agents, the Issuing Bank, the Swing Line Lender, the Arranger, the Bookrunner and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, the Arranger or the Bookrunner or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21    PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender and the Administrative Agent to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.22    Electronic Execution of Assignments and other Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.23    No Fiduciary Duty. Each Agent, each Lender, the Arranger, the Bookrunner, the Issuing Bank, the Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their respective stockholders and/or their respective Affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their respective stockholders or their respective Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrowers, their stockholders or their respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that the Borrowers have consulted their own legal and financial advisors to the extent each deemed appropriate and that each is responsible for making its own respective independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with such transaction or the process leading thereto.

Section 10.24    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of any Borrower in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.26    Certifications From Banks and Participants; PATRIOT Act.

(a)        Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the PATRIOT Act.

(b)        The PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Borrower shall provide to Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the PATRIOT Act and any other Anti-Terrorism Law.

Section 10.27    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)        none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)        no fee or other compensation is being paid directly to the Administrative Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)        The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

FAIRMOUNT SANTROL INC.

BEST SAND CORPORATION

BEST SAND OF PENNSYLVANIA, INC.

CHEYENNE SAND CORP.

CONSTRUCTION AGGREGATES

    CORPORATION OF MICHIGAN, INC.

FAIRMOUNT WATER SOLUTIONS, LLC

MINERAL VISIONS INC.

SPECIALTY SANDS, INC.

STANDARD SAND CORPORATION

TECHNIMAT LLC

TECHNISAND, INC.

WEDRON SILICA COMPANY

WEXFORD SAND CO.

WISCONSIN INDUSTRIAL SAND

    COMPANY, L.L.C.

WISCONSIN SPECIALTY SANDS, INC.

ALPHA RESINS, LLC

BLACK LAB LLC

FAIRMOUNT MINERALS, LLC

FML SAND, LLC

FML RESIN, LLC

FML TERMINAL LOGISTICS, LLC

FML ALABAMA RESIN, INC.

SELF-SUSPENDING PROPPANT LLC

SHAKOPEE SAND LLC

FAIRMOUNT LOGISTICS LLC

By: /s/ Michael F. Biehl
Name:	Michael F. Biehl
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer of each of the entities set forth above

GUARANTOR:

FMSA INC.

By: /s/ Michael F. Biehl
Name:	Michael F. Biehl
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

[SIGNATURE PAGE TO REVOLVING CREDIT AND GUARANTY AGREEMENT]

ADMINISTRATIVE AGENT, COLLATERAL AGENT, AND A LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Michael Gasser
Name: Michael Gasser
Title: Senior Vice President

[SIGNATURE PAGE TO REVOLVING CREDIT AND GUARANTY AGREEMENT]

LENDER:

BARCLAYS BANK PLC

By: /s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[SIGNATURE PAGE TO REVOLVING CREDIT AND GUARANTY AGREEMENT]

SCHEDULE 1.01(a)

TO REVOLVING CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE 1.01(a)-1

SCHEDULE 1.01(b)

TO REVOLVING CREDIT AND GUARANTY AGREEMENT

Notice Addresses

If to any Loan Party:

Fairmount Santrol Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

Attn: David Crandall

Facsimile: (440) 279-0202

in each case, with a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attn: Sheryl Gittlitz, Esq.

Facsimile: (212) 836-8119

SCHEDULE 1.01(b)-1

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Collateral Agent, and a Lender:

PNC Bank, National Association

1900 East Ninth Street, 9th Floor

Mail Stop B7-YB13-09-5

Cleveland, OH 44114

Attention: Todd Milenius

Email: todd.milenius@pnc.com

with a copy to

Blank Rome LLP

One Logan Square

130 N. 18th Street

Philadelphia, Pennsylvania 19103

Attention:     Michael C. Graziano, Esquire

Facsimile:     (215) 832-5387

Email:           Graziano@BlankRome.com

SCHEDULE 1.01(b)-2

SCHEDULE 4.01

TO CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Name of Entity	Jurisdiction of Organization
Alpha Resins, LLC	Ohio
Best Sand Corporation	Ohio
Best Sand of Pennsylvania, Inc.	Ohio
Black Lab LLC	Ohio
Cheyenne Sand Corp.	Michigan
Construction Aggregates Corporation of Michigan, Inc.	Michigan
Fairmount Logistics LLC	Texas
Fairmount Minerals, LLC	Ohio
Fairmount Water Solutions, LLC	Ohio
FMSA Inc. (f/k/a Fairmount Minerals Holdings, Inc.)	Delaware
Fairmount Santrol Inc. (f/k/a Fairmount Minerals, Ltd.)	Delaware
FML Sand, LLC	Ohio
FML Resin, LLC	Ohio
FML Terminal Logistics, LLC	Ohio
FML Alabama Resin, Inc.	Ohio
Mineral Visions Inc.	Ohio
Self-Suspending Proppant LLC	Delaware
Shakopee Sand LLC	Minnesota
Specialty Sands, Inc.	Michigan
Standard Sand Corporation	Michigan
Technimat LLC	Ohio
TechniSand, Inc.	Delaware
Wedron Silica Company	Ohio
Wexford Sand Co.	Michigan
Wisconsin Industrial Sand Company, L.L.C.	Delaware
Wisconsin Specialty Sands, Inc.	Texas
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	Mexico
Lake Shore Sand Company (Ontario) Ltd.	Ontario, Canada
Santrol de Mexico, S. de R.L. de C.V.	Mexico
Santrol Europe ApS	Denmark
Santrol (Yixing) Proppant Co., Ltd.	China
Technisand Canada Sales Ltd.	British Columbia

Schedule 4.01 - 2

Schedule 4.01 - 2

SCHEDULE 4.02

TO CREDIT AND GUARANTY AGREEMENT

Equity Interests and Ownership

Ownership Interests:

Fairmount Santrol Inc.:

Stockholder	Ownership Percentage
FMSA Inc.	100%

Lake Shore Sand Company (Ontario) Ltd.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Best Sand Corporation:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Best Sand of Pennsylvania, Inc.:

Shareholder	Ownership Percentage
Best Sand Corporation	100%

Cheyenne Sand Corp.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Standard Sand Corporation:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Construction Aggregates Corporation of Michigan, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Fairmount Logistics LLC:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Schedule 4.02-1

Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Wedron Silica Company:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Wexford Sand Co.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Mineral Visions Inc.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Fairmount Water Solutions, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

TechniSand, Inc.:

Stockholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Wisconsin Industrial Sand Company, L.L.C.:

Member	LLC Interests
TechniSand, Inc.	100%

Wisconsin Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Wisconsin Industrial Sand Company, L.L.C.	100%

Technimat LLC:

Member	Membership Interests
TechniSand, Inc.	90%

Schedule 4.02 - 2

Fairmount Minerals, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

Alpha Resins, LLC:

Member	Membership Interests
Technisand, Inc.	100%

Black Lab LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

Self-Suspending Proppant LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%***

***Fairmount Santrol Inc.’s share ownership could be reduced in the event certain earn-out calculation thresholds are not met in the future.

Shakopee Sand LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Sand, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Resin, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Terminal Logistics, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Alabama Resin, Inc.:

Member	Ownership Percentage
Fairmount Santrol Inc.	100%

Schedule 4.02 - 3

Santrol (Yixing) Proppant Company, Ltd.:

Shareholder	Interests
Technimat LLC	70%

Fairmount Minerals Sales de Mexico, S. de R.L. de C.V. :

Shareholder	Quota in the Capital
Fairmount Santrol Inc.	99.67%
TechniSand, Inc.	.33%

Santrol de Mexico, S. de R.L. de C.V. :

Shareholder	Series A Equity Quota (fixed and variable)	Series B Equity Quota (fixed)
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	99.985%	---
Fairmount Santrol Inc.	---	0.015%

Santrol Europe ApS:

Shareholder	Interests
Technisand, Inc.	100%

Technisand Canada Sales Ltd.:

Shareholder	Ownership Percentage
Technisand, Inc.	100%

Schedule 4.02 - 4

SCHEDULE 4.13

TO CREDIT AND GUARANTY AGREEMENT

Real Estate Assets

Owned Real Property:

See attached.

Schedule 4.16 - 1

Owned Real Property

A.	Best Sand Corporation (f/k/a Walter C. Best, Inc.)

1.	Geauga County, Ohio (11830 Ravenna Road, Chardon, Oh, 44024 - Munson Township, and Claridon Township)

a.	Warranty Deed (Vol. 667, Page 1137) Trinity Lutheran Seminary to Walter C. Best, Inc. Sublots 36 & 37 in Section L of the Clifton Investment Company’s Division No. 1 Parcel Nos. 21-057700 & 21-057800

b.	Warranty Deed (Vol. 683, Page 912) Walter C. Best to Bestone, Inc. Part of Lots 4 & 10 in the East Division of Tract 1; Parcel No. 21-017150

c.	Quit-Claim Deed (Vol. 693, Page 1386) Ruth I. Dietz to Walter C. Best, Inc., All of Sublots Nos. 15 & 16 in the Clifton Investment Company’s Mayfield Garden No. 1, being a Subdivision of part of Original Munson Township Lot No. 4, Tract No. 1; Parcel No. 21-051700

d.	Warranty Deed (Vol. 693, Page 869) Thomas & Carol Bevington to Walter C. Best, Inc., Parts of Lots Nos. 10 & 4 in Great Lot No. 4 in the East Division of Tract No. 1; Parcel No. 21-031600

e.	Deed of Executrix (Vol. 1004, Page 974) Jean C. Richardson, Exec. of Estate of Howard Alan Richardson to Best Sand Corporation, Part of Original Lot No. 2; Parcel No. 21-136700

f.	Warranty Deed (Vol. 1004, Page 970) Howard S. Richardson to Best Sand Corporation, Part of Lot No. 2, Tract No. 2 - Parcel No. 21-176358

g.	Warranty Deed (Vol. 895, Page 683) Thomas McMaster Exec. of Estate of Florence McMaster to Best Sand Corporation, Part of Lot No. 5, Section No. 4,Tract No. 1 East Division Parcel No. 21-111100

h.	Warranty Deed (Vol. 895, Page 681) William G. & Louise McMaster to Best Sand Corporation Part of Lot 5 in Great Lot No. 4, East Division of Tract 1Parcel No. 21-111100 (this is the same property as described in the above item g)

i.	Executor’s Deed Under a Will (Vol. 773, Pg. 1157) Timmy Chambers, Exec. of Estate of Gertrude Chambers to Best Sand Corporation, Part of Lot No. 3, East Division of Tract No. 1 - Parcel No. 043100

j.	Warranty Deed recorded March 25, 1946 (Vol. 221, Pg. 128) May Whitelaw to Walter C. Best, Inc., Part of Range No. 8, Tract 1, Lot No. 4, Sub Lot No. 5, Part of Parcel No. 21-019200

47

k.	Warranty Deed recorded April 12, 1950 (Vol. 233, Pg. 467) Bass Lake Community, Inc. to Walter C. Best, Inc., Lot No. 5, Section No. 4, East Division of Tract No. 1, Part of Parcel No. 21-019200

l.

Warranty Deed recorded February 29, 1944 (Vol. 217, Pg. 502) William J. Taylor to Walter C. Best, Inc., Part of Lots. Nos. 4 and 5 in Section No. 4 East Division of Tract No. 1 - Part of Parcel No. 21-019200

m.

Sheriff’s Deed recorded February 28, 1951 (Vol. 243, Pg. 243) S. M. Harland, Sheriff of Geauga County to Walter C. Best, Inc., Part of Lots 4 and 10, Great Lot 4, East Division of Tract No. 1 - Part of Parcel No. 21- 019200

n.

Warranty Deed recorded December 5, 1962 (Vol. 423, Page 510) Bass Lake Community, Inc. to Walter C. Best, Inc., Part of Lots Nos. 4 and 10 in East Division of Tract No. 1 and Part of Lots Nos. 6 and 7 in Tract No. 2, Part of Parcel No. 21-019200

o.

Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 518) Charles M. Evans and Marjory K. Evans to Walter C. Best, Inc., Part of Lot No. 4 of the East Division of Tract No. 1 - Part of Parcel No. 21-019200

p.	Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 520) Martin L. Evans and Rita B. Evans to Walter C. Best, Inc. Part of Lot No. 6, Tract No. 2, Part of Parcel No. 21-019200

q.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 594) Walter C. Best to Walter C. Best, Inc., Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2, Parcel No. 21-017853

r.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 597) Walter C. Best to Walter C. Best, Inc., Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2, Parcel No. 21-017852

s.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 599) Walter C. Best to Walter C. Best, Inc., Part of Lot Nos. 4 and 10 in Section No. 4 of the East Division of Tract No. 1 and Lot Nos. 6 and 7 in Tract No. 2, Parcel No. 21-017851

t.

Warranty Deed recorded May 8, 1979 (Vol. 643, Pg. 3) Esther Eldred, nka Esther Burns to Walter C. Best, Inc. Sublots 7 and 8 in Section L of the Clifton Investment Company’s Subdivision # 1, Parcel Nos. 21-054600 (SL 7) and 21-054700 (SL 8)

u.

Deed on Decree or Order of Sale recorded March 20, 1980 (Vol. 663, Pg. 547) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot Nos. 3, 10, 18, 19, 20 in Section K; Sublot Nos. 38 and 39 in Section L; and Sublot Nos. 38 and 39 in Section M in the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1 - Parcel Nos. 21-045600, 21-045700, 21-163500, 21-083300, 21-083200, 21-095400, 21-095500, 21-151100 and 21-151200

48

v.	Deed on Decree or Order of Sale recorded June 26, 1980 (Vol. 665, Pg. 872) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot No. 4 in Mayfield Gardens Subdivision No. 1, Parcel No. 21-159600

w.	Warranty Deed recorded October 25, 1982 (Vol. 690, Pg. 1156) Louise Kiefer, Trustee to Walter C. Best, Inc. Sublots 17 and 18 in Section M - Parcel Nos. 21-091100 & 21-091000

x.	Quit-Claim Deed recorded July 30, 1986 (Vol. 764, Pg. 280) Gertrude E. Adams to Best Sand Corporation Part of Lot No. 2 and 3 in East Division of Tract No. 1, Parcel No. 21-047510

y.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 687) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Part of Lot No. 4 in Section No. 4 - Parcel No. 21-176537

z.

Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 697) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 in Section “A”, Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 16, 23 and 24 in Section “B” and Sublots Nos. 6, 7, 9, 10, 18, 19, 20, 21, 22 and 23 in Section “C” - Parcel No. 21-017155

aa.

Warranty Deed recorded August 19, 1998 (Vol. 1161/page 685) Betty Jean Mlcoch aka Bette Jean Mlcoch to Best Sand Corporation Sublot No. 10 in Section B of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-116200

bb.

Warranty Deed recorded February 26, 1999 (Vol. 1219, Pg. 940) Lawrence L. Berkebile and Elaine S. Berkebile to Best Sand Corporation Sublots Nos. 11 and 12 in Section C of the Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-016000

cc.

Warranty Deed recorded October 31, 2000 (Vol. 1324, Pg. 70) Donald L. Hamilton and Agnes W. Hamilton, Trustees to Best Sand Corporation Sublot 9, Section B of the Clifton Investment Company Mayfield Gardens Allotment lot 4 East Division of Tract 1 and Lots 1 and 2 of Tract 2 in Munson Township, Geauga County, Ohio- Parcel No. 21-110-800

dd.

Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 340) Charles M. Loya and Donna J. Loya to Best Sand Corporation Sublots Nos. 11 and 12 in Section A of Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-139500

ee.

Warranty Deed recorded January 31, 1997 (Vol. 1090, Pg. 211) Jon W. Hough and Darlene A. Hough to Best Sand Corporation Lot No. 4 of the East Division of Tract No. 1 in Munson Township- Parcel No. 21-015900

ff.

Warranty Deed recorded September 26, 1996 (Vol. 1071, Pg. 1020) Raymond Pogorzelski to Best Sand Corporation Sublots Nos. 24 and 25 in Section “C” of the Clifton Investment Company’s Subdivision No. 1-Parcel Nos. 21-130200 and 21-130300

49

gg.

Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 338) Vivian C. Reid to Best Sand Corporation Sublot No. 8 in Section “C” of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-092800

hh.

Warranty Deed recorded June 26, 1997 (Vol. 1110, Pg. 1026) Robert W. Best to Best Sand Corporation Sublots No. 1, 2, 3, 4, 5, 13, 14, 15, 16 and 17 in Section “C” of the Clifton Investment Company’s Mayfield Garden Subdivision- Parcel Nos. 21-016800 and 21-016900

ii.

Warranty Deed recorded May 29, 1997 (Vol. 1106, Pg. 577) Bette J. Mlcoch to Best Sand Corporation Sublot No. 22 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 -Parcel No. 21-116100

jj.

Warranty Deed recorded October 3, 1997 (Vol. 1124, Pg. 380) Bette J. Wozniak and Thomas F. Wozniak to Best Sand Corporation Sublot No. 18 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 and Sublot No. 19 in Section “B” of the Clifton Investment Company’s Subdivision No. 1- Parcel Nos. 21050500 and 21-173230

kk.

Warranty Deed recorded January 24, 1986 (Vol. 752 Pg. 65 from The Grand River Hardwood Company to Best Sand Corporation, property located on Aquilla Road Lot 8 Section 8, Claridon Township, Ohio; PPN 13-015564

ll.

General Warranty Deed recorded December 28, 2007 as Instrument No. 200700773342 from Richard C. Bertleff and Susan M. Bertleff to Best Sand Corporation, property located at 12296 Harvard Road, Munson Township, Ohio PPN 21-120400

mm.

General Warranty Deed recorded October 25, 2013 as Instrument No. 201300869137 (Book 1962 Page 2918) from Mark A. Taylor and Glen E. Taylor to Best Sand Corporation, located in the Township of Munson, County of Geauga as being part of lot 2 in tract 2 of said Township. PPN(s): 21-158500; 21-158501; 21-176356 and 21-064200 Owner’s Policy No. 504131004

nn.

Limited Warranty Deed recorded July 15, 2014 as Instrument No. 201400878230 from ACO Polymer Products, Inc. to Best Sand Corporation, 12080 Ravenna Road, Chardon, located in Township of Munson, County of Geauga as being part of Lot 1 in Tract No. 2 within said Township. PPN 21-017000

oo.

Warranty Deed recorded June 30, 1987 as Instrument No. 352844, Volume 789 Page 750 from Paul W. Houghton and Sue Ann Houghton to Best Sand Corporation, 11875 Bass Lake Road, Chardon, located in township of Munson, County of Geauga as being parts of Lots Nos. 4 and 10, Tract No. 1. PPN: 21-083430

pp.

General Warranty Deed recorded September 9, 2015 as Instrument No. 201500895506, Bk. 1997 Pg. 977, from Allen T. Wozniak to Best Sand Corporation, located at 12254 Harvard Drive, Chardon, Township of Munson, County of Geauga as being part of Sublot No. 17 in Section “B” of the Clifton Investment Company’s Sub Division No. 1, PPN: 21-162700

50

qq.

General Warranty Deed recorded September 25, 2015 as Instrument No. 201500896229, Bk. 1998 Pg. 468, from Mary Lou Harris, widower to Best Sand Corporation, located at 11940 Ravenna Rd., Chardon, Township of Munson, County of Geauga as being part of Lots 11 and 12 in Section “A” of the Clifton Investment Company’s Mayfield Gardens Allotment, PPN: 21-077130

Affidavit of Surviving Spouse or Joint Survivor recorded September 25, 2015 as Instrument No. 201500896228, Bk. 1998 Pg. 465, reporting the death of Thomas Harris and the survivor, Mary Lou Harris as the fee simple owner

rr.	Bob Best PA, missing PIN’s 21-017154 (Bass Lake Rd), 21-051600 (MFG), 21-116200 (MFG), 21-176395 (140 acres in existing quarry)

2.	Beaver, Jackson Township, Pike County, Ohio (No mailing address, raw mining land only)

a.

General Warranty Deed recorded October 4, 1994 (Vol. 35, Page 149), from Melvin Schrader and Barbara Schrader to Best Sand Corporation, property located in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-053900

b.

General Warranty Deed, recorded October 4, 1994 (Vol. 35, Page 153) from Pamela J. Smith to Best Sand Corporation property located in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-063400

3.	3535 Whiskey Run Road, Vigo Road and Wiles Lane, Richmond Dale, Jefferson Township, Ross County, Ohio, 43673

a.

Warranty Deeds, recorded April 12, 1995 (Vol. 560, Pages 555, 557 and 559) from Southern Silica, Inc. to Best Sand Corporation, part of Section 13 and Section 14 of Jefferson Township, County of Ross, and State of Ohio - Parcel Nos. 18-0510037.000, 18-0505052.000, 18-050310038.000

B.	Wedron Silica Company

1.	3450 E. 2056th Road, Wedron, Illinois, 60557

a.

Warranty Deed, recorded February 5, 1991 (Vol. 91-01295, Page 1), from Martin Marietta Corp. to Wedron Silica Company--new Warranty Deed recorded to correct legal description, dated June 14, 1991 in Vol. 91-07714, Page 1 (Property in LaSalle County, Illinois Parcel Nos. 15 03 404 000, 15 09 200 000, 15 09 201 000, 15 09 423 000, 15 10 101 000, 15 10 102 000, 15 10 203 000, 15 09 401 000, 15 09 402 000, 14 09 219 003, 14 09 213 005, 14 09 214 004, 14 09 229 000, 14 09 230 000, 14 09 231 000, 14 09 205 009, 14 09 211 003, 14 09 212 004, 14 04 403 000, 14 16 108 000, 14 17 206 000, 14 08 202 000,14 08 403 000, 14 09 104 000, 14 09 209 012, 14 09 217 009, 14 09 218 009, 14 09 308 000, 14 09 404 000, 14 17 403 000, 15 09 400 002, 15 09 432 000, 14 09 104 026 and part of 14 09 213 009).

b.	Warranty Deed, recorded December 6, 1988 (Vol. 88-14038, Page 1) from Waters Edge Farm, Inc. to Wedron Silica Company, property located in the

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County of LaSalle and State of Illinois - Index Nos. 14-20-201-000, 14-17-205-000, 14-21-100-000 and 14-16-301-000

c.

Warranty Deed, recorded October 31, 1991 (Vol. 91-14817, Page 1) from LaSalle County Farm Supply to Wedron Silica Company, Lots 1 and 2 in Block 15 in Bellrose Addition, LaSalle County, Illinois - Index Nos. 14-09 219-002 and 14-09-219-005

d.

Warranty Deed, recorded October 1, 1987 (Vol. 87-11114, Page 1) from Charles J. Zemaitis, Executor of the Estate of Charles A. Zemaitis, Deceased to Wedron Silica Company, Lots 6, 7 and 8 in Block 12 in Bellrose’s Addition, Wedron, LaSalle County, Illinois - Part of Index No. 14-09-213-009

2.	E. 1951st. Road, Wedron, Illinois 60557

a.

Warranty Deed recorded March 13, 2012 as document number 2012-05294 from Joseph Temple, to Wedron Silica Company, approximately 36 acres that lie south of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-17-208-000

b.

Trustee’s Deed recorded March 13, 2012 as document number 2012-05297 from Bradley A. Temple, as Trustee of the Mercedes W. Temple Testamentary Trust to Wedron Silica Company, approximately 40 acres the Northeast Quarter of the Northwest Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-17-101-000

c.

Warranty Deed recorded March 13, 2012 as document number 2012-05302 from Bradley Temple and Betty J. Lowe to Wedron Silica Company, approximately 124 acres which contain two parcels: Parcel 1: The West Half of the Southeast Quarter of Section 8 and the East Half of the East Half of the Southwest Quarter of Section 8, Township 34 North, Range 4 East of the Third Principal Meridian; Parcel 2: which lies north of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-08-400-000

3.	776 Centennial Drive, Ottawa, Illinois 61350

a.

Warranty Deed recorded June 29, 2012 as document number 2012-14077 from Thomas A. Schnabel and Lorraine M. Schnabel (husband & wife) and Thomas A. Schnabel, Jr. and Eileen K. Schnabel (husband & wife) to Wedron Silica Company, approximately 4.513 acres which contain two parcel numbers: 14-36-416-014 & 14-36-416-016: Lots 5,6,7 and the East 35 feet of lot 8, in Etna Plaza subdivision #1, a Subdivision of part of the South Half of Section 36, Township 34 North, Range 3, East of the Third Principal Meridian, according to the Plat recorded July 15, 1976 in Plat Book 2, Pages 91, 92, 93, and 94 as Document #629474, in LaSalle County, Illinois

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4.	3444 E. 19th. Rd., Ottawa, Illinois 61350

a.

Warranty Deed recorded December 31, 2012 in the LaSalle County Recorder’s Offices as Document No. 2012-28371 from David Lee Hite to Wedron Silica Company. Parcel Index No(s): 14-08-300-000; 14-08-301-000 and 14-17-100-000. Approximately 160 acres

5.	Lot 8 Centennial Drive, Ottawa, Illinois

a.

Warranty Deed recorded January 7, 2015 in the LaSalle County Recorder’s Office as Document No. 2015-00288 from Robert A. Smith and Dennis E. Enstrom to Wedron Silica Company. Permanent Index Number 14-36-416-015. Approximately 0.004 acres

6.	2179th Road, Ottawa, Illinois, Vacant Farm Land

a.

Warranty Deed recorded January 6, 2015 in LaSalle County Recorder’s Office as Document No. 2015-00182 from Pamela S. Holsten, to Wedron Silica Company. Permanent Index Number(s) 15-03-400-000 & 15-03-301-000

7.	3469 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded April 30, 2015 in LaSalle County Recorder’s Office as Document No. 2015-08270 from Ryan and Casey Stafford to Wedron Silica Company. Permanent Index Number 14-09-209-007

8.	3471 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded May 13, 2015 in LaSalle County Recorder’s Office as Document No. 2015-09016 from William R. and Angela K. Stafford to Wedron Silica Company. Permanent Index Number 14-09-205-010

9.	3467 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded May 27, 2015 in LaSalle County Recorder’s Office as Document No. 2015-09942 from Douglas and Dayle Stafford to Wedron Silica Company. Permanent Index Number 14-09-209-009

10.	3405 E. 2062 Road, Ottawa, Illinois (Residential Property)

a.	Warranty Deed recorded June 5, 2015 in LaSalle County Recorder’s Office as Document No. 2015-10655 from Bruce P. Bauer to Wedron Silica Company. Permanent Index Number 15-09-416-000

11.	2066 - 2070 N. 3462nd. Road, Wedron, Illinois (Residential Property)

a.

Warranty Deed recorded July 30, 2015 in LaSalle County Recorder’s Office as Document No. 2015-14464; 2 Parcel(s) by and between Larry W. Kiest and Billie J. Kiest to Wedron Silica Company. Parcel 1, Permanent Index Number 14-09-215-007 and Parcel 2, Permanent Index Number 14-09-215-005 and 14-09-215-006. Parcel 1: Lot 3 & 4 in Block 6 of Belrose’s addition to Wedron, except the North 92 feet thereof and Parcel 2: Lots 5 & 6 in Block 6 of Belrose’s

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addition to Wedron, subject to permitted encumbrances: rights of public, State and municipality in and to part for the land, if any taken or used for road purposes and right of way for drainage tiles, ditches, feeders, laterals and underground pipes

12.	2059 N. 3462nd Road, Wedron, Illinois (Church Property)

a.

Warranty Deed recorded January 17, 2017 in LaSalle County Recorder’s Office as Document No. 2017-00757; 2 Parcel(s) by and between The Trustees of the Serena United Methodist Church Formerly The Wedron United Methodist Church to Wedron Silica Company. Permanent Index Number 14-09-210-001 & 14-09-210-006

13.	2067 N. 3458th Rd., Wedron, Illinois

Warranty Deed recorded March 22, 2017 in LaSalle County Recorder’s Office as Document No. 2017-03976; Parcel 1 Lot 6 in Block 10 in the Belrose Addition to Wedron by and between Equity One Investment Fund LLC and Wedron Silica Company. Permanent Index Number 14-09-215-002

14.	East 19th Rd., Ottawa, Illinois

Trustee’s Deed recorded August 1, 2017 in LaSalle County Recorder’s Office as Document No. 2017-11442; the Northeast Quarter and the North 52 acres of South Half of Section 18 from Community Consolidated School District No. 210 (Milton Pope Trust) to Wedron Silica Company. Permanent Index Number(s): 14-18-201-000; 14-18-301-000 and 14-18-408-000

15.	2132 N 3450th Rd., Wedron, Illinois (no deed)

154.14 acres of farm land with building in Rutland Township. Permanent Index Number 15-10-301-000 – Pit 5

16.	No Street Address, Wedron, Illinois (no deed)

40.22 acres of farm land without buildings in Rutland Township, Legal – E FR N1/2 NW1/4 (ex 100’ E of River) Permanent Parcel Number 15-10-106-000 – Pit 4

17.	No Street Address, Wedron, Illinois (no deed)

7.10 acres of farm land without buildings in Rutland Township, Legal – NW1/4 NW1/4 S of Fox River (ex 100’ E of River) Permanent Index Number 15-10-105-000 – Pit 4

18.	No Street Address, Wedron, Illinois (no deed)

Holsten - 7.56 acres of industrial land in Rutland Township, Legal – 100’ E of Fox River in SW1/4 Sec 3, Permanent Index Number 15-03-302-000

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19.	No Street Address, Wedron, Illinois (no deed)

Holsten – 27.12 acres of industrial land in Rutland Township, Legal – SW Frac  1⁄4 (ex pt NW of River) (ex 2 AC Tract SW of River) & (ex 100 ‘ Strip SW of River 99-06880) Permanent Index Number 15-03-303-000

20.	E 1951 St. Rd., Wedron, Illinois (no deed)

Hite - 4.44 acres of farm land without buildings in Dayton Township, Legal – NW NE LYG N C/L RD Permanent Index Number 14-17-207-000

21.	E 1951 St. Rd., Wedron, Illinois (no deed)

Hite - 40.0 acres of farm land without buildings in Dayton Township, Legal – E1/2 E1/2 SW1/4 Permanent Index Number 14-08-302-000

22.	3473 E 19th Rd, Ottawa, Illinois (no deed)

Al Way - 2.41 acres of farm land without buildings in Dayton Township, Legal – Tract 2 Sub S 50AC W1/2 NW1/4 As Desc 540 793 Permanent Index Number 14-08-115-000

23.	3465 E 19th Rd, Ottawa, Illinois (no deed)

Ardeth Hadley - 2.10 acres of residential in Dayton Township, Legal SW 4A S 50A W1/2 NW1/4 Permanent Index Number 14-08-102-000

24.	No Street Address, Wedron, Illinois (no deed)

35.33 acres farm land without building in Rutland Township Legal – SW1/4 NW1/4 (ex 100’ E of River) Permanent Index Number 15-10-107-000 – Pit 4

C.	TechniSand, Inc.

1.	Michigan (Van Buren and Allegan County property have no mailing address, they are raw mining land only. Berrien County address is 3840 and 3739 Livingston Road, Berrien County, Michigan, 49106)

a.

Warranty Deed, dated November 20, 1995 (Vol. 1061, Page 41), from Fairmount Minerals, Ltd. to TechniSand, Inc. property located in Covert Township, County of Van Buren, Michigan, Tax Parcel No. 80 07-086-010-03 and 80-07-086-013-00

b.

Warranty Deed, recorded August 1, 1991 (Vol. 0915, Page 027), from Manley Bros. of Indiana, Inc. to TechniSand, Inc., 9 sites located in the Township of Covert, County of Van Buren and State of Michigan - Note: certain sites were sold in 2003 and other tax parcels have been consolidated. The following is a list of the Tax Roll Nos. (parcel nos. are subject to change, 80-07-086-002-01, 80-07-086-009-00, 80-07-086-013-00

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c.

Warranty Deed, recorded August 1, 1991 (Vol. 1470, Page 569), from Manley Bros. of Indiana, Inc. to TechniSand, Inc., 10 sites situated in the Townships of Lake, Lincoln, and Hagar, County of Berrien and State of Michigan -Parcel Nos. 11-11-0005-0028-03-1, 11-11-0005-0028-02-3, 11-11-0005-0028-01-5, 11-11-0005-0028-13-9, 11-11-0005-0027-00-1, 11-11-0005-0037-00-6, 11-11-0005-0029-00-3, 11-12-0031-0005-01-9,11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-110018-0002-47-6, 11-10-0001-0012-00-6, 11-10-0001-0001-03-9, 11-10-0001-0014-00-9, 11-11-0008-0008-00-1, 11-11-0008-0008-01-9, 11-11-0008-0007-01-2 and 11-0008-0015-06-6, parcel nos. subject to change; 3 parcels to be conveyed to State of Michigan: 11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-11-0018-0002-47-6

d.

Warranty Deed from Dolores Coe and Genevieve Wymer, survivors of Josephine M. Livengood, deceased, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, Page 780) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

e.

Quit-Claim Deed from John Maier, spouse of Genevieve Wymer, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, page 777) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

f.

Quit-Claim Deed from Vernon Coe, spouse of Delores Coe, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, page 778) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

2.	Montana

a.	Warranty Deed from United Grain Corporation of Oregon to Technisand, Inc. recorded on March 29, 2013 in Roosevelt County Montana, as document number 398518

3.	Texas

a.

General Warranty Deed recorded March 1, 1994 (Vol. 2628, Page 1378), from Strataprop, Inc. to TechniSand, Inc. 5.242 acres located at 2727 FM 521, Fort Bend County, Texas, 77545 - Tax ID No. 0169-00-000-3653-907

Lease Agreement dated July 26, 2002 between TechniSand, Inc., as Lessor, and Black Lab Corporation, as Lessee, for certain portions of the property as listed in 3(a)(1)

b.

Warranty Deed, recorded February 25, 1994 (Vol. 550, Page 528), from Strataprop, Inc. to TechniSand, Inc. (Property situated at the intersection of Kempe and Goliad Streets, Jim Wells County, Texas -Tax Account No. 12650-041-000-00)

c.

Quit-Claim Deed, recorded February 25, 1994 (Vol. 550, Page 525), from Strataprop, Inc. to TechniSand, Inc. (a strip of land 10 feet in width in the City of Alice, Jim Wells County, Texas - this property is included in tax account no. listed above)

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4.	Oklahoma

a.	Wynnewood Road, Roff, Oklahoma, 74865 - Terminal & Processing Warranty Deed, recorded July 31, 1991 (Book 1370, Page 220), from BESCO Products, Inc. to TechniSand, Inc. (Parcel Nos. 0000-26-002-004-0-005-000, 0000-26-002-004-0012-000, 0000-26-002-004-0-013-000 and 1130-00-182-003-0000-000)

b.

Warranty Deed recorded May 23, 1995 (Book 1448, Page 682), from Ruby Williams, now Jennings, Gene Jennings and Judy and Jodie Young to TechniSand, Inc. (property located in Pontotoc County, State of Oklahoma)

c.	Warranty Deed recorded May 17, 1993 (Book 1406, Page 761), from Frances Lucille Hendrix to TechniSand, Inc. (Lots 3, 4, 5 and 6 in Block 182, Roff, Oklahoma)

d.	Warranty Deed recorded August 4, 2008 (Book 2293, Page 149) from Janice M. King to Technisand, Inc.

5.	633 W. Pontotoc Ave., Roff, Oklahoma

a.

633 W. Pontotoc Ave., Roff, Oklahoma Warranty Deed recorded October 12, 2010 (Book 2482, Page 160) from Oklahoma Heritage Bank f/k/a Pontotoc County Bank to TechniSand, Inc. (Lots 3-4, Block 181; Parcel No. 1130-00-181-003-0-000-00)

6.

NW/4 NE/4 NE/4 and NW/4 and that part of the W/2 lying East of the center line of the Burlington Northern Railroad, all in Section 35, Township 2 North, Range 4 East, containing 66.6 acres more or less

a.	Warranty Deed recorded December 31, 2012 (Book 2708, Pg: 289) from Joe Don and Mary L. Ray, husband and wife to Technisand, Inc.

7.	SE/4 SW/4 of Section 26, Township 2 North, Range 4 East, less the railroad right-of way

a.	Warranty Deed recorded December 31, 2012 (Book 2708, Pg: 288) from Michael Wyche

8.

NE/4 SW/4 of Section 26, Township 2 North Range 4 East of the I.B.M., lying East of the center line of the Burlington Northern Santa Fe Railroad right-of-way, more particularly described as follows: Beginning at the Northeast Corner of the NE/4 SW/4 of said Section 26; thence South 00°35’46” East, along the East line of said NE/4 SW/4, a distance of 1321.55 feet; thence South 89°14’05” West, along the South line of said NE/4 SW/4, a distance of 530.72 feet to a point on the center line of the Burlington Northern Santa Fe Railroad; thence Northerly along said center line on a curve to the right, having a radius of 5731.85 feet, for a distance of 1360.46 feet (chord bearing of N 12°20’40” E and a chord distance of 1357.27 feet) to a point on the North line of said NE/4 SW/4; thence North 89°19’27” East, a distance of 226.77 feet to the point of beginning, containing 12.33 acres, of which 1.56 acres lies within the railroad right-of-way.

57

a.	Warranty Deed recorded April 11, 2013 (Book 2739, Pg: 70) from Joseph Lee Morrow and Monica Ruth Morrow, husband and wife, to Technisand, Inc. Parcel Identification No. 0000-26-002-004-0-011-00

9.	533 South 14th. Street, Roff

a.

Warranty Deed recorded May 26, 2015 with the Pontotoc County Clerk as Document No. I-2015-002662, Book 2934 Pg: 214 from Rhonda Jo Miller to Technisand, Inc., All of Lots 5 and 6 in Block 181 of the Town of Roff, Pontotoc County, Oklahoma, per the recorded Plat

D.	Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1.	W3302 Highway 35 S, Pierce County, Wisconsin

a.	Warranty Deed, recorded September 3, 1996, (Volume 334, Page 257) from Dean A. Holden and Mary L. Holden to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin, Parcel Identification Nos. 151- 01003-9000 and 016-1101-0900

b.	Warranty Deed, recorded January 25, 1995 (Volume 308, Page 415) from Jama Edge Lumber, Inc. to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin

c.	Mineral Deed, recorded July 11, 2001 as Instrument No. 415668 from Eldon Duncan to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin

2.	E5610 US Highway 12/State Road 29, Dunn County, Menomonie, Wisconsin

a.	Gary L. Brandt and Vicky L. Brandt, recorded April 17, 2007 as Document No. 542830, Parcel Identification No. 241-08-703000

3.	N1467 770th Street, Town of Trenton, Pierce County, Wisconsin (former Krchnavy property) - Hager City

a.	Sheriff’s Deed, recorded December 9, 2008 as Instrument No. 507379, from Pierce County Sheriff to Wisconsin Industrial Sand Company, LLC, Parcel Identification No. 030-1012-800

4.	Pierce County, Wisconsin

a.	Warranty Deed, recorded May 14, 2010, from Gary C. Peterson and Jennifer L. Peterson to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 519538; Parcel Identification No. 151-01029-0200

5.	W3601 Lakeview Ave., Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed, recorded in Pierce County, November 19, 2010 from Thomas P. Bamford, Philip W. Bamford and Anastasia Bamford to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 524308 Parcel Identification No(s);

58

151-01003-0100; 151-01002-0200; 151-01001-0800; 151-01001-0700; 151-01001-0600; 151-01004-0100; 151-01003-0200; 151-01001-0200; 151-01011-0200; 151-01010-0600; 151-01002-1000

6.	Maiden Rock, Pierce County, Wisconsin (No mailing address, 400 +/- raw mining land only)

a.

Special Warranty Deed from Lost Creek Farms, Inc. to Wisconsin Industrial Sand Company, L.L.C. recorded December 14, 2010 as Instrument No. 524931; Parcel Identification No(s): 016-01087-05000; 016-01087-0600; 016-01089-0300; 151-01001-0400; 016-01087-0900; 016-01090-0800; 016-01090-0700; 016-0100900; 016-01091-0100 and 016-01091-0700; 151-01001-0500; and 151-01001-0900

7.	970 County Road S, Maiden Rock, Pierce County, Wisconsin

a.	Warranty Deed from Timothy W. Smith to Wisconsin Industrial Sand Company, L.L.C. recorded February 3, 2012 as Instrument No. 533541

Parcel Identification No.: 016-01091-0610

8.	N460 State Road 35, Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed from Arnold L. Johnson and Evelyn H. Johnson to Wisconsin Industrial Sand Company, L.L.C. recorded December 4, 2012 as Instrument No. 540806; Parcel Identification No(s): 151-01003-1000 and 016-01102-0200

NOTE: The house and 3 garages are being leased back to the Johnsons until they either vacate or the 1st anniversary of the date of which neither Seller is living

9.	Part of Government Lot 3, Section 15, Township 24 North, Range 16 West, Village of Maiden Rock, Pierce County, Wisconsin

a.	Quit Claim Deed from David J. Kaasa and Rayna Kaasa to Wisconsin Industrial Sand Company, L.L.C. recorded December 28, 2012 as Instrument No. 541426; Parcel Identification No: 151-01010-0200

10.	300th Street, Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed from Jill C. Greenhalgh and Rolf Dittman (husband & wife) to Wisconsin Industrial Sand Company, L.L.C. recorded October 2, 2013 as Instrument No. 547713 with Tax Parcel No. 016-01099-0700, located in Maiden Rock Township, Pierce County, Wisconsin approximately thirty-nine (39) acres

Surface Rights transferred to Dean Holden and Mary Holden by Limited Warranty Deed recorded January 24, 2014, as Instrument No. 549653 Wisconsin Industrial Sand Company, L.L.C. owns all mineral rights to property

11.	100th Ave., Maiden Rock Township, Pierce County, Wisconsin

59

a.

Warranty Deed from Jerry J. O’Brien and Karen G. O’Brien to Wisconsin Industrial Sand Company, L.L.C. recorded October 4, 2013 as Instrument No. 547772; Tax Parcel No(s). 016-01069-0410; 016-01069-0400 and 016-0169-0500, located in Pierce County, Wisconsin approximately eighty (80) acres

12.	W7659 State Road 35, Hager City, Pierce County, Wisconsin

a.

Warranty Deed from Shelley M. Endres to Wisconsin Industrial Sand Company, L.L.C. recorded September 9, 2013 as Instrument No. 547091; Parcel No. 030-01005-0410 for approximately (10) acres (property adjacent to the Hager City Plant)

13.	W3146 110th Avenue, Maiden Rock, Wisconsin

a.

Warranty Deed from The John & Marjorie Kralewski Family Limited Partnership, by John Kralewski General Partner, to Wisconsin Industrial Sand Company, L.L.C. recorded September 25, 2013 as Instrument No. 547541; Parcel No(s). 016-01090-0600, 016-01090-03001, 016-01090-0500, 016-01090-0400, 016-01087-0700 and 016-01089-0400 for approximately two hundred thirty-seven (237) acres

14.	XXX State Rd. 35, Hager City, Pierce County Wisconsin - 2 Parcels

a.

Warranty Deed from William E. Schroeder to Wisconsin Industrial Sand Company, L.L.C. recorded January 23, 2014 as Instrument No. 549634, located in Pierce County, Parcel A; Tax Parcel No. 030-01005-0310. This parcel was included in Purchase Agreement with William E. Schroeder and Patricia A. Schroeder. See below (b) for acres.

b.

Warranty Deed from William E. Schroeder and Patricia A. Schroeder to Wisconsin Industrial Sand Company, L.L.C. recorded January 23, 2014 as Instrument No. 549631, located in Pierce County, Parcel B; Tax Parcel No(s). Part of 030-01008-0800; Part of 030-01006-1000; Part of 030-10005-0400 and part of 030-01008-0810. Combined with Parcel A listed above for approximately thirty (30) acres (property adjacent to the Hager City Plant)

15.	XXXX State Rd 35, Town of Maiden Rock, Pierce County, Wisconsin

a.

Limited Warranty Deed from Dean A. Holden and Mary L. Holden to Wisconsin Industrial Sand Company L.L.C. recorded January 24, 2014 as Instrument No. 549653; located in Pierce County; Tax Parcel No. 016-01102-0100 Approximately 3 acres

16.	N1482 770th Street, Hager City, (Town of Trenton) Pierce County, Wisconsin

a.

Warranty Deed recorded March 31, 2014 from Lisa Flynn f/k/a Lisa Staats-Johnson and Michael Flynn to Wisconsin Industrial Sand Company L.L.C., recorded as Instrument No. 550523; located in Town of Trenton, Pierce County; Lot 1 of Certified Survey Map recorded in Vol. 6 of C.S.M., pg. 168, as Doc. No. 379768, being a parcel of land located in the NW  1⁄4 of the SW  1⁄4 of Section 1, Township 24 North, Range 18 West of the 4th Principal Meridian located in and

60

forming a part of the Town of Trenton, Pierce County, Wisconsin. Parcel No. 030-01005-0300 (which will receive new parcel number after the split) (property adjacent to Hager City Plant)

Portion of above property sold to William Schroeder from lot split given with new parcel number 030-01005-0410

17.	Pierce County, Wisconsin, Mineral Rights Only

a.

Warranty Deed from Holst Farms, Inc. and MOAP, LLC and Troll King, LLC to Wisconsin Industrial Sand Company, L.L.C. recorded January 24, 2014 as Instrument No. 549653 located in Pierce County; Tax Parcel No(s). 012-01088-0400; 012-01088-0500; 012-01088-0600; 012-01088-0800; 012-01088-1000; 012-01089-0100; 012-01089-0200 and 012-01089-0310. Approximately 321.9 acres, mineral rights only

18.	N3588 1005th. Street, Town of Diamond Bluff, Pierce County, Wisconsin

a.

Warranty Deed from Steven D. Burmood and Janet K. Burmood, (husband and wife) recorded May 16, 2014 as Instrument No. 551297 identified as Lot 1 of Certified Survey Map recorded in Vol 13 of C.S. M., page 142, as Doc. No. 550456, being located in the SE  1⁄4 of the NW  1⁄4 of Section 12, Township 25 North, Range 19 West, Town of Diamond Bluff, Pierce County, Wisconsin. Approximately 10 acres of a 30 acre parcel; Tax Parcel No.: 004010470300

19.	W6170 State Rd. 35, Isabella, Wisconsin

a.

Warranty Deed from Jerry T. Enevold recorded December 12, 2014 as Instrument No. 555123 located in the Town of Isabella, Pierce County, to Wisconsin Industrial Sand Company, L.L.C. approximately 18.1 acres Tax Parcel No(s): 014-01010-0600 and 014-01011-0500.

20.	W2820 70th Avenue, Maiden Rock, Pierce County, Wisconsin, Mineral Rights Only

a.

General Warranty Deed from James R. Pinke (no information) located Maiden Rock, Pierce County, to Wisconsin Industrial Sand Company, L.L.C. approximately 1.76 acre portion of the 5.11 acres of real property currently owned by Pinke. Tax Identification No. 016-01095-0310

E.	Wexford Sand Co.

1.	Cleon Township, Manistee County, Michigan (No mailing address, raw mining land only)

a.

Warranty Deed, recorded in Liber 396, Page 130, Sargent Minerals, Co. to Wexford Sand Co. (title policy parcel no. 3.) (The S  1⁄2 of the NW  1⁄4 and the N  1⁄2 of the SW  1⁄4 lying North and East of Railroad, Section 24, T 24 N, R 13 W. The following portion of the above-referenced property were sold in 2005: Part of the West  1⁄2 of Section 24, T24N, R13W, Cleon Township, Manistee County,

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Michigan, being more particularly described as: Commencing at the West  1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the Point of Beginning; thence continuing North 00° 47’ 23” East along said line, 330.12 feet to the North 1/8 line; thence South 88° 48’ 49” East along said line, 1318.74 feet to the West 1/8 line; thence South 00° 47’ 34” West along said line, 2,515.30 feet to the North right-of-way line of the AA Railroad; thence along said line on a curve to the right 462.97 feet, said curve having a radius of 1614.16 feet, a chord distance and bearing of (461.39 feet, North 40° 37’ 12” West) along said right-of-way; thence North 32° 25’ 00” West along said line, 1850.45 feet to the point of beginning, together with and subject to Easement A: a 6.00 foot wide Easement for ingress/egress and the installation and maintenance of public utilities, located in the Township of Cleon, County of Manistee, State of Michigan, and described as follows, to wit: Part of the West  1⁄2 of Section 24, T24N, R13W, being 33 feet each side of and adjacent to a centerline being more particularly described as commencing at the West  1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the North right of way line of the AA Railroad; thence South 32° 25’ 00’ East along said right of way line, 60.18 feet; thence North 00° 47’ 23” East parallel with the West Section line, 60.23 feet to the point of beginning; thence South 32° 25’ 00” East, 952.87 feet; thence South 53° 10’ 03” East, 149.78 feet; thence South 33° 20’ 44” East, 391.15 feet; thence South 47° 23’ 07” East, 146.31 feet; thence South 71° 30’ 27” East, 472.33 feet; thence North 79° 11’ 29” East, 308.32 feet; thence North 61° 22’ 31” East, 524.09 feet; thence North 25° 46’ 17” East, 113.24 feet to the South line of aforementioned Parcel A and being the Point of Ending. Parcel No. 51-04-024-250-01

2.	8770 West 28 Mile Road, Wexford Township, Wexford County, Michigan, 49638

a.

Warranty Deed, recorded April 20, 1998, (Liber 360, Page 637) Sargent Minerals Co. to Wexford Sand Co. THE SE  1⁄4 OF SECTION 30, T24N, R12W, Parcel No. 2412-30-3101 Note: The following portions of the above referenced property were sold in 2003: (1) the SW  1⁄4 of the SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Liber 530, Page 405, and except (2) the NW  1⁄4 of SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Liber 518, Page 801, and except (3) the E  1⁄2 of the SE  1⁄4, Section 30, T42N, R12W, described as commencing at the E  1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the east line to the S 1/16th line of said section; thence S89°52’26“W 1331.33 feet along the S 1/16th line to the E 1/16th line of said section; thence N01°42’53” E 1331.24 feet along the E 1/16th line to the E-W  1⁄4 line of said section; thence S89°56’33“E 1325.62 feet along the E-W  1⁄4 line of said section to the E  1⁄4 corner and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210, and except (4) the E  1⁄2 of the SE  1⁄4, Section 30, T24N, R12W, described as commencing at the E  1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the E line to the S 1/16th line of said section and the point of beginning; thence S01°28’25”W 1326.82 feet along the E line to the S line of said section; thence S89°41’31”W 1337.06 feet along the S line to the E 1/16th line of said section; thence N01°42’53”E 1331.24 feet along the E 1/16th line to the S 1/16th line of said section; thence N89°52’26”E 1331.33 feet to the E line of said section and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210

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3.	Slagle Township, Wexford County, Michigan (No mailing address, raw mining property only)

a.

Warranty Deed, recorded April 20, 1998, (Liber 360, Page 650) Sargent Minerals Co. to Wexford Sand Co. That Part of the NW  1⁄4 of the NW  1⁄4 of Section 3 T3N, R12W Lying East of the Ann Arbor Railroad Right-Of-Way, Parcel No. 2212-03-2201

b.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 644), Sargent Minerals Co. to Wexford Sand Co. The NE  1⁄4 of the NW  1⁄4 of Section 3, T22N, R12W, excepting there from a Rectangular Parcel of Land Commencing at The Intersection of the Centerlines Of 26 Mile Road and 7  1⁄2 Mile Road and running 600 feet along 26 Mile Road and 300 feet along 7 1/2 Mile Road, Parcel No. 2212-03-2101

c.	Warranty Deed, recorded April 20, 1998 (Liber 360, Page 647), Franek, Inc. to Wexford Sand Co. The S 3⁄4 of the NE 1⁄4 Of Section 3, T22N, R12W, Parcel No. 2212-03-1102

d.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 640), Franek, Inc. to Wexford Sand Co. part of the SE  1⁄4 of the SW  1⁄4 of Section 3, T22N, R12W lying east of the Ann Arbor Railroad, Parcel No. 2212-03-4402

e.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 653), Michigan Mining and Exploration, Inc. to Wexford Sand Co. The East 42 acres of the SE  1⁄4 of the SW  1⁄4 Of Section 3, T22N, R12W, Except part of the SE  1⁄4 of the SW  1⁄4 of Section 3, T22N, R12W lying East of the Ann Arbor Railroad, Parcel No. 2212-03-4401

f.

Warranty Deed, recorded in Liber 280, Page 246, Sargent Sand Co., to Wexford Sand Co. (title policy parcel no. 8.) that portion of the South  1⁄2 of the fractional NW  1⁄4 lying East of the Ann Arbor Railroad Right-of-Way, section 3, T22N, R12W

g.

Warranty Deed, recorded August 20, 1980 (Liber 280, Page 246), Sargent Sand Co. to Wexford Sand Co. the SE  1⁄4 of the NW  1⁄4 and the East 10 acres of the SW  1⁄4 of the NW  1⁄4, containing 50.0 acres, more or less, all in Section 3 of said Township, conveying the same rights as conveyed to Sargent Sand Co. by the United States of America in that certain Exchange Deed, recorded on March 18, 1976 (Liber 262, Page 909)

F.	Standard Sand Corporation, a wholly owned subsidiary of Cheyenne Sand Corp., a Michigan Corporation

1.	14201 Lakeshore, Grand Haven, Michigan, 49417

a.	Warranty Deed, dated November 30, 1976, from Southern Silica Corporation to Standard Sand Corporation; “Rosy Mound Property”) in Grand Haven, Ottawa County, Michigan

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G.	Fairmount Minerals, Ltd. (Fairmount Santrol Inc.)

1.	5245 East Marginal Way South, Seattle, Washington

a.	Bill of Sale dated as of September 30, 2003 between United Western Supply Company and Fairmount Minerals, Ltd.

H.	Wisconsin Specialty Sands, Inc. - Bay City

1.	Pierce County, Wisconsin

a.	N 1464 770th Street, Quit Claim Deed recorded January 25, 2006 Document No. 481107 from Thomas & Betts Corporation to Wisconsin Specialty Sand, Inc. Parcel No. 030-01019-0900

b.	Affidavit of Correction recorded October 9, 2007 Document No. 498063 conveyed to Wisconsin Specialty Sands, Inc.

c.

Quit Claim Deed recorded April 7, 2006 Document No. 482980 from Hugh Schilling, Trustee of the Hugh Schilling Trust, and Charles M. Brown and Lynn S. Brown, husband and wife to Wisconsin Industrial Sand, Inc. Part of the property was deeded to Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 by Quit Claim Deed recorded June 29, 2006 as Document Number 482251. Parcel Nos. 014-01010-0800, 014-01010-0700

d.	Affidavit of Correction recorded October 16, 2007 Document No. 498271 conveyed to Wisconsin Specialty Sands, Inc.

e.	Warranty Deed recorded June 21, 2006 Document No. 485014 from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand. Parcel Nos. 014-01008-0210

f.	Affidavit of Correction recorded October 16, 2007 Document No. 498272 conveyed to Wisconsin Specialty Sands, Inc.

g.	Warranty Deed recorded August 23, 2005 Document No. 476052 from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand, Inc. Parcel No. 014-01008-0210

h.	Affidavit of Correction recorded October 16, 2007 Document No. 498270 conveyed to Wisconsin Specialty Sands, Inc.

i.

Trustee’s Deed recorded June 29, 2006 Document No. 485253 from Hugh K. Schilling, Trustee of the Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 to Wisconsin Specialty Sand, Inc., Parcel No. 014-01006-0400

j.	Affidavit of Correction recorded October 16, 2007 Document No. 498273 conveyed to Wisconsin Specialty Sands, Inc.

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k.	Warranty Deed recorded December 7, 2007 Document No. 499469 from Charles M. Brown and Lynn S. Brown, husband and wife, to Wisconsin Specialty Sands, Inc., Parcel No. 014-01006-0500

l.	Warranty Deed recorded November 13, 2007 Document No. 498908 from Melissa R. Hutter-Duncan to Wisconsin Specialty Sands, Inc., Parcel No. 014-01006-0500

m.	Quit Claim Deed (mineral rights only) recorded September 27, 2007 Document No. 497806 from Eldon L. Duncan to Wisconsin Specialty Sands, Inc.

n.	Affidavit of Correction recorded October 16, 2007 Document No. 498064 conveyed to Wisconsin Specialty Sands, Inc.

I.	Santrol de Mexico, S. de R.L. de C.V.

1.	Autopista Monterrey Reynosa Km. 32 S/N Cadereyta Jim., N.L. C.P. 67450

J.	Santrol (Yixing) Proppant Company, Ltd.

1.	Tongli Road Dingshu Town YiXing Wuxi City Jiangsu Province, P.R. China 214200

K.	Alpha Resins, LLC

1.	17350 Ryan Road, Detroit, Michigan (parcel 1)

a.	Warranty Deed from Mark-Lucas Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011, Liber 49224, Pages 66-67, Tax Identification No. 13020478-9

2.	4211/4225 Nancy Ave. and 17308 Sunset Ave, Detroit, Michigan (parcel 3)

a.	Warranty Deed from Leonard Fountain Investments, LLC to Alpha Resins, LLC recorded June 9, 2011, Liber 49224, Pages 68-69 Tax Identification Nos. 13019963-8 and 13019517-22

3.	17305, 17311 and 17319 Dean Ave., Detroit, Michigan (parcel 4)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 70-71), Tax Identification No(s). 13020367; 13020366; and 13020365

4.	17332 Shields Ave., Detroit, Michigan (parcel 5)

a.	Warranty Deed from Embrooke Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 75-76), Tax Identification No. 13020480

5.	17331 Dean Avenue, Detroit, Michigan (parcel 9)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 72-74), Tax Identification No. 13020363-4

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L.	Black Lab LLC (fka FML BL Acquisition LLC)

1.	3624 E. 2351st Road, Serena, Illinois 60549

a.	Special Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 12, 2011 as Instrument No. 2011-14964, Permanent Real Estate Index No(s): 14-03-202-000; 09-34-408-000; 09-34-407-000

2.	11730 Ravenna Road, Chardon, Ohio 44024

a.	Limited Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 7, 2011 as Instrument No. 201100827088, Book 1904, Page 2017, Permanent Parcel No: 21-177026

3.	11766 Ravenna Road, Chardon, Ohio 44024

a.

Limited Warranty Deed from Trouble Properties, LLC fka Deming IV, LLC to FML BL Acquisition LLC recorded July 7, 2011 as Instrument No. 201100827087, Book 1904, Page 2012, Permanent Parcel No: 21-11100

M.	Shakopee Sand LLC fka Great Plains Sand, LLC

1.	15870 Johnson Memorial Dr. Jordan, MN Shakopee, Scott County, Minnesota

a.

Warranty Deed recorded August 7, 2013 in Scott County as Document No. A942921, from Todd D. Becker & Scott K. Tennessen and Krischelle Tennessen to Great Plains Sand, LLC, acquiring 2 parcels, approximately 50 acres in the city of Shakopee. *Use as a construction and use of a unit train loading facility. Permanent Index No(s). 07-933-0110 and 07-933-010-0

b.	Quit Claim Deed recorded July 13, 2012 in Scott County as Document No. A910278, from the County of Scott to Great Plains Sand, LLC, Permanent Index No. 07-260010

c.	Warranty Deed recorded December 14, 2012 in Scott County as Document No. A923546, from Scott Land Company, LLC to Great Plains Sand, LLC, Permanent Index No. 07-0290010

d.

Agreement (mining) recorded July 12, 2013 in Scott County as Document No. A910138, from the County of Scott to Great Plains Sand, LLC, Permanent Index No(s). 79330041; 79330042; 90130010 (Tract A) and 90250030 (Tract C)

e.	First Amendment to Agreement (mining) recorded September 24, 2013 in Scott County as Document No. A945990 between the County of Scott and Great Plains Sand, LLC

N.	FML Sand, LLC

1.	Voca, Mason and McCulloch County, Texas (8 Parcels)

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a.	Special Warranty Deed recorded September 6, 2013 as Document No. 41779, filed in Vol. 419 pg. 835 from FTS International Services, LLC to FML Sand, LLC

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, Document No. 130856 between FML SAND, LLC and Rebecca Conrad, as trustee for the benefit of Barclays Bank PLC dated November 18, 2013 as follows: All tracts are fee simple except the 24.45 acre tract-Mason & McCulloch County, Tracts 1 & 2 (Fee Simple) Tract 3 (Easement). 8 parcels located in Mason & McCulloch County, (1) 314.73 Acre Tract in Mason & McCulloch County described as three tracts; (2) 24.45 Acre Tract in Mason & McCulloch County, three tracts, all tracts are fee simple except the 24.45 acre tract-Mason & McCulloch County. Tracts 1 & 2 (Fee Simple) Tract 3 (Easement); (3) 476.78 Acre Tract in Mason County; (4) 422.477 Acre Tract in Mason & McCulloch County described in two tracts; (5) 101.832 Acre Tract in Mason County; (6) 308.789 Acre Tract in McCulloch County ; (7) 213.048 Acre Tract in McCulloch County; (8) 100.154 Acre Tract in McCulloch County

2.

McCulloch County, Texas (two tracts) Tract One being an area of 7.891 acres out of M. C. Dutton Survey 180, Abstract No. 1483 in Brady, McCulloch County Texas; Tract Two: being an area of 9.092 acres out of M. C. Dutton Survey 180, Abstract No. 1483 in Brady, McCulloch County Texas

a.	Special Warranty Deed recorded September 6, 2013 as Document No. 41778, filed in Vol. 419 pg. 827 between Frac Tech Services, Ltd to FML Sand, LLC

3.

Mason and McCulloch County, Texas (1) 314.733 acres of land, more or less described in Three Tracts; (2) 24.45 acres more or less described in Two Tracts; (3) 476.78 acre tract in Mason County; (4) 422.477 acres in Mason & McCulloch County, (5) 101.84 acres in Mason County; (6) 308.53 acres in McCulloch County; (7) 213.09 acres in McCulloch County, (9) 100.145 acres in McCulloch County;

a.	Special Warranty Deed recorded September 9, 2013 as Document No. 130664 filed in Vol. 269 pg 381 between FTS International Service, LLC to FML Sand, LLC

4.	Katemcy, Mason County, Texas (6 Parcels)

a.	Specialty Warranty Deed Recorded September 13, 2013 as Document No. 130663 in Vol. 269 pg 355

b.

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, Document No. 130855 FML SAND, LLC and Rebecca Conrad, as trustee for the benefit of Barclays Bank PLC dated November 18, 2013 as (1) 89.844 Acre Tract in Mason County; (2) 164.793 Acre Tract in Mason County described as three tracts; (3) 61.182 Acre Tract in Mason County; (4) 102.70 Acre Tract in Mason County; (5) 356.8 Acre Tract in Mason County (6) 70.187 Acre Tract in Mason County

5.	Part of J.D. Hurley Survey No. 54, Mason County, Texas

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Warranty Deed between W. Gary Evans and Karol Evans and FML Sand, LLC, dated May 30, 2014 and recorded in Mason County Texas under document no. 140338, 13.107 acres; being all of that certain 6.550-acre tract described in Vol. 264, Pg. 84 of the Real Property Records of Mason County, all of that certain 6.557 acres in Vol. 50, Pg. 374 of the Probate Records of Mason County, Texas.

No other parcel information given.

6.	6399 North Highway 61, Perryville, Missouri 63775 (Perry County)

a.

Warranty Deed between Casey L. Doll and Ashley R. Doll (Blyzes), husband and wife and FML Sand, LLC, recorded with the Perry County, Recorder’s Office, February 5, 2015 as Document No. 2015-R00284 parcel identification number 04-8.0-028-000-000-019.01000. 1.1 acres located next to mine

7.	Two (2) Tracts in Perryville, Missouri (Perry County)

a.	Owner’s Policy No L20131729A Fee Simple Owner: Proppant Specialists, LLC, Insured: FML Sand, LLC

8.	Situated on E 9215 Mill Road, Town of Caledonia, County of Waupaca, Wisconsin - Readfield Plant

a.

Special Warranty Deed from FTS International Services, LLC, a Texas limited liability company, successor by merger with FTS International Proppants, LLC, a Delaware limited liability company, f/k/a Proppant Specialists, LLC, a Delaware limited liability company, recorded in the Register’s Office, Waupaca County, Wisconsin on September 10, 2013 as Document No. 816803. The subject property shall include the real property and any improvements, included the Permitted Exceptions located on the tract of real property: (1) Parcel 1: Lot 1 of Certified Survey Map No. 2251, recorded in the Office of the Register of Deeds of Waupaca County, on August 7, 1986 in Volume 7 of Certified Survey Maps on page 226 as Document No. 440415, being part of the Southeast  1⁄4 of the Southeast  1⁄4 of Section 14, Town 21 North, Range 14 East, in the Town of Caledonia, County of Waupaca, Wisconsin (a) also all of the Southeast  1⁄4 of the Southeast  1⁄4 of Section 14, Town 21, Range 14 East in the Town of Caledonia, County of Waupaca, Wisconsin, lying South of the Soo Line Railroad right-of-way, and (b) except Lot 1 of Certified Survey Map No. 2251, recorded in the office of the Register of Deeds for Waupaca County, Wisconsin on August 7, 1986, in Volume 7 on Page 226, as Document No. 440415; and (2) Parcel 2: All of Block 3, Plat of North Readfield, according to the recorded plat thereof, Town of Caledonia, County of Waupaca, Wisconsin. Tax Key Nos. 02-14-44-4 and 02-14-71-12.

O.	FML TERMINAL LOGISTICS, LLC

1.	Situated in Ward County, Texas Metes and Bounds description of 55.18 acres out of Section 97, Block A

68

a.

Special Warranty Deed recorded September 10, 2013 as document number 13-3920, Vol. 980 pg 484 between FTS International Services, LLC to FML Sand, LLC - To record correct Grantee, FML Terminal Logistics, LLC

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LEASED REAL PROPERTY

See attached.

PURCHASE & LEASE OPTIONS

See attached.

Schedule 4.16 - 2

Leased Real Property

A.	Best Sand Corporation

1.	Ohio

a.

Lease and Memorandum of Lease, dated October 4, 1994, between The Mead Corporation, Mead Paper Chillicothe Division, as Lessor, and Best Sand Corporation, as Lessee, Jackson Township, Pike County, Ohio

Memorandum of Lease recorded November 14, 1994 Volume 36, Page 376

Assignment and Assumption of Lease, dated October 4, 1994, between Melvin Schrader, assignor, and Best Sand Corporation, as assignee

Amendment to Lease dated July 19, 1996

Lease dated August 16, 1999, between The Mead Corporation and Best Sand Corporation

Second Amendment to Lease dated October 1, 2009

Memorandum of Lease documenting extension of lease term and providing more accurate legal description recorded December 3, 2010

b.

Lease Agreement dated August 3, 2015 between Best Sand Corporation (Landlord) and Alfred T. Wozniak (Tenant), for approximately 3 acres located at 12209 Ravenna Road, Chardon, Ohio. Terminates upon the death of the Tenant parcel no. 21-158500

B.	Wedron Silica Company

1.	Texas

a.

Jefferson Terminal (No address for terminal - property is part of a track), Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

b.

Longview Terminal, 1305 E. Cotton, Midland, TX. Track Lease Agreement dated June 20, 1997 between the Burlington Northern and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee (Lease for 600 feet of track)

c.

Tatum Terminal (no address for terminal-property is part of a track)- Track Lease Agreement dated June, 2002 between K.R. Smith Wood Transfer, Inc. as Lessor and Fairmount Minerals - Wedron Division as Lessee (lease for 1500 feet of track)

2.	Colorado

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a.

Walker Terminal, 803 50th Ave., Walker, Co, 80634 Track Lease Agreement, dated March 15, 1994, between Great Western Railway of Colorado, Inca and Wedron Silica Company (Lease for 800 feet of Track near County Road 13, Walker, Colorado)

3.	Illinois

a.	Industrial Track Agreement, dated July 7, 1977, between Burlington Northern, Inc., as Railroad, and Wedron Silica Division, Pebble Beach Corporation, as Industry

Assignment of Industrial Track Agreement, dated May 19, 1980, between Burlington Northern Inc., as Railroad, Wedron Silica Company (successor in interest to Wedron Silica Division, Pebble Beach Corporation), as Assignor, and Industrial Sand Div., Martin Marietta Aggregates, Martin Marietta Corporation, as Assignee

b.	Lease Agreement, dated July 1, 1982, between Burlington Northern Railroad Company, as Lessor, and Martin Marietta Aggregates, as Lessee (lease of certain tracks at Wedron, Illinois)

c.	Troy Grove Terminal, Vermillion Street, Troy Grove, IL 61372

Fixed Track Lease Agreement - Permanent (Non Hazardous Commodities Only), dated January 31, 1995, between Chicago and North Western Railway Company, as Lessor, and Wedron Silica Company, as Lessee (400 feet of track situated at or near Troy Grove, Illinois)

d.	Track Lease dated July 16, 1998, between Illinois Rail Net, Inc. as Lessor and Wedron Silica as Lessee (Lease for 1,000 feet of railway track)

e.

Industry Track Contract Articles of Agreement, entered into as of June 21, 2000 between Union Pacific Railroad Company and Wedron Silica Company for the continued use of 1-25 feet of Track No ICC 67 at M.P. 64.25, Troy Grove Branch, Troy Grove, LaSalle County, Illinois, continuing unless terminated with 30 days written notice.

Related Bill of Sale, dated June 21, 2000, from Union Pacific to Wedron Silica for 975 Feet of Track No. ICC 67, but not the underlying real property

f.	Wire Line Crossing Agreement (No. 246,300) dated February 16, 1984 between Burlington Northern Railroad Company and Martin Marietta as permittee

g.	Permit (No. 244,287) dated June 1, 1983, between Burlington Northern Railroad Company and Martin Marietta Corporation Industrial Sands Division

h.	Industrial Track Agreement (no date) between Burlington Northern Inc. and Wedron Silica Division, Del Monte Properties Company

i.	Agreement, dated January 7, 1963, between Chicago, Burlington & Quincy Railroad Company, as first party, and Wedron Silica Company, as second party

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j.	Lease, dated March 1, 1948, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

k.	Lease, dated September 15, 1941, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

l.

Storage Lease (Lease No. 247,553), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situated at or near the station of Wedron, Illinois)

Storage Lease (Lease No. 247,554), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situated at or near the station of Wedron, Illinois)

m.

Land Lease, dated as of September 1, 1998, between CSX Transportation, Inc. (CSX-033673 S. P. No. 17099-0019) and Wedron Silica Company for approximately 8 acres located in Ottawa, LaSalle County, Illinois

n.	Lease of Property, dated April 18, 2000, between Union Pacific Railroad Company as Lessor and Wedron Silica Company as Lessee, for 1.4 acres located at Troy Grove, Illinois

o.

Agreement, dated March 26, 1985, between Burlington Northern Railroad Company and Wedron Silica Company for permit for overhead pipeline bridge with sand slurry and water pipeline at Wedron Station, County of LaSalle, Illinois

p.	Private Road Grade Crossing Agreement, dated as of December 23, 1998, between Illinois RailNet, Inc. and Wedron Silica Company

q.

Lease Agreement dated December 31, 2012 between Wedron Silica Company (as “Landlord”) and David Hite (as “Tenant”) for lease of approximately 2 acres, including the dwelling house, out buildings and machine shed. Term expires when Tenant vacates the premises, or the Tenant is no longer living

r.

Farm Lease Agreement dated May 6, 2016 between Jeff Kueteman (Lessee) and Wedron Silica Company (Lessor) for 11.5 acres located at 3450th Road, Section 10, Rutland Township, between the Ameren substation and the Lessee’s property. Expires on December 31, 2017

s.	Farm Lease Agreement dated November 13, 2015 between Twait Farm (Lessee) and Wedron Silica Company (Lessor) for Farm No. 3574 consisting of 190 acres in Ottawa Illinois. Expires on December 31, 2017

t.	Farm Lease Agreement dated November 13, 2015 between Mike Stone (Lessee) and Wedron Silica Company (Lessor) for Farm No. 6499 consisting of 82.8 acres in Ottawa Illinois. Expires on December 31, 2017

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u.

Farm Lease Agreement dated November 13, 2015 between Brad Temple (Lessee) and Wedron Silica Company (Lessor) for Farm No. 11840 consisting of 77.93 acres in Ottawa Illinois. Expires on December 31, 2017

v.

Farm Lease Agreement dated November 13, 2015 between Mark Boe (Lessee) and Wedron Silica Company (Lessor) for Farm Nos. 10126 & 11859 consisting of 95.3 acres in Ottawa Illinois. Expires on December 31, 2017

w.

Farm Lease Agreement dated November 13, 2015 between Gerald Walsh (Lessee) and Wedron Silica Company (Lessor) for Farm Nos. 4240 & 4242 consisting of 107 acres in Ottawa Illinois. Expires on December 31, 2017

x.	212 Acres in LaSalle County, IL. Lease

4.	Texas

a.

Indefinite Term Land Lease dated November 1, 1997, between The Burlington and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee for property located at 1305 E Cotton, Longview, Texas

b.	Lease Agreement for Industrial Site, dated November 1, 1992

c.

Lease Agreement dated February 1, 2013 between Edwards & Rose Cottonseed, LP, d/b/a Cape & Son (Lessor) and Technisand, Inc.(Lessee) in Sweetwater, a non-exclusive portion of the rail siding and the land with all rights necessary for vehicle access to premises, including driveway/roadways across Lessor’s adjacent real property.

5.	Colorado

a.	Lease of Property at Walker, dated March 15, 1994 between Great Western Railway of Colorado, Inc. as Lessor and Wedron Silica Company as Lessee for property located in Walker, Weld County, Colorado

b.

Related Transportation Agreement, dated March 15, 1994 between Great Western Railway of Colorado and Wedron Silica Company for switching by Great Western of railcars out of or into Wedron’s re-load facility located at Walker, Colorado

c.

Land Rail Agreement No. 406674 - Land Lease dated August 1, 2011 between Great Western Railway of Colorado, L.L.C. and Wedron Silica Company for approximately 150 feet. by 1,686 feet, containing 252,975 sq. feet, or 5.81 acres, more or less near Mile Post No. 12.5. Sole purpose for transloading industrial sand bearing Standard Transportation Commodity Code (“STCC”) No. 14-413-10 and no other purpose.

Agreement No. 406674 - Land Lease dated August 1, 2011 between Great Western Railway of Colorado, L.L.C. and Wedron Silica Company for approximately 150 feet. by 1,686 feet, containing 252,975 sq. feet, or 5.81 acres, more or less near Mile Post No. 12.5. Sole purpose for transloading industrial

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sand bearing Standard Transportation Commodity Code (“STCC”) No. 14-413-10 and no other purpose.

6.	Virginia

a.	Land Lease, dated December 12, 1986, effective August 1, 1986 between Norfolk and Western Railway Company as Lessor and Wedron Silica Company as Lessee for lease of .2 acres at St. Paul, Virginia

7.	Canada

a.	License Agreement dated April 6, 2006, between Canadian Pacific Railway Company and Wedron Silica Company

C.	FML Sand LLC

1.	Texas

a.

Memorandum of Lease recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22142 between Estate of Larry Leonard Fernandes, William Douglas Fernandes, Jr., Karen Lee Fernandes Stone, Hallie Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

D.	TechniSand, Inc.

1.	Texas

a.

Alice Terminal (Kempe & Goliad Streets) Agreement, Alice Lease No. 33, dated as of January 1, 1995 and executed on March 22, 1995, between Texas Mexican Railway Company, as Lessor, and TechniSand, Inc., as Lessee (Lease for 820 Track feet of Lessor’s Track TM 24, Alice, Texas)

b.

Jefferson Terminal (No address for this) Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

c.

Transloading Resin Coated: Tyler Terminal, Highway 69 North, Tyler, TX 75706 Track Lease dated April 25, 2002, commencing on May 1, 2002, between Union Pacific Railroad Company as Lessor and TechniSand/Fairmount Minerals as Lessee (lease for 500 feet of Track No. 760 near Tyler, TX)

d.

New Lease entered into October 1, 2008 by and between Union Pacific Railroad Company as Lessor and Fairmount Minerals, Ltd, as Lessee, for 4,204 feet of the railroad Track No. 760 and 500 feet of Track No. 761, at or near Tyler, Smith County, TX (Agreement Audit No. 251099)

Supplemental Agreement entered in 2010 by and between Union Pacific Railroad Company and Fairmount Minerals, Ltd. By instrument dated October 1, 2008,

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identified as Agreement Audit Number 251099, the parties agree to modify, Agreement Audit No. 251099 to provide for Industry’s construction, maintenance and operation of a 1,335-foot Track A (new construction)

e.	Commercial Lease dated December 9, 2008, between TechniSand, Inc. and Simron Properties, LLP for premises known as 50 Sugar Creek Center Blvd., Suite 300, Sugar Land, Texas (approximately 6,112 SF)

Sublease Agreement dated February 2016 between Technisand, Inc. as sublessor and Invictus Energy Services, LLC, as subleasee for 6,112 sq. ft. of space located in 50 Sugar Creek Center Blvd., Suite 300, Sugarland, TX

Sublease between Technisand, Inc., as sublessor and Nexus Engineering Group, LLC as subleasee for 3,226 sq. ft. of space located at 50 Sugar Creek Center Blvd., Suite 300, Sugarland, TX (10/7/2016?)

f.	Commercial Lease dated 2011, between TechniSand, Inc. and Eldridge Point Office Condos, LLC for premises known as 142 Eldridge Rd., Building 11, Sugar Land, Texas

Commercial Lease Amendment dated December 6, 2011, changing the address of the leased premises from 142 Eldridge Rd., Building 11 to 146 Eldridge Rd., Building 10

g.

Option to Lease dated November 3, 2011 between TechniSand, Inc. and Eldridge Point Office Condominiums, LLC for the option to lease the premises known as 142 Eldridge Rd., Building 10, Sugar Land, Texas

h.

Commercial Lease No. 11555 dated January 1, 2013 between TechniSand, Inc. and The University of Texas System Board of Regents for 163.857 acres of land in Sections 07, 08, 11 & 18, Block 11 University Land, Reagan County, Texas

i.

Sublease dated April 15, 2013 by and between South Texas Proppants & Supply L.L.C. (Sublandlord) and Technisand, Inc. (Subtenant). Sublandlord is tenant and Texas Pacific Transportation Ltd. is landlord (Master Landlord) of Lease Agreement dated February 23, 2013 (Master Lease) in which Sublandlord leases to Subtenant, the right to the use of certain land and track of approximately 18.8 acres situated at MP 791 of the TXPF line/San Angelo Subdivision of the Texas Pacifico Railroad in Reagan County, Texas.

j.

Terminal Contract effective March 1, 2013 by and between Technisand, Inc and South Texas Proppants & Supply, L.L.C. (Operator). Big Lake Texas Terminal approximately 18 acres. This contract runs concurrent with Commercial Lease No. 11555 dated January 1, 2013 between TechniSand, Inc. and The University of Texas System Board of Regents

k.

Sublease Agreement entered into November 1, 2014 by and between Vulcan Construction Materials, LP and Technisand, Inc., in Somerville, for the sole purpose of unloading frac sand from railcars into customers trucks. This

75

Agreement runs for a term of five (5) year and may be renewed on additional five (5) years thereafter year to year.

l.

Lease Agreement dated May 10, 2013 between Southton Rail Yard, LLC and Technisand, Inc. approximately 1.08 acres of real property designated as 11850 Center Rd., San Antonio, TX. Initial term is 10 years with option to renew for two (2) additional five (5) year periods with 90 day advance written notice.

m.

Commercial Lease No. 14486 between The University of Texas System Board of Regents and Technisand Inc. Leasing 67.80 acres of land lying in the SW/4 of Section 07, Block 28, in the NW/4 of Section 33, and in the SE/4 of Section 34, Block 27, University Lands in Pecos County, Texas. Effective date April 17, 2017 continuing through 2/28/2027 Ten (10) years thereafter. Renewal 180 days prior to expiration of Lease.

n.	Three Sugar Creek Center, Sugar Land Texas was sold to Radler Enterprises Inc. effective July 8, 2014. No new lease agreement found.

Lease Agreement dated November 25, 2013 between American National Insurance Company and Technisand, Inc. approximately 18,872 square feet of rentable area on the 5th floor, known as Suite 550 in the office building located at Three Sugar Creek Center, Sugar Land, Texas. Lease term is 132 months after commencement date anticipated to be February 1, 2014. Expires depending on what date executed in February 2025

2.	Wyoming

a.

Rock Springs Terminal-Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as Lessor and TechniSand, Inc. as Lessee for property located at 381 N. Blair, Rock Springs, Sweetwater County, Wyoming, 82901, commencing on August 26, 1993

Letter regarding increase of rent payments, dated July 2, 1999

Supplemental Track Agreement, dated as of October 28, 2005, between Union Pacific Railroad Company and TechniSand, Inc.

b.	Industry Track Contract Articles of Agreement dated September 1, 1997, between Union Pacific Railroad Company and Technisand

c.	Industry Track Contract Articles of Agreement dated March 11, 2009, between Union Pacific Railroad Company and Fairmount Minerals

d.

Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as Lessor and TechniSand, Inc. Lessee for property located at Rock Springs, Sweetwater County, Wyoming, commencing on August 26, 1993

Supplemental Track Agreement, dated as of August 26, 1997, between Union Pacific Railroad Company and TechniSand, Inc. for Track 501

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e.

Memorandum of Understanding and Rate Agreement dated July, 2013 by and between Technisand Inc. and Bighorn Divide & Wyoming Railroad Inc. for providing switching and billing services including receiving loaded railcars or Frac Sand in interchange from the BNSF Railway Co. and Bishop, WY, spotting railcars on Technisand leased track in the Casper Logistics Hub Rail Yard, Bishop WY for unloading Frac Sand by Technisand employees or representatives into Technisand third party trucks (referred to as Transloading) and releasing the unloaded railcars back to the BNSF Railway Co. with appropriate billing paperwork to ship cars to destination, this Agreement is limited to Frac Sand.

3.	Colorado

a.

Parachute Terminal Lease - Indefinite Term Lease of Land for Property at Parachute, Garfield County, Colorado dated May 19, 2004 between The Burlington Northern and Santa Fe Railway Company as Lessor and Fairmount Minerals/TechniSand, Inc. as Lessee for property located at milepost 403, Parachute, Colorado. BF30369

4.	Illinois

a.

Lease dated July 31, 1991, between Ralph Eggleston and Myrtle Eggleston, Trustee, as Landlord, and TechniSand, Inc., as Tenant for certain real property located at Vermillion Street, the Township of Troy Grove, Illinois, 61372; approximately 155 acres

Assignment of Lessor’s Interest in Lease dated April 8, 2004, written by Gerald L. Eggleston Contingent Successor Trustee of the Ralph G. Eggleston and Myrtle I. Eggleston Revocable Living Trust dated September 27, 1990, to Gerald L. Eggleston, Trustee of the Gerald L. Eggleston Revocable Living Trust dated May 19, 2000, Judith A. Frey, Curtis L. Eggleston, Sr., and Connie L. Fouke

Memorandum of Lease, dated June 21, 1994, and recorded December 9, 1994 in Volume 94-19614, Page 1 of the LaSalle County Recorder’s Office

First Amendment to Lease dated February 2, 2011

b.

Ground Lease dated August 5, 2010 between Wedron Silica Company, as Lessor, and Technisand, Inc., as Lessee, for a portion of the land located at 3448 E. 2153rd Road, Wedron, Illinois, 61350. Initial lease term expires 12/31/2035

5.	Michigan

a.

Land Lease, dated October 1, 1995, between CSX Transportation, Inc., as Lessor, and TechniSand, Inc., as Lessee (Vacant and/or Unimproved Land located at Bridgman, Berrien County, Michigan). This lease terminates and supersedes the agreement dated March 4, 1960

b.	Track Lease from 1997 between CSX Transportation, Inc. and TechniSand Inc.

6.	Ohio

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a.

Lease Agreement dated June 18, 2012 between Gregory and Michelle Nemeth (husband & wife) (together “Landlords”) and TechniSand, Inc. (“Tenant”). Tenant will lease the surface and so much of the subsurface as necessary for footings, foundations, lateral supports and utilities of real property containing approximately ten (10) acres on Walden Avenue, Tiltonsville, Ohio. Basic term terminates 2022

7.	Pennsylvania

a.

Sublease, dated May 31, 2012 between Modern Material Services, LLC as Sublandlord and TechniSand, Inc. as Subtenant. TechniSand will sublease approximately 150 acres of real property located in Pine Creek Township, Clinton County, Pennsylvania. This sublease terminates September 1, 2017

b.	Reinstatement of and First Amendment to Sublease, effective September 1, 2012 between Modern Material Services, LLC and TechniSand Inc.

8.	Oklahoma

a.	Commercial Lease and Deposit Receipt, dated August 1, 1995, between TechniSand, Inc. and RSE Enterprises, Inc. (Ada, Oklahoma), expires February 28, 2007

b.	Lease Agreement between Sovereign Properties Holdco, LLC and Technisand, Inc. expires February 28, 2020

c.

Lease Agreement between Jay Burrows and Technisand, Inc. effective June 15, 2017. Building located at 535 West Hinckley, Roff, OK 74865; containing approximately 1,800 sq. feet of floor area together with all parking areas and loading and unloading areas, sidewalks and driveways. Lease expires June 15, 2019, automatic renewal for successive periods of two year each.

E.	Fairmount Custom Products, Inc. (f/k/a Fairmount Abrasives, Inc., f/k/a Serena Properties, Inc.)

1.	Serena Terminal, LaSalle County Highway 2, Serena, Illinois, 60549

a.

Combined, Amended and Restated Lease Agreement, dated October 1, 1987, between Stanley E. Hoxsey and Eliza K. Hoxsey, as Lessors, and Serena Properties, Inc., as Lessee (lease for approximately 132.9 acres of land and mineral rights located in the Township of Serena, County of LaSalle and State of Illinois), expires on September 30, 2012

Sublease dated July 26, 2002, between Fairmount Custom Products, Inc., as Sublessor, and Black Lab Corporation, as Sublessee for certain portions of the property

F.	Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1.	Wisconsin

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a.

Lease Agreement, dated May 22, 1991, recorded June 28, 1991 (Vol. 248 pg. 020) as Document No. 332782 between Michael W. Julian, as (Lessor), and Wisconsin Frac Sand, Inc., as (Lessee), Parcel Identification No(s) 016-01094-0900, 016-01095-0200, 016-01099-0100, 016-01097-0200

Assignment of Lease dated August 25, 1998, recorded August 26, 1998 as Document No. 387674 to transfer leasehold interest of Michael W. Julian (Lessor) to Dean A. Holden and Mary L. Holden (Assignees)

First Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

b.

Lease Agreement, commencing on June 7, 2001, recorded June 11, 2003 as Document No. 445371 between David and Rayna Kaasa (Lessors) and Wisconsin Industrial Sand Company, LLC (Lessee) Parcel Identification No(s) 151-01027-0300, 151-01027-0700, 151-01002-0400, 151-01003-0300, 151-01003-0600, 151-01003-0800, 151-01010-0200

First Amendment to Lease Agreement dated November 23, 2010

c.

Lease Agreement dated May 22, 1991, recorded June 28, 1991 (Vol. 248 pg. 010) between William E. Steele and Jo Ann J. Steele (Lessors), and Wisconsin Frac Sand, Inc. (Lessee) Parcel Identification No. 016-01098-0600, 016-01099-0500

d.	Lease Agreement dated June 6, 1991, recorded June 28, 1991 (Vol 248 pg. 015) between Steven Groh, as (Lessor), and Wisconsin Frac Sand, Inc., as (Lessee) Parcel Identification No.

Assignment of Lease recorded August 4, 1994, (Vol. 302 pg. 628) to transfer leasehold interest of Steven Groh (Lessor) to Dean A. Holden and Mary L. Holden (Assignees)

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

e.

Lease Agreement dated April 24, 1991, recorded June 28, 1991 (Vol. 248 pg. 025) Document No. 332782 between Dean A. Holden and Mary L. Holden (Lessors), and Wisconsin Frac Sand, Inc. (Lessee), Parcel Identification No(s)

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016-01098-0500, 016-01098-0800, 016-01098-0900, 016-01098-0700, 016-01098-0300, 016-01097-0110, 016-01097-0900, 016-01098-0910

Addendum to Lease, dated May 14, 1991

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

f.	FG Minerals LLC (Sublessor)/ Roy D. and Delores Christenson (Owner) - Memo of Sublease Agreement FG Minerals LLC and WISC, LLC; Mineral Lease and Rights Agreement - Menomonie

g.

FG Minerals LLC (Sublessor)/ Timothy A. And Debra Christenson, Cynthia L. and Frank Best, David L. and Pamela Christenson (Owners) - Memo of Mineral Lease and Rights Agreement recorded September 27, 2007 (Document No. 547523, Sublease 547527) - Menomonie

h.

FG Minerals LLC (Sublessor)/ Marshall and Josephine Quilling (Owner) - Mineral Lease; Memo of Mineral Lease and Rights Agreement; Memo of Sublease FG Minerals LLC and WISC, LLC (Document No. 547522) Menomonie

i.	FG Minerals LLC (Sublessor)/ DeWayne and Joan Behling (Owner) - Mineral Lease; Memorandum of Sublease Agreement recorded September 27, 2007 (Document No. 547525) - Menomonie

j.	Sublease Agreement, recorded September 27, 2007, as (Document No. 547525), between FG Minerals LLC and Wisconsin Industrial Sand, LLC Menomonie

k.	Sublease Agreement, recorded September 27, 2007, as Document No. 547526 between FG Minerals LLC and Wisconsin Industrial Sand, LLC-Menomonie

l.	Sublease Agreement, recorded September 27, 2007, as Document No. 547527 between FG Minerals LLC and Wisconsin Industrial Sand, LLC- Menomonie

m.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC- Menomonie

n.

Lease Agreement, dated May 7, 2008, Jeffery L. Von Holtum and Kelly Von Holtum (Lessors), and Wisconsin Industrial Sand Company, LLC (Lessee); Parcel Nos. 016-01095-0100, 016-01096-0600, 016-01096-0800

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o.	Lease Agreement, dated June 9, 2009, between Edmund and Dawn Daleiden, (Lessors), and Wisconsin Industrial Sand Company, LLC (Lessee), Parcel Nos. 016-01091-0600, 016-01091-0400, 016-01091-0200

p.	Lease of Land for Construction/Rehabilitation of Track dated April 1, 2008 between BNSF Railway Company and Wisconsin Industrial Sand Company

q.	Industry Track Agreement dated April 1, 1998, between BNSF Railway Company and Wisconsin Industrial Sand Company

r.	Agreement and Consent to Joint Use of Track dated July 1, 2008, between Union Pacific Railroad Company, Cardinal, FG Company and Wisconsin Industrial Sand

s.

Mineral Lease and Rights Agreement dated October 3, 2011, between MOAP, LLC and Troll King, LLC as Lessor, and Wisconsin Industrial Sand Company, L.L.C., as Lessee for approximately 817.8 acres in Diamond Bluff, Pierce County, Wisconsin

t.

Mineral Lease and Rights Agreement dated April 10, 2012, between William McCusker, as owner and Wisconsin Industrial Sand Company, L.L.C. for approximately 78.9 acres in Diamond Bluff, Pierce County Wisconsin

First Amendment to Lease to add William McCusker’s spouse, Angela Matthews to the Lease

u.

Mineral Lease and Rights Agreement dated April 16, 2012, between William F. Holst III and Wisconsin Industrial Sand Company, L.L.C. for approximately 845.836 acres in Diamond Bluff, Pierce County, Wisconsin

v.

Mineral Lease and Rights Agreement dated April 16, 2012 between W T W Properties and Wisconsin Industrial Sand Company, L.L.C. for approximately 154.17 acres located in Diamond Bluff, Pierce County, Wisconsin

w.

Mineral Lease and Rights Agreement dated April 16, 2012 between Helen V. Holst and Wisconsin Industrial Sand Company, L.L.C. for approximately 5.89 acres located in Diamond Bluff, Pierce County, Wisconsin

x.

Mineral Lease and Rights Agreement dated April 16, 2012 between William F. Holst, IV and Wisconsin Industrial Sand Company, L.L.C. for approximately 11.037 acres located in Diamond Bluff, Pierce County, Wisconsin

y.	Mineral Lease and Rights Agreement dated April 16, 2012 between Big Acres, Inc. and Wisconsin Industrial Sand Company, L.L.C. for approximately 273 acres located in Oak Grove, Pierce County, Wisconsin

z.	Mineral Lease and Rights Agreement dated April 16, 2012 between Nancy J. Beeler and Wisconsin Industrial Sand Company, L.L.C. for approximately 86 acres located in Oak Grove, Pierce County, Wisconsin

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aa.

Mineral Lease and Rights Agreement dated September 18, 2012 between Cynthia J. Hanson, her heirs and assigns and Wisconsin Industrial Sand Company, L.L.C. approximately 80 acres located in Pierce County, Wisconsin

bb.

Mineral Lease and Rights Agreement dated November 19, 2012 between Gordon and Kathleen Thayer and John J. and Lisa M. Thayer and Wisconsin Industrial Sand Company, L.L.C. for approximately 80 acres located Hartland Township, Pierce County, Wisconsin

cc.

Access License Agreement dated August 18, 2016 between Coulee Forest Management and Wisconsin Industrial Sand Company, L.L.C. vehicle ingress and egress access to and from the adjoining property owned by Carl Nelson in Maiden Rock, Pierce County, Wisconsin

G.	Construction Aggregates Corporation of Michigan, Inc.

1.	Michigan

a.

Oral Agreement between Leroy and Jackie Frye as Lessees and CACM as Lessor for lot and house located at 11662 North Cedar Drive, Robinson Township, Ottawa County, Michigan (confirmed by letter dated May 30, 2000 from CACM to Leroy Frye)

H.	Wexford Sand Co.

1.	Michigan

a.

Property Lease Agreement dated February 5, 2007 between Roy J. Hughes and Bonnie Jean Hughes (“Lessors”) and Wexford Sand Co. (“Lessees”) for property located at 8770 West 28 Mile Road, Wexford County, Michigan, 49638. Lease Expires April 14, 2018

I.	FML Sand, LLC

1.	Texas

a.

Sand Mining Lease dated July 1, 2007 between Marion F. Deans and Betty Deans (“Landowners”) and Proppant Specialists, LLC (“Lessee”) to lease approximately 74.31 acres of land in McCulloch County, Voca Texas

b.

Memorandum of Sand Mining Lease dated September 4, 2013, between Randy R. Deans (“Lessor”) and FML Sand, LLC (“Lessee”) for property described in part in Sand Mining Lease dated July 1, 2007 in McCulloch County, Voca, Texas

c.

Lease and Rental Contract dated August 30, 2006 between Proppant Specialists, LLC (“Lessor”) Marion F. Deans and Betty Deans (“Lessee”) to lease and let unto Lessee the Trap and the North Klein Grass Field in McCulloch County, Voca Texas

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d.	Lease Agreement dated July 7, 2016 between FML Sand, LLC (Landlord) and Wilma Ridley (Tenant) to lease approximately 2.02 acres located at 11283 N US Highway 87, Camp Air, Texas on a month to month basis

e.	Sand Lease and Rights Agreement dated July 18, 2017 between Estate of Larry Leonard Fernandes, William Douglas Fernandes, Jr., Karen Lee Fernandes Stone, Hallie Fernandes and FML Sand LLC. All the surface mineral sand rights and all rights associated natural aggregates, including surface of land consisting of approximately 3,250 acres known as Section 11, East 400 acres of Section 12, 20, 21, and 30 in Winkler County, Texas. Term 40 years from effective date above.

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22145 between Estate of Larry Leonard Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22143 between William Douglas Fernandes, Jr. and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22144 between Edward Street Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

J.	Shakopee Sand LLC fka Great Plains Sand, LLC

a.

Agreement (Royalty) recorded July 12, 2013 in Scott County as Document No. A910138, from the County of Scott to Great Plains Sand, LLC, Permanent Index No(s). 79330041; 79330042; 90130010 (Tract A) and 90250030 (Tract C)

First Amendment to Agreement (Royalty) recorded September 24, 2013 in Scott County as Document No. A945990 between the County of Scott and Great Plains Sand, LLC

b.	Royalty Lease Agreement, dated April 2, 2009, between Q Prime, Inc. and Progressive Rail Incorporated, as amended by First Amendment to Lease, dated December 7, 2012, between Q Prime, Inc. and Progressive Rail Incorporated, as assigned to Great Plains Sand, LLC, by that certain Assignment and Assumption of Royalty Lease Agreement, dated December 7, 2012, by Progressive Rail Incorporated, as modified by Agreement Regarding Royalty Lease, dated June 10, 2013, between Q Prime, Inc. and Great Plains Sand, LLC

Amended and Restated Royalty Agreement dated June 6, 2013 between Great Plains Sand, LLC and Q Prime, Inc., Mary and Gary Flood, Michele M. Wolf, Jeff Flood and Amy Mullen

c.	Royalty Agreement Deed dated April 1, 1983 to J. L. Shiely Company for Tract A and C, Registered Land Survey Number 86 Scott County, Minnesota, as document No. 26138. Agreement set to expire December 31, 2028.

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First Amendment to Royalty Agreement dated June 6, 2013 between Frances Bennett and Q Prime, Inc. (as predecessor-in-interest to Q Prime), Amending and Restating in the Royalty Agreement replacing paragraph 1 in its entirety regarding royalty payments.

K.	Fairmount Minerals, Ltd. (prior name Fairmount Minerals, Ltd.)

Land Leases

1.	Montana

a.

Indefinite Term Lease Land Agreement dated June 7, 2013 between BNSF Railway Company and Technisand, Inc., real property located in Culbertson, Montana along Line Segment 0035, Mile Post 173.65 and shown upon Print No. 1-57312, dated 3/28/13. In conjunction with Industrial Track Agreement dated June 7, 2013

1.	Michigan

a.	Lease Agreement, dated February 5, 2007 between Tower Crossing Associates, LLC and Fairmount Minerals, Ltd. for the right to lease premises at 400 Riverview Drive, Suite 302, Benton Harbor, Michigan

First Amendment to Lease dated April 17, 2008 to rent an additional 3,150 square feet on the third floor of 400 Riverview Drive, Benton Harbor, Michigan

2.	Wisconsin

a.	Property Lease Agreement, dated April 21, 2008, between Wisconsin Central Ltd. and Fairmont Minerals [sic] for approximately 2 acres of land on West Railroad Avenue in Wheeler, Wisconsin

3.	Louisiana

a.

Lease of Property dated December 3, 2010 between Union Pacific Railroad Company and Fairmont Minerals [sic] for land located at Hollywood Junction, Louisiana for a one year term commencing on December 3, 2010 which will be automatically extended from year to year

4.	North Dakota

a.

6500 67th. Avenue: Indefinite Term Lease for Land dated September 20, 2010 between BNSF Railway Company and Fairmount Minerals, Ltd. for transloading industrial sand and construction, installation, operation, maintenance, repair, replacement and removal of Lessee’s improvements in Blaisdell, North Dakota for an indefinite term commencing on September 20, 2010 unless terminated by either party by providing thirty (30) days advance written notice

6.	Texas

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a.	Residential Lease dated January 1, 2016 between Fairmount Santrol Inc (Landlord) and Wayne Bieser (Tenant) for property located at 628 East Ranch Road, Mason, Texas. Month to month renewal

L.	Technisand Canadian Sales, Ltd.

1.	Canada

a.	Terminal Facilities Lease Agreement dated June 20, 2013 between Rycroft Reload Ltd. and Technisand Canadian Sales, Ltd.

First Amendment to Terminal Facilities Lease Agreement dated October 28, 2013

Second Amendment to Terminal Facilities Lease Agreement dated October 1, 2014

Track Leases

1.	Colorado

a.

Track Lease Agreement dated May 19, 2004, between The Burlington Northern and Santa Fe Railway Company, and Fairmount Minerals, 948 feet of track located in Parachute, County of Garfield , Colorado. The track shall be used for loading/unloading of industrial sand and for no other purpose (No. BF30370)

b.

Track Lease Agreement dated June 7, 2013 between BNSF Railway Company (Railroad) and Technisand, Inc. (Industry), (United Grain Corporation (Third Party Track Owner)) owns or controls certain rail, ties, ballast, and appurtenances thereto shown as dashed on Drawing No. 3-57311A-C dated 3/28/2013, which collectively is the 3rd party track. The Railroad and Third Party Track Owner are parties to Track Agreement dated 12/19/2011. In addition, Railroad and Industry have entered into a Lease of Land dated June 7, 2013

c.

Track Lease Agreement & Articles of Agreement dated January 1, 2005 between Union Pacific Railroad Company and Fairmount Minerals, 681 feet of RR Track No. ICC#43 (Circ7: KP847, Yard 03, Track 146 located near Dos, Colorado. Track shall be used for storage and handling of cars containing industrial sand

2.	Wisconsin

a.	Track Lease for Loading and Unloading of Cars (No. WC 2858), dated April 21, 2008, between Wisconsin Central Ltd. and Fairmount Minerals in Wheeler, Wisconsin

BF61763 - Lease for Land and Track (Existing Track Only - No Construction of Track or Improvements) dated January 19, 2011 between BNSF Railway Company and Fairmount Minerals. Lease includes maintain and operate over 2,584 feet of rail, ties, ballast, and appurtenances located at and for the transloading of railcars in Pampa, Texas for an indefinite term commencing on

85

January 19, 2011 unless terminated by either party by providing thirty (30) days advance written notice

3.	North Dakota

a.

BF60784 - Lease of Land Including New Track Construction dated September 20, 2010, (the “original Lease”) as amended by the certain Amendment to Lease Agreement dated April 1, 2012 (collectively with the Original Lease the “Lease”) between BNSF Railway Company and Fairmount Minerals, Ltd. for the removal of railroad tracks and construction of new railroad tracks in Blaisdell, North Dakota. Entered into certain land lease dated 9/20/2010, Construction Lease dated 9/20/2010 and Track Agreement dated 9/20/2010. Term automatically continues unless 30 days termination notice is given by either party.

b.

BF60783 - Lease of Land Including New Track Construction dated September 20, 2010, between BNSF Railway Company and Fairmount Minerals, Ltd. for system of rail tracks and various real properties associated with or situated at or near the railway station of Blaisdell County of Mountrail, State of North Dakota. Entered into certain land lease dated 9/20/2010, Construction Lease dated 9/20/2010 and Track Agreement dated 9/20/2010. Term automatically continues unless 30 days termination notice is given by either party.

c.

BF59286 - Lease for Land and Track dated May 6, 2010 (the “original Lease”) as amended by the certain Amendment to Lease Agreement dated July 7, 2010 as amended by a second amendment (collectively with the Original Lease the “Lease”) by and between BNSF Railway Company and Fairmount Minerals, LLC leases from Railroad certain land and track situated in the City of Stanley, County of Mountrail, State of North Dakota

4.	Illinois

a.

Track Lease Agreement (Landrail Agreement No. 406673) dated August 1, 2011 by Great Western Railway of Colorado, L.L.C. and Wedron Silica Company. 1,400 feet of Side Track and the land there under beginning at the switch located at Mile Post No. 12.34 plus 150 feet (“Clearance Point”) and ending at the switch at Mile Post No. 12.63 less 150 feet (“Clearance Point”)

b.

Railroad Easement Agreement dated August 7, 2012 between Illinois Railway, L.L.C. and Fairmount Minerals, LLC, non-exclusive easement over portion of real property to enable railroad tracks to be constructed

First Amendment to Railroad Easement Agreement dated March 29, 2013 to amend real property in which railroad tracks may be constructed

c.

Railroad Easement Agreement dated August 7, 2013 between Illinois Railway, L.L.C. and Fairmount Minerals, LLC. A non-exclusive easement on property located in LaSalle County, Illinois for the intent of constructing railroad tracks and related facilities

Building Leases

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1.	Ohio

a.	Lease dated June 14, 2012, between ICI-OH, LLC (Landlord) and Fairmount Minerals, Ltd., approximately 6,000 sq. ft. of office space known as Suite A located at 8834 Mayfield Road, Chesterland, Ohio

2.	Illinois

a.	Commercial Lease Agreement, dated February 2, 2009, between Halterman-Reynolds, LLC (Landlord) and Fairmount Minerals, Ltd. (Tenant) for premises located at 4115 Progress Dr., Ottawa, Illinois

M.	Mineral Visions, Inc.

300 East Fremont, Ottawa IL 61350

a.

Commercial Lease with Option to Purchase, dated June 8, 2007 between Property Plus One, LLC (Illinois LLC) and Mineral Visions, Inc. (Ohio corporation), for the premises in Ottawa, Illinois. Initial Lease Term Exp. June, 2010

First Amendment to Lease dated October 1, 2007

Second Amendment to Lease dated June 10, 2010 increases the purchase price for the premises to $471,900

Third Amendment to Lease dated June 6, 2013, extending term of Lease to June 8, 2016

N.	Wisconsin Specialty Sands, Inc. - Mineral Leases

Pierce County, Wisconsin

a.	Mineral Lease Agreement dated July 20, 2006, between Dennis Potts, (Lessor), and Wisconsin Specialty Sands, Inc., Parcel No. 014-01006- 0100

b.	Declaration of Mineral Lease recorded July 20, 2006 as Document Number 485802

c.

Lease Agreement dated July 12, 2006, between Hugh Schilling Revocable Trust, as Lessor (subsequently assigned to My Course, LLC), and Wisconsin Specialty Sands, Inc., (Lessee), Parcel Nos. 014-01005-1000, 014-01006-0300, 014-01006-0400

First Amendment to Lease, dated December 28, 2007, between My Course, LLC and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of Lessor to My Course, LLC

d.

Mineral Lease Agreement dated July 3, 2005, between Lloyd and Nellie Anderson, Richard Anderson and Gregory Anderson, as Lessors, and Wisconsin Specialty Sands, Inc., as Lessee; Parcel Nos. 014-01024-0700, 014-01005-0100,

87

014-01008-0400, 014-01008-0100, 014-01008-0200, 014-01008-0300 and 014-01024-0800

Amendment to Lease Agreement, dated June 21, 2006

Declaration of Mineral Lease recorded July 20, 2006, as Document No. 485804

Supplement to Declaration of Mineral Lease recorded March 17, 2015 with the Pierce County Register of Deeds, as Document No. 556489. This Supplement is being recorded by Lessee, to provide notice on the record of more detailed information about the Lease and the rights of the Lessee

e.

Lease Agreement dated June 28, 2006, between Brown Seed Farms, Inc., as Lessor (subsequently assigned to Charles M. Brown and Lynn S. Brown), and Wisconsin Specialty Sands, Inc., as Lessee, Parcel No. 012-01086-0900

First Amendment to Lease, dated February 8, 2008, between Charles M. Brown and Lynn S. Brown and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of Lessor to Charles M. Brown and Lynn S. Brown

f.	Declaration of Mineral Lease recorded October 27, 2006 as Document Number 488626

g.	Affidavit of Correction recorded October 17, 2007 as Document No. 498304

O.	Alpha Resins, LLC

Michigan

a.	17352 Ryan Road, Detroit, Michigan (parcels 7 and 8)

Sublease Agreement dated June 1, 2011 between Alpha Resins, Inc. successor in interest to Delta Resins & Refractories, Inc, as Sublessor, and Alpha Resins, LLC, as Sublessee for the premises at 17352 Ryan Rd., Detroit, Michigan; month-to-month tenancy until terminated by Sublessee

P.	FML Terminal Logistics, LLC

Louisiana

a.

Caddo-Bossier Parishes Port Commission (Lessor) and FML Terminal Logistics, LLC (Lessee) (as assignee to Southern Precision Sands, LLC the original lessee under the Lease), are parties to Lease Agreement dated June 1, 2009, as amended by certain letters dated March 24, 2001 and April 24, 2011, respectively, for the purpose of leasing portions of the Lessor’s Port and Industrial Park, consisting of approximately 10.3719 acres, more or less to be utilized as an intermodal freight handling facility

Amendment to Lease Agreement dated June 1, 2015. Lease shall automatically renew for successive one (1) year renewal terms upon the expiration of the prior

88

applicable term, unless Lessee provides Lessor with sixty (60) days written notice of its desire to terminate Lease

Second Amendment to Lease Agreement dated June 1, 2016. Extending terms and condition of lease expiring May 31, 2017

b.

Lease No. 201634 Land and Track Agreement dated August 10, 2016 between Grainbelt Corporation and FML Terminal Logistics, LLC. To Lease a parcel adjacent to the railroad right of way in Okeene, OK, a total of 6.77 acres and 2,000 feet of existing railroad track and railroad track right-of-way, for the purpose of shipping freight. Term expires December 31, 2017

Ohio

a.

Warehouse Lease dated February (9) 12, 2016 between Hannibal Development, LLC and FML Terminal Logistics, LLC, approximately 31,012 sq. feet warehouse and office space located at 43840 St. Rt. 7 Hannibal, Ohio

First Amendment to Lease Agreement for property at 43840 St. Rt. & Hannibal, Ohio, to add approximately an additional 150 square feet of office space located

Other Terminals

Q.	TechniSand, Inc.

1.	Oklahoma

a.	Ada Terminal, 300 East Arlington, Ada, Oklahoma 74820. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Clinton Terminal -1101 Smith Industrial S.W., Clinton, Oklahoma 73601. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

2.	Quebec, Canada

a.	Mineral Mart, 102 McCarthy, St. Joseph De Sore, Quebec, Canada T63 1E9. No written lease for this terminal

3.	Alberta, Canada

a.	Seven Persons Terminal, 44117 West of 4th, Alberta, Canada. No written lease for this terminal

4.	Texas

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a.	Terminal, 3215 W. Murphy, Odessa, Ector County, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Terminal, 208 W. Main, Alice, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

c.	Terminal, 502 Haywood, Jefferson, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

5.	Illinois

a.	Ottawa Terminal, 2162 North 3450th Road, Ottawa, Illinois. No written lease for this terminal

6.	Georgia

a.	Atlanta Terminal, 1000 Chattahoche Ave. Atlanta, Georgia. No written lease for this terminal

7.	Pennsylvania

a.	Terminal, 3900 Nolt Road, Landisville, Pennsylvania. No written lease for this terminal

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PURCHASE & LEASE OPTIONS

A.	Wisconsin Industrial Sand Company, L.L.C. - Wisconsin

1.	W3409 110th Avenue, Maiden Rock, Pierce County Wisconsin

a.

Memorandum of Option and Purchase Agreement dated August 16, 2017 between Michelle M. Daleiden and Wisconsin Industrial Sand Company, L.L.C. and recorded as Document No. 574427 with the Pierce County Register of Deeds on September 13, 2017. Term to Expire on August 17, 2018

2.	W3411 110th Avenue, Maiden Rock, Pierce County Wisconsin

a.

Memorandum of Option and Purchase Agreement dated August 16, 2017 between Richard P. and Thereme M. Daleiden and Wisconsin Industrial Sand Company, L.L.C. and recorded as Document No. 574426 with the Pierce County Register of Deeds on September 13, 2017. Term to Expire on August 17, 2018

B.	Best Sand Corporation - Ohio

1.	Spencer-Lotusdale Farm, L.L.C. in Geauga County, Ohio

a.

Option to Lease Agreement dtd February 19, 2015 between Spencer-Lotusdale Farm, L.L.C. (the owners) and Best Sand Corporation for approximately 62 acres located in Geauga County, Ohio. (Provided Best Sand exercises the Option, the parties shall enter into the Mineral Lease and Rights Agreement)

Memorandum of Option to Lease recorded February 25, 2015 as Instrument No. 201500886990 or Book 1985 Pg. 3266

First Amendment to Option to Lease Agreement dated January 26, 2017. New terms to Option extends lease to January 27, 2020

C.	Wedron Silica Company – Illinois

1.	Joanne Roth, Dorothy Keele and Joanne Elliot, 3464 E 18th Road, Ottawa, LaSalle County, IL

Option and Purchase Agreement dated November 10, 2014 between Roth, Keele, Elliott and Wedron Silica Company for approximately 211.09 acres. Option term is 2 years from effective date. Option Agreement Amended to Extend the Lease for one year, to expires November 11, 2017

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22921

2.	Dorothy Keele 3434 E 18th Road, Ottawa, LaSalle County, Illinois

Option and Purchase Agreement dated November 10, 2014 between Dorothy Keele and Wedron Silica Company for approximately 5.63. Option expires 2 years from effective date. Option expires November 11, 2017

91

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22922

3.	Joanne Roth property located in Dayton Township, LaSalle County, IL

Option and Purchase Agreement dated November 10, 2014 between Joanne Roth and Wedron Silica Company for approximately 38.6 acres. Option term is 2 years from effective date. Option expires November 11, 2017

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22923

4.	Douglas and Dayle Stafford property located in Wedron, IL (Post Office Property)

Option and Purchase Agreement dated April 6, 2015 between Douglas and Dayle Stafford and Wedron Silica Company, property identified by parcel no(s). 14-09-209-013 & 14-09-209-014. Option expires January 31, 2018

Memorandum of Option and Purchase Agreement recorded April 13, 2015 with the LaSalle County Recorder as Document No. 2015-06897

5.

George C. Hupp, Successor Trustee of the Nada G. Hupp Trust dated 9/1/95; George C. Hupp, Trustee of the George C. Hupp Trust dated 9/1/95; George C. Hupp III, Trustee of the Jan Carol Sortore Trusted dated 2/14/00 and George C. Hupp III

Option and Purchase Agreement dated April 17, 2017 between George C. Hupp, Successor Trustee of the Nada G. Hupp Trust dated 9/1/95; George C. Hupp, Trustee of the George C. Hupp Trust dated 9/1/95; George C. Hupp III, Trustee of the Jan Carol Sortore Trusted dated 2/14/00 and George C. Hupp III and Wedron Silica Company for property located in LaSalle County, Illinois. Option expires April 28, 2018

Memorandum of Option and Purchase Agreement recorded May 4, 2017 with the LaSalle County Recorder as Document 2017-06128

6.

Option and Purchase Agreement dated March 2, 2017 between The First National Bank of Ottawa, Illinois as Trustee under Trust Agreement dated October 24, 1995, and know as Trust No. 2133 (Sibigtroh – Seller) and Wedron Silica Company for property located in Dayton Township, LaSalle County, Illinois. Option expires March 2, 2019

Memorandum of Option and Purchase Agreement recorded March 8, 2017 with the LaSalle County Recorder as Document 2017-03257

D.	Mineral Visions Inc. - Illinois

1.

Commercial Lease with Option to Purchase between Property Plus One, LLC (Landlord) and Mineral Visions Inc. (Tenant) dated June 8, 2007. Premises located at 300 East Fremont, consisting of Two parcels in Ottawa, Illinois. Term expires June 2010.

First Amendment to Lease dated October 1, 2007. To include an additional parcel of land consisting of approximately 2.5 acres and approximate 2,500 square footage of

92

storage building located on additional property. Changes include Rental Increase, Option to Purchase Term section.

Second Amendment to Lease dated June 10, 2010. Extend the term of the Lease to June 8, 2013; increase the amount of rent payable to Landlord and to revise certain terms of Tenant’s Option to Purchase the premises.

Third Amendment to Lease dated June 6, 2013.

Fourth Amendment to Lease dated May 26, 2016 to extend lease term to June 8, 2017

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Additional Owned or Leased Property

Grantor	Address/City/State/Zip Code
Shakopee Sand LLC

Scott County, Minnesota

1.         Quitclaim Deed dated July 11, 2012, from the County of Scott to Great Plains Sand, LLC, recorded as Document No. A 910278

2.         Warranty Deed dated December 7, 2012, from Scott Land Company, LLC to Great Plains Sand, LLC, recorded as Document No. A 923546

3.         Royalty Lease Agreement, dated April 2, 2009, between Q Prime, Inc. and Progressive Rail Incorporated, as amended by First Amendment to Lease, dated December 7, 2012, between Q Prime, Inc. and Progressive Rail Incorporated, as assigned to Great Plains Sand, LLC, by that certain Assignment and Assumption of Royalty Lease Agreement, dated December 7, 2012, by Progressive Rail Incorporated, as modified by Agreement Regarding Royalty Lease, dated June 10, 2013, between Q Prime, Inc. and Great Plains Sand, LLC

4.         Assignment of Interests, dated June 12, 2013, between GPS Holding, LLC and Fairmount Minerals Ltd.

FML Terminal Logistics, LLC	Transload 8320 Hwy 52N Ward County Seller: Gravel Products	Burlington, ND
	Transload 215 Reading Lycoming County Seller: Emery-Casale	Williamsport, PA
	Transload 2780 Mosser Ave Lycoming County Seller: Trenco Holdings	Williamsport, PA
	Transload 3740 Weatherford Hwy Johnson County Sellers: Crocker -Blankeship	Cleburne TX
	Transload 3847 State Hwy 18 Ward County Seller: Winters	Monahans, TX
Burlington, North Dakota Transload Facility Track Lease – 8320 Hwy. 52N at or near Burlington, ND
Glenwood, Pennsylvania Track Lease – 7,000 linear feet of track at Glenwood Yard, City of Pittsburgh, Allegheny County, PA

94

Eighty-Four, Pennsylvania Yard Sidetrack Lease – 5,159 ft. of industrial sidetrack and siding connecting with W&P Subdivision main track of AVR at MP 25.58
Rook Yard, Pennsylvania Track Lease – 3,000 linear feet of track located in Rook Yard, Pittsburgh Sub-Division, Allegheny County, PA
Longview, Texas Track Lease – 187 ft of track (Zone TP 090, Yard 01, Track 787) located at or near MP 88, Palestine Subdivision, Longview, TX and realty thereunder
Pleasanton, Texas Sidetrack Lease – 9,882 ft. of industrial sidetrack at or near MP 36.74, Corpus Christi Subdivision, Pleasanton, Atascosa County, TX
Wyalusing, Pennsylvania Track Lease – track at Rail Estate, LLC’s (“Rail Estate”) rail storage yards at North Towanda, Wyalusing, Pennsylvania
Shreveport, Louisiana Transload Facility Ground Lease – 10.3719 acres of land in Caddo Parish, Louisiana (2701 Intermodal Drive, Shreveport, LA 71118)
FML Sand, LLC	Transload 1291 East 6th Street McCulloch County Seller: Roddie Wool Scouring Company	Brady, TX
	Voca Plant Mason & McCulloch County Seller: Holley	Katemcy, TX
	Voca Plant 133 Kettner William Rd Mason County Seller: Kettner	Mason, TX
	Voca Plant McCulloch & Mason County Seller: Dobbs	Voca, TX
	Voca Plant 14282 Fred Dobbs Rd Mason County Seller: J Durst	Mason, TX
	Voca Plant 14490 Voca Rd Mason County Seller: S Durst	Voca, TX
	Voca Plant McCullouch County Seller: Vickery (1)	Voca, TX
	Voca Plant McCullouch County Seller: Vickery (2)	Voca, TX
	Voca Plant	Voca, TX

95

300 PR 685 McCullouch County Seller: Deans
Katemcy Project 11283 U S Hwy 87 N Mason County Seller: G Evans	Camp Air, TX
Katemcy Project 12580 Ranch Rd 2618 Mason County Seller: Kidd-Durst	Fredonia, TX
Katemcy Projct 478 E RR 1222 Mason County Seller: Horton	Mason, TX
Katemcy Project 628 E Ranch Rd 1222 Mason County Seller: Kruse	Mason, TX
Katemcy Project Mason County Seller: Taff	Mason, TX
Katemcy Project FM Hwy No 1222 Mason County Seller: Davenport	Mason County, TX
Katemcy Project Mason County Seller: Tallent - Conner	Voca, TX
Raw Land McCulloch County Seller: R. Evans, Jr	McCulloch County, TX
Raw Land McCulloch County Seller: R. Evans, Sr	McCulloch County, TX
Readfield Plant E9215 Mill Rd Town of Cledonia Waupaca County Seller: Gelhar Real Estate Investments	Readfield, WI
Oakdale Plant 12451 Franklin Road & 14251 Franklin Road Monroe County Seller: C & B Investments	Tomah, WI
Arcadia Project	Arcadia, WI

96

St Hwy 95 Trempealeau County Seller: Dunn
Arcadia Project St Hwy 95 Trempealeau County Seller: Gandyra	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Sobotta	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Sonsalla	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Wagner	Arcadia, WI
W 1038 County Rd U LaCrosse County Seller: Apex Hardwoods, LLC	Bangor, WI
Brady, Texas Office Lease – 2005 Nine Road, Brady, TX 76825
Readfield, Wisconsin Track Lease – 1,391 ft2 of land and 3,323 ft of track located in the Southeast 1⁄4 of Section 14, Township 21N Range 14E, County of Waupaca, Readfield, WI, located on Wisconsin Central’s (“WC”) Neenah Subdivision (MP 203.9)
Tomah, Wisconsin Sidetrack Lease – 3,414 ft of industrial side track (3 lines), Gantry Track, that connects with CP’s railway line near MP 240 of the Tomah subdivision, WI
Waupaca, Wisconsin Truck Maintenance Facility Lease – 1937 Spindt Drive, Waupaca, WI 54981
Cutler, Illinois Ground Lease – 23.341 acres of land in Perry County, Illinois (facility located at 1439 Cutler Trico Road, Cutler, IL 62238)
Voca, Texas Buffer Property/Potential Reserves Lease – 74.31 acres of land in McCulloch County, Texas
Residential Lease, dated June 30, 2011, between Proppant Specialists and George Karnes (Mason, TX)
Residential Lease, dated November 23, 2010, between SML and James & Jo Ann Durst (Mason and McCulloch Counties, TX)
Residential Lease, dated November 23, 2010, between SML and Scott & Jill Durst (Mason and McCulloch Counties, TX)
Residential Lease, dated December 3, 2010, between SML and Fred & Joan Kettner (Mason County, TX)
Residential Lease, dated December 17, 2010, between SML and George & Marianne Taff, as amended by letter dated January 10, 2011 from

97

SML (Mason County, TX)
Agricultural and Grazing Lease, dated July 23, 2012, between FTSI Proppants and Durst & Durst, LLC (Mason and McCulloch Counties, TX)
Real Estate Purchase and Sale Agreement, dated September 1, 2011, between Proppant Specialists and Jeramy R. Dunn & Nichole C. Dunn (harvesting of timber) (Trempealeau County, WI)
Form of Agricultural and Hunting Lease, dated December 28, 2011, between Proppant Specialists and Jeramy & Nichole Dunn (Trempealeau County, WI)
Form of Residential Lease, dated December 28, 2011, between Proppant Specialists and Jeramy & Nichole Dunn (Trempealeau County, WI)
Agricultural and Grazing Lease, dated June 27, 2012, between FTSI Proppants and Del Roy Reichenau & Walt Reichenau (Mason County, TX)
Grazing Lease, dated April 1, 2011, between SML and Robert Evans (McCulloch County, TX)
Lease Agreement, dated December 29, 2011, between Proppant Specialists and Leroy J. Sobotta (Trempealeau County, WI)
Real Estate Purchase and Sale Agreement, dated February 28, 2012, between FTSI Proppants and Kevin & Shari Wagner (farming, hunting, and timber cutting and removal activities) (Trempealeau County, WI)
Residential Lease, dated December 22, 2010, between SML and Anna Grace Durst (Mason County, TX)
Residential Lease, dated December 10, 2010, between SML and Jerry & Elaine Kruse (Mason County, TX)

98

SCHEDULE 4.16

TO CREDIT AND GUARANTY AGREEMENT

Material Contracts

1.	Master Purchase Agreement for Products, dated July 29, 2016, between Technisand, Inc. and Halliburton Energy Services, Inc.

2.

Supply Agreement, dated September 1, 2013 between Technisand, Inc., through its Santrol division, and Pioneer Natural Resources Pumping Services LLC, as amended by Amendment No. 1 to Supply Agreement, dated January 1, 2016 and Amendment No. 2 to Supply Agreement, dated August 8, 2016.

3.

Supply Agreement, dated September 5, 2013, among FTS International Services, LLC, Technisand, Inc., through its Santrol division and Fairmount Santrol Inc., as amended by First Amendment to Supply Agreement, dated March 27, 2014, Second Amendment to Supply Agreement, dated May 1, 2015, Third Amendment to Supply Agreement, dated January 1, 2016, Fourth Amendment to Supply Agreement, dated July 29, 2016, Fifth Amendment to Supply Agreement, dated October 1, 2016, and Sixth Amendment to Supply Agreement, dated April 1, 2017.

4.

Supply Agreement, dated November 27, 2012, between Technisand, Inc. through its Santrol division and Pioneer Natural Resources Pumping Services LLC, as amended pursuant to Amendment No. 1 to Supply Agreement, dated January 1, 2016 and Amendment No. 2 to Supply Agreement, dated January 1, 2017.

Schedule 4.16 - 3

SCHEDULE 5.19

TO REVOLVING CREDIT AND GUARANTY AGREEMENT

Post-Closing Obligations

1.

The Loan Parties shall use commercially reasonably efforts to deliver to Administrative Agent, within sixty (60) days after the Closing Date (or such longer period as agreed to by the Administrative Agent), Lien Waiver Agreements with respect to all leased locations of (i) material books and records (including electronic books and records) or (ii) Equipment or Inventory in excess of $2,000,000.

2.

No later than sixty (60) days after the Closing Date (or such longer period as agreed to by the Administrative Agent), the Loan Parties shall use commercially reasonably efforts to deliver to Administrative Agent a deposit account control agreement in form and substance reasonably satisfactory to Administrative Agent that is sufficient to give Collateral Agent “control” (for purposes of Article 9 of the Uniform Commercial Code) over all deposit accounts (other than Excluded Accounts) maintained with financial institutions other than PNC, if any.

3.

No later than ninety (90) days after the Closing Date (or such longer period as agreed to by the Administrative Agent), the Loan Parties shall deliver or cause to be delivered to the Administrative Agent, (x) with respect to each Material Real Estate Asset improved with buildings and structures, evidence as to whether or not each such real property is located in a Special Flood Hazard Zone, and (ii) with respect to each Material Real Estate Asset located in a Special Flood Hazard Zone evidence that all flood insurance required to be maintained under this Agreement on all buildings and the contents thereof located on each such Material Real Estate Asset is in full force and effect.

4.

No later than ninety (90) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall execute and deliver to the Administrative Agent, in respect of each Material Real Estate Asset securing the Obligations, Mortgages (each such Mortgage to be in form and substance and on terms and conditions reasonably acceptable to the Administrative Agent (provided that, in no event shall the Administrative Agent execute or accept any such Mortgage with respect to any Material Real Estate Asset prior to the date the provisions of paragraph 3 of this Schedule 5.18 have been fully satisfied with respect to such property)), documents, instruments, agreements, opinions and certificates similar to those described in Section 5.11(b) of the Credit Agreement to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets. The list of Material

SCHEDULE 5.19

Real Estate Assets as of the Closing Date shall be as set forth below.

WEDRON SILICA COMPANY, an Ohio corporation
1.	3450 E. 2056th Road, Wedron, LaSalle County, IL (Owned)
2.	209.64 acres located in LaSalle County, IL (Owned)
TECHNISAND, INC., a Delaware corporation
1.	300 Vermillion Street, Troy Grove, LaSalle County, IL (Leasehold)
2.	3488 E. 2153rd Road, Ottawa, LaSalle County, IL (Owned)
3.	Roff, Pontotoc County, OK (Owned)
4.	2727 SM 521 Freeway, Fresno, Fort Bend County, TX (Owned)
WEXFORD SAND CO., a Michigan corporation
1.	8770 West 28 Mile Road, Harrietta, Wexford County, MI (Owned)
BEST SAND CORPORATION, an Ohio corporation
1.	1183 Walker Ridge Road, Beaver, Pike County, OH (combine with West Jackson fee) (Owned)
2.	West Jackson Township (Fee)(combine with Walker Ridge) and Leasehold, Pike County, OH (Leasehold)
3.	Jefferson, Ross County, OH (Owned)
4.	Chardon, Geauga County, OH (Owned) (38.8 acre lot split parcel released and sold)
FAIRMOUNT MINERALS, LTD., a Delaware corporation
1.	Chardon, Geauga County, Ohio (Owned)
FML SAND, LLC, an Ohio limited liability company
1.	Mason and McCulloch Counties, TX (Voca Plant) (Owned)
2.	Mason County, TX (Katemcy Plant) (Owned)
3.	PCR 826 Highway NN, 312 Highway M, 5751 North Highway 61 and 6447 North Highway 61, Perryville, Perry County, MO (Brewer Plant)(Owned)
4.	3,250 Acres located in Winkler County, TX (Leasehold)
WISCONSIN INDUSTRIAL SAND COMPANY, a Delaware limited liability company
1.	E5610 US Highway 12, Menomonie, Dunn County, WI (Leasehold)
2.	5 Parcels in Pierce County, WI (Leasehold)

SCHEDULE 5.19

3.	Hager City, Pierce County, WI (Fee -1- Hager) (Owned)
4.	Maiden Rock, Pierce County, WI (Fee -2- Maiden Rock) (Owned)
WISCONSIN SPECIALTY SANDS, INC., a Texas corporation
1.	7 Parcels in Pierce County, WI (Leasehold)
2.	N1467 770th Street, Trenton, Pierce County, WI (Owned)
SHAKOPEE SAND LLC, a Minnesota limited liability company
1.	Scott County, MN (Owned)
FML RESIN, LLC, an Ohio limited liability company
1.	Cutler, Perry County, IL (Ground Leasehold)
ALPHA RESINS, LLC, an Ohio limited liability company
1.	Detroit, Wayne County, MI (Owned)

SCHEDULE 5.19

SCHEDULE 6.01

TO CREDIT AND GUARANTY AGREEMENT

Certain Indebtedness

1.

Loan Agreement, dated as of September 1, 2007, between Town of Red Cedar, Wisconsin (the “Issuer”) and Wisconsin Industrial Sand Company, L.L.C. relating to the Issuer’s Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Santrol Inc. Project), Series 2007, in the aggregate principal amount of $10,000,000.

2.

Stock Purchase Agreement, dated as of March 20, 2001, among Fairmount Santrol Inc., Jack Goldfarb and David Sensibar, pursuant to which there is a deferred purchase price to be paid in 20 annual installments, together with a contingent purchase amount to be paid in 20 annual installments based on the tonnage of industrial sand mined and sold. The current outstanding amount of the deferred purchase price is $72,445.

3.

Acceptance Certificate and Financing Lease Schedule No. 090 to Master Lease Agreement No. 1184, dated January 13, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 988K Wheel Loader in the original amount of $468,235.

4.

Acceptance Certificate and Financing Lease Schedule No. 092 to Master Lease Agreement No. 1184, dated as of January 21, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 349F HT Hydraulic Excavator in the original amount of $469,261.

5.

Acceptance Certificate and Financing Lease Schedule No. 091 to Master Lease Agreement No. 1184, dated as of January 21, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a CAT D9T Tractor in the original amount of $1,031,110.

6.

Acceptance Certificate and Financing Lease Schedule No. 093 to Master Lease Agreement No. 1184, dated as of February 24, 2015, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a UV11 Anfo Loader in the original amount of $512,319.05.

7.

Acceptance Certificate and Financing Lease Schedule No. 094 to Master Lease Agreement No. 1184, dated as of April 6, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 772G Off Highway Truck in the original amount of $672,048.75.

8.

Acceptance Certificate and Financing Lease Schedule No. 095 to Master Lease Agreement No. 1184, dated as of April 14, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a John Deere 444K Loader in the original amount of $160,200.

Schedule 6.01 - 1

9.

Acceptance Certificate and Financing Lease Schedule No. 096 to Master Lease Agreement No. 1184, dated as of May 8, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Titan Trackmobile in the original amount of $405,788.

10.

Acceptance Certificate and Financing Lease Schedule No. 097 to Master Lease Agreement No. 1184, dated as of May 8, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Titan Trackmobile in the original amount of $405,788.

11.

Acceptance Certificate and Financing Lease Schedule No. 098 to Master Lease Agreement No. 1184, dated as of November 30, 2015, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a DPI I HD Jumbo Drill in the original amount of $427,182.

12.

Equipment Lease Agreement 777-0089619-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a PC490LC-11 Excavator/Serial No. A41388 in the original amount of $384,685.

13.

Equipment Lease Agreement 777-0089619-001, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96255 in the original amount of $393,855.

14.

Equipment Lease Agreement 777-0089619-002, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96256 in the original amount of $406,707.

15.

Equipment Lease Agreement 777-0089619-003, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96257 in the original amount of $406,707.

16.

Equipment Lease Agreement 777-0089619-004, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3356 in the original amount of $314,200.

17.

Equipment Lease Agreement 777-0089619-005, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3357 in the original amount of $318,565.

18.	Equipment Lease Agreement 777-0089619-006, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as

Schedule 6.01 - 2

lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3360 in the original amount of $332,533.

19.

Equipment Lease Agreement 777-0081709-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10453 in the original amount of $407,626.

20.

Equipment Lease Agreement 777-0089619-007, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3222 in the original amount of $275,400.

21.

Equipment Lease Agreement 777-0089619-008, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3221 in the original amount of $265,700.

22.

Equipment Lease Agreement 777-0089619-009, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10140 in the original amount of $340,450.

23.

Equipment Lease Agreement 777-0089619-010, dated March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-3 Water Wagon / Serial No. 3167 in the original amount of $328,750.

24.

Finance Lease Transaction Number 3044401, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and FML Sand, LLC, as lessee, for the lease of a D8T Dozer / Serial No. FMC00456 in the original amount of $621,210.

25.

Finance Lease Transaction Number 3063974, dated April 20, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Best Sand Corporation, as lessee, for the lease of a 980M Wheel Loader/Serial No. KRS01703 in the original amount of $344,400.

26.

Finance Lease Transaction Number 3074360, dated May 18, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wedron Silica Company, as lessee, for the lease of a D9T Dozer/Serial No. REX00502 in the original amount of $756,003.

27.

Finance Lease Transaction Number 3045563, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of two 982M Wheel Loaders, one TL 1055C Telehandler, and one 226D Skid Steer in the original total amount of $1,100,701.

Schedule 6.01 - 3

28.

Rental Agreement (with Purchase Option) Number 9907576001, dated March 14, 2017, by and between Wells Fargo Vendor Financial Services, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a Tennant Sentinel Diesel Sweeper in the original amount of $187,156.

29.

Master Lease Agreement (MLA) and Schedule No. 1 to the MLA, dated May 12, 2017, by and between Varilease Finance Inc., as lessor, and Fairmount Santrol Inc, Wisconsin Industrial Sand Company, L.L.C., and FML Sand, LLC, as co-lessees, for the lease of a Genie SX-135 Boom Lift, JD 672G Motor Grader, JD 232E Skid Steer, two JD XUV 825I Gators, Cornell Diesel Pump, JD 200/DLC Excavator, and JD 316GR Skid Steer in the original total amount of $1,114,296.

30.

Promissory Note No. 002, dated October 27, 2014, issued pursuant to Master Locomotive Loan and Security Agreement No. 1184-A, by and between The Huntington National Bank, as lender, and Technisand, Inc. , as borrower for the purchase of a LEAF Locomotive with Remote Control System (Railcar No. RSSX 575) in the original amount of $1,010,812.

31.

Lease Agreement Number 301-9706165-001, dated March 27, 2013, by and between Wells Fargo Bank, as lessor, and Great Plains Sand LLC (now “Shakopee Sand LLC”), as lessee, for the lease of a Shuttlewagon SWX315 Rail Car Mover in the original amount of $242,873.

32.

Acceptance Certificate and Financing Lease Schedule No. 089 to Master Lease Agreement No. 1184, dated as of December 12, 2014, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a J251-LS Jumbo Drill in the original amount of $448,190.

Schedule 6.01 - 4

SCHEDULE 6.02

TO CREDIT AND GUARANTY AGREEMENT

Certain Liens

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number

Best Sand Corporation	The Huntington National Bank	Caterpillar 980K Wheel Loader	OH	Secretary of State	12/05/11 #OH00154594193

Best Sand Corporation	The Huntington National Bank	Caterpillar 988HQ Loader	OH	Secretary of State	03/28/13 #OH00165842062

Best Sand Corporation	Caterpillar Financial Services Corporation	Caterpillar 980M Wheel Loader	OH	Secretary of State	05/09/17 #OH00211017797

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All rights, title and interest in and to railcars under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	OH	Secretary of State	02/24/15 #OH00183265050

Schedule 6.02 - 1

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC SMBC Rail Services LLC First Merit Equipment Finance, Inc. Midwest Railcar Corporation *Multiple Partial Assignments	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of February 20, 2015,	OH	Secretary of State	02/27/15 #OH00183352792

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	OH	Secretary of State	03/23/15 #OH00183875356

Fairmount Santrol Inc. Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	OH	Secretary of State	04/29/15 #OH00185100165

Schedule 6.02 - 2

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	OH	Secretary of State	04/29/15 #OH00185100276

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	OH	Secretary of State	06/01/15 #OH00186104770

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	OH	Secretary of State	06/18/15 #OH00186676933

Schedule 6.02 - 3

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	OH	Secretary of State	06/22/15 #OH00186791139

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	OH	Secretary of State	6/30/15 #OH00187064391

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	OH	Secretary of State	08/03/15 #OH00187939295

Schedule 6.02 - 4

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC The Huntington National Bank * Partial Assignment	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of June 4, 2015	OH	Secretary of State	08/21/15 #OH00187939295

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	OH	Secretary of State	08/21/15 #OH00188493149

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	OH	Secretary of State	08/21/15 #OH00188493250

Schedule 6.02 - 5

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	OH	Secretary of State	08/21/15 #OH00188493472

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	OH	Secretary of State	09/24/15 #OH00189332958

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	OH	Secretary of State	10/08/15 #OH00189794643

Schedule 6.02 - 6

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	OH	Secretary of State	10/27/15 #OH00190336464

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC SMBC Rail Services LLC Midwest Railcar Corporation * Partial Assignments	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of October 30, 2015	OH	Secretary of State	11/02/15 #OH00190513096

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 01, dated as of November 6, 2015	OH	Secretary of State	11/06/15 #OH00190680049

Schedule 6.02 - 7

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	OH	Secretary of State	11/24/15 #OH00191131289

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	OH	Secretary of State	12/08/15 #OH00191484307

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Tehcnisand, Inc.; Wedron Silica Company, FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sand Company, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Bank of America Leasing & Capital, LLC The Huntington National Bank *Partial Assignment	All assets under the Equipment Sublease Agreement, dated as of June 4, 2015	OH	Secretary of State	08/21/15 #OH00188492359

FML Sand, LLC	The Huntington National Bank	Specific equipment	OH	Secretary of State	10/24/14 #OH00180497654

FML Sand, LLC	The Huntington National Bank	Caterpillar 980K Wheel Loader, Seriel No.: W7K01918	OH	Secretary of State	10/31/14 #OH00180632773

Schedule 6.02 - 8

FML Sand, LLC	The Huntington National Bank	Caterpillar 740B Articulated Truck, Serial No.: T4R02762	OH	Secretary of State	10/31/14 #OH00180633129

FML Sand, LLC	The Huntington National Bank	Caterpillar 740 Articulated Truck, Serial No.: T4R02758	OH	Secretary of State	10/31/14 #OH001080633230

FML Sand, LLC	The Huntington National Bank	Caterpillar 740 B Articulated Truck, Serial No.: T4R02665	OH	Secretary of State	10/31/14 #OH00190633341

FML Sand, LLC	The Huntington National Bank	Caterpillar Wheel Loader Model 988K	OH	Secretary of State	01/14/15 #OH00182429956

FML Sand, LLC	The Huntington National Bank	Caterpillar Hydraulic Excavator Model 349F HT, Serial No.: B2200213	OH	Secretary of State	01/22/15 #OH00182574630

FML Sand, LLC	The Huntington National Bank	Warren CAT Caterpillar Off Highway Truck Model 772G Serial No.: KEX00168	OH	Secretary of State	04/07/15 #OH00184297674

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck Serial No.: 3357	OH	Secretary of State	03/14/17 #OH00208944414

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-6 Wheel Loader Serial No.: A96256	OH	Secretary of State	03/14/17 #OH00208944525

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-8 Wheel Loader SN: A96257	OH	Secretary of State	03/14/17 #OH00208944636

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-8 Wheel Loader SN: A96255	OH	Secretary of State	03/14/17 #OH00208944747

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3360	OH	Secretary of State	03/14/17 #OH00208945082

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3356	OH	Secretary of State	03/14/17 #OH00208945193

Schedule 6.02 - 9

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3222	OH	Secretary of State	03/14/17 #OH00208945204

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM300-5 Articulated Truck SN: 10140	OH	Secretary of State	03/14/17 #OH00208945315

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3167	OH	Secretary of State	03/14/17 #OH00208945426

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3221	OH	Secretary of State	03/14/17 #OH00208945537

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU PC490lC-11 Hydraulic Excavator SN: A41388	OH	Secretary of State	03/14/17 #OH00208945648

FML Sand, LLC	Caterpillar Financial Services Corporation	Caterpillar D8T Track Type Tractor SN: FMC00456	OH	Secretary of State	03/31/17 #OH00209581051

FML Sand, LLC	VFI KR SPE I LLC	All of the equipment, software and personal property pursuant to a lease between Lessor and Lessee	OH	Secretary of State	05/12/2017 #OH00211159101

FML Sand, LLC	VFI KR SPE I LLC	All of the equipment, software and personal property pursuant to a lease between Lessor and Lessee	OH	Secretary of State	09/05/17 #OH00214718695

FML Terminal Logistics, LLC Additional Debtor: Fairmount Minerals, LTD.	PNC Equipment Finance, LLC	One hundred twenty-five railcars FTIX 2225-2349, inclusive	OH	Secretary of State	05/08/14 #OH00176092387

Fairmount Minerals Ltd. Additional Debtor: FML Terminal Logistics, LLC	PNC Equipment Finance, LLC	One hundred twenty-five railcars FTIX 2225-2349, inclusive	DE	Secretary of State	05/07/2014 #2014 1801687

Fairmount Minerals Ltd. Additional Debtor: Black Lab LLC	Union Bank & Trust Company	2014 Markline Industries 36 x 60 Custom Modular Building	DE	Secretary of State	12/01/14 #2014 4811550

Schedule 6.02 - 10

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	DE	Secretary of State	02/23/15 #2015 0754530

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	DE	Secretary of State	02/27/15 #2015 0827245

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	DE	Secretary of State	03/23/15 #2015 1198190

Schedule 6.02 - 11

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	DE	Secretary of State	04/28/15 #2015 1818821

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	DE	Secretary of State	04/28/15 #2015 1819126

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 05	DE	Secretary of State	05/29/15 #2015 2290871

Schedule 6.02 - 12

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	DE	Secretary of State	06/18/15 #2015 2619889

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	DE	Secretary of State	06/19/15 #2015 2645256

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	DE	Secretary of State	06/29/15 #2015 2792736

Schedule 6.02 - 13

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	DE	Secretary of State	08/03/15 #2015 3343463

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Equipment Sublease Agreement	DE	Secretary of State	08/20/15 #2015 3649513

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	DE	Secretary of State	08/21/15 #2015 3660577

Schedule 6.02 - 14

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	DE	Secretary of State	08/21/15 #2015 3661054

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	DE	Secretary of State	08/21/15 #2015 3661153

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	DE	Secretary of State	09/24/15 #2015 4273040

Schedule 6.02 - 15

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	DE	Secretary of State	10/08/15 #2015 4581830

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	DE	Secretary of State	10/27/15 #2015 4949276

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Subease Agreement, dated as of October 30, 2015	DE	Secretary of State	11/02/15 #2015 5073712

Schedule 6.02 - 16

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	DE	Secretary of State	11/06/15 #2015 5198550

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	DE	Secretary of State	11/24/15 #2015 5592968

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	DE	Secretary of State	12/07/15 #2015 5846760

Fairmount Santrol Inc.	Citibank, N.A., its Branches, Subsidiaries, and Affiliates	All accounts and other forms of obligations owed by Owens Corning and Owens Corning Sales LLC	DE	Secretary of State	06/21/16 #2016 3732391

Schedule 6.02 - 17

Fairmount Santrol Inc.	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Bizhub C258, 227, C485, C308, C358	DE	Secretary of State	01/20/17 #2017 0430881

Fairmount Santrol Inc.	Wells Fargo Vendor Financial Services, LLC	All equipment leased to or financed for the Debtor under the FlexClean Rental Agreement (with Purchase Option) No. 9907576-001; 1 Tennant Sentinel Diesel Sweeper	DE	Secretary of State	03/15/17 #2017 1712469

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu PC490LC-11 Hydraulic Excavator	DE	Secretary of State	03/31/17 #2017 2106786

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107073

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107081

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107206

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107263

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107362

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107370

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107388

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM300-5 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107503

Schedule 6.02 - 18

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107511

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107529

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM300-5 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107636

Fairmount Santrol Inc. Additional Debtors: Wisconsin Industrial Sand Company, L.L.C.	VFI KR SPE I LLC	All assets pursuant to lease between Lessor and Lessee	DE	Secretary of State	04/13/17 #2017 2416300

Fairmount Santrol Inc.	U.S. Bank Equipment Finance	Canned Software	DE	Secretary of State	05/02/17 #2017 2899463

Fairmount Santrol Inc.	VF KR SPE I LLC	All assets pursuant to a lease between Lessor and Lessee	DE	Secretary of State	09/05/17 #2017 5880866

Great Plains Sand, LLC	Wells Fargo Bank, N.A.	Shuttlewagon Mobile Railcar SWX315	MN	Secretary of State	05/05/13 #201332216204

Great Plains Sand, LLC	Quincunx Mining, LLC

All right, title, and interest in and to the Silica Sand described in that certain Agreement Regarding Royalty Lease dated as of June 10, 2013 and in that certain Royalty Lease Agreement dated April 2, 2009.

			MN	Secretary of State	06/10/13 #201332679247

Schedule 6.02 - 19

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	MN	Secretary of State	02/24/15 #813548900031

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	MN	Secretary of State	02/27/15 #814486100049

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	MN	Secretary of State	03/23/15 #818753700033

Schedule 6.02 - 20

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	MN	Secretary of State	04/29/15 #824590300036

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	MN	Secretary of State	04/29/15 #824590300048

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	MN	Secretary of State	06/01/15 #828411000055

Schedule 6.02 - 21

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	MN	Secretary of State	06/19/15 #830623000039

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	MN	Secretary of State	06/22/15 #830793400040

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	MN	Secretary of State	06/30/15 #831842300038

Schedule 6.02 - 22

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	MN	Secretary of State	08/03/15 #835327000033

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	MN	Secretary of State	08/21/15 #83813800044

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	MN	Secretary of State	08/21/15 #838131800056

Schedule 6.02 - 23

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	MN	Secretary of State	08/21/15 #838131800068

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC The Huntington National Bank *Partial assignment	All assets under the Equipment Sublease Agreement	MN	Secretary of State	08/21/15 #838131800070

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	MN	Secretary of State	09/24/15 #843792100033

Schedule 6.02 - 24

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	MN	Secretary of State	10/08/15 #845603900031

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	MN	Secretary of State	10/28/15 #850851500054

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Sublease Agreement	MN	Secretary of State	11/02/15 #851832000037

Schedule 6.02 - 25

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	MN	Secretary of State	11/09/15 #853258500034

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	MN	Secretary of State	11/24/15 #856175100033

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	MN	Secretary of State	12/07/15 #858249500066

Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	01/10/13 #2013 0150269

Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	07/23/13 #2013 2841907

Schedule 6.02 - 26

Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	07/30/13 #2013 2958446

Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525	DE	Secretary of State	12/30/13 #2013 5159166

Technisand, Inc.	The Huntington National Bank	LEAF Locomotive RSSX 575 with Remote Control System	DE	Secretary of State	08/01/14 #2014 3082989

Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	10/02/13 #OH00170791494

Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	12/30/13 #OH00172873864

Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	06/11/14 #OH00176997870

Wedron Silica Company	The Huntington National Bank	Patten CAT Caterpillar Tractor Model D97	OH	Secretary of State	01/22/15 #OH00182559002

Wedron Silica Company	The Huntington National Bank	Martin Equipment 2014 John Deere 444K Loader	OH	Secretary of State	04/15/15 #OH00184548445

Wedron Silica Company	The Huntington National Bank	Titan Trackmobile	OH	Secretary of State	05/12/15 #OH00185488822

Wedron Silica Company	The Huntington National Bank	Titan Trackmobile	OH	Secretary of State	05/12/15 #OH00185488933

Wedron Silica Company	Caterpillar Financial Services Corporation	Caterpillar D9T Track Type Tractor; Caterpillar PL641E Product Link	OH	Secretary of State	06/07/17 #OH00211997874

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Railserve Leaf Locomotive	DE	Secretary of State	12/12/11 #2011 4752492

Schedule 6.02 - 27

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/12 #2012 2108548

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Gradall XL5320 Wheel Mounted Hydraulic Excavator	DE	Secretary of State	06/01/2012 #2012 2108951

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109058

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109199

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg UV-6 Anfo Truck	DE	Secretary of State	09/21/12 #2012 3650092

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Caterpillar 980K Wheel Loader	DE	Secretary of State	02/28/13 #2013 0785726

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	DPI HD Jumbo Drill	DE	Secretary of State	02/28/13 #2013 0785916

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Grandall Mine Scaler	DE	Secretary of State	03/28/13 #2013 1197673

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109058

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Model DPI-1-HD-RB3-I Resin Roofbolter Machine	DE	Secretary of State	04/30/13 #2013 1645945

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Komatsu Wheel Loader WA500-7	DE	Secretary of State	05/16/13 #2013 1870543

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Caterpillar 980K Wheel Loader	DE	Secretary of State	08/22/13 #2013 3290906

Schedule 6.02 - 28

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	0/22/13 #2013 3290963

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Two Caterpillar 2014 980K Wheel Loaders	DE	Secretary of State	06/11/14 #2014 2278927

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Jumbo Drill	DE	Secretary of State	07/01/2014 #2014 2584670

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Group Incorporated UV11 Anfo Loader	DE	Secretary of State	08/18/14 #2014 3308509

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	J251-LS Jumbo Drill	DE	Secretary of State	12/16/14 #2014 5108501

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Group Incorporated UV11 Anfo Loader	DE	Secretary of State	20/25/15 #2015 0784529

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	All present and future goods leased by Lessor to Lessee pursuant to the Master Lease Agreement # 1184 dated May 31, 2004	DE	Secretary of State	04/15/15 #2015 1614113

Wisconsin Industrial Sand Company, L.L.C.	VFI KR SPE I LLC	All of the equipment pursuant to a lease between Lessor and Lessee.	DE	Secretary of State	04/13/17 #2017 2416300

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation

Two Caterpillar 982M Wheel Loaders and 142” GP Buckets; Caterpillar TL1055C Telehandler and 50” Side Tilt Carriage, 48” Fork Pallet; Caterpillar 226D Skid Steer Loader and Electric Quick Coupler, 72” GP Bucket

			DE	Secretary of State	04/14/17 #2017 2458070

Schedule 6.02 - 29

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar TL1055C Telehandler; Caterpillar 50” Side Tilt Carriage; Caterpillar 48” Pallet Forks	DE	Secretary of State	05/03/17 #2017 2922992

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar 982M Wheel Loader; Caterpillar 142” General Purpose Bucket	DE	Secretary of State	05/03/17 #2017 2923008

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar TL1055C Telehandler; Caterpillar 50” Side Tilt Carriage; Caterpillar 48” Pallet Forks	DE	Secretary of State	05/03/17 #2017 2922992

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar 226D Skid Steer Loader, Electric Quick Coupler, 72” General Purpose Bucket	DE	Secretary of State	05/03/17 #2017 2923016

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	TX	Secretary of State	02/26/15 #15-0005858719

Schedule 6.02 - 30

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	TX	Secretary of State	02/27/15 #15-0006245720

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	TX	Secretary of State	03/23/15 #15-0008628434

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	TX	Secretary of State	04/28/15 #15-0013060006

Schedule 6.02 - 31

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	TX	Secretary of State	04/28/15 #15-0013060127

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	TX	Secretary of State	05/29/15 #15-0016938710

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	TX	Secretary of State	06/18/15 #15-0019287558

Schedule 6.02 - 32

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	TX	Secretary of State	06/19/15 #15-0019469176

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	TX	Secretary of State	06/29/15 #15-0020524706

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	TX	Secretary of State	07/31/15 #15-0024569719

Schedule 6.02 - 33

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Equipment Sublease Agreement	TX	Secretary of State	08/20/15 #15-0026992044

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	TX	Secretary of State	08/21/15 #15-0027088011

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	TX	Secretary of State	08/21/15 #15-0027088374

Schedule 6.02 - 34

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	TX	Secretary of State	08/21/15 #15-0027088879

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	TX	Secretary of State	09/24/15 #15-0030746430

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	TX	Secretary of State	10/08/15 #15-0032582511

Schedule 6.02 - 35

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	TX	Secretary of State	10/27/15 #15-0034524559

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Sublease Agreement	TX	Secretary of State	11/02/15 #15-0035182530

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	TX	Secretary of State	11/06/15 #15-0035779421

Schedule 6.02 - 36

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	TX	Secretary of State	11/24/15 #15-0037383747

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	TX	Secretary of State	12/07/15 #15-0038619578

Additional Liens:

1.	First lien mortgage with respect to certain real property located at 14201 Lakeshore, Grand Haven, Michigan, 49417, pursuant to the Mortgage, dated as of March 20, 2001, by and between Standard Sand Corporation and David Sensibar and Jack Goldfarb, securing the indebtedness set forth as item 5 on Schedule 6.01.

2.	First Lien mortgage with respect to certain real property located in Robinson Township, Ottawa County, Michigan pursuant to the Mortgage, dated as of March 20, 2001, by and between Construction Aggregates and the Sellers, as affected by that certain Partial Release of Mortgage recorded July 3, 2013 (releasing Clark Farm B Property), securing the indebtedness set forth as item 5 on Schedule 6.01.

3.

First lien security interest in all of Wisconsin Industrial Sand Company, L.L.C.’s (“Pledgor”), right, title and interest in and to the Drawing Bonds (as such term is defined in that certain Bond Pledge Agreement, dated as of September 1, 2007, by and among

Schedule 6.02 - 37

Pledgor, National City Bank (“Bank”) and U.S. Bank National Association) and all income therefrom and proceeds thereof granted in favor of Bank to secure Pledgor’s obligations under the Reimbursement Agreement (defined therein).

4.	Real Estate Purchase Agreement (Clark Farm Property), dated as of March 21, 2001, by and between Construction Aggregates and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase the related real property located in Robinson Township, Ottawa County, Michigan from Construction Aggregate, as modified by that certain Partial Termination of Agreement recorded July 3, 2013 (terminated rights to Clark Farm B Property).

5.	Real Estate Purchase Agreement (Rosy Mound Property), dated as of March 21, 2001, by and between Standard Sand Corporation and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase real property located at 1at 14201 Lakeshore, Grand Haven, Michigan, 49417 from Standard Sand Corporation.

Schedule 6.02 - 38

SCHEDULE 6.06

TO CREDIT AND GUARANTY AGREEMENT

Certain Investments

1.	An Investment-Rabbi Trust-SERP maintained at Huntington Bank in the name of Fairmount Santrol Inc.

Schedule 6.06 - 1

EXHIBIT A-1 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

BORROWING NOTICE

Reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent.

Pursuant to Sections 2.02 of the Credit Agreement, the Borrower Representative desires that Lenders make the following Loans to the Borrowers in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Revolving Loans ☐ Base Rate Loans: ☐ Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six ][1] month(s):	$[___,___,___] $[___,___,___]

The Loans requested above shall be funded to the following account:

Bank:

ABA #:

Account #:

Account Name:

Reference:

The Borrower Representative hereby certifies that:

(i)        as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects;

(ii)        as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

(iii)        in the case of any type of Loan requested to be made, after giving effect thereto, the aggregate amount of such type of Loan shall not exceed the maximum amount of such type of Loan permitted under the Credit Agreement.

[1]	If available to all of the Lenders, twelve months.

Date: [mm/dd/yy]	FAIRMOUNT SANTROL INC.

By:
Name:
Title:

EXHIBIT A-1-2

EXHIBIT A-2 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent.

Pursuant to Section 2.02 of the Credit Agreement, the Borrower Representative desires to convert or to continue the following Loan, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

Revolving Loans:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of [one] [two] [three] [six ][1] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [one] [two] [three] [six ][2] month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

The Borrower Representative hereby certifies that as of the date hereof, no Event of Default or Default has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby.

Date: [mm/dd/yy]	FAIRMOUNT SANTROL INC. , as Borrower Representative

By:
Name:
Title:

[1]	If available to all of the Lenders, twelve months.
[2]	If available to all of the Lenders, twelve months.

EXHIBIT B-1-1

EXHIBIT B-1 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[___,___,___]

[_____] [__], 2017	New York, New York

FOR VALUE RECEIVED, Fairmount Santrol Inc., a Delaware corporation (“Fairmount”) and each Subsidiary of Fairmount listed on the signature pages hereto (together with Fairmount, collectively, the “Borrowers”), promises to pay [NAME OF LENDER] (together with its permitted registered assigns, “Payee”), on or before the Revolving Commitment Termination Date, the lesser of (a) [DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to the Borrowers as Revolving Loans under the Credit Agreement referred to below.

Each Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the interest rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, the Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent.

This Note is one of the “Revolving Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were or will be made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Payment Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Revolving Commitment Register, the Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrowers hereunder with respect to payments of principal of or interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

EXHIBIT B-1-1

Each Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. Each Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive, to the extent permitted by applicable law, diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FAIRMOUNT SANTROL INC. By: Name: Title:

BEST SAND CORPORATION By: Name: Title:

BEST SAND OF PENNSYLVANIA, INC. By: Name: Title:

CHEYENNE SAND CORP. By: Name: Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC. By: Name: Title:

FAIRMOUNT WATER SOLUTIONS, LLC By: Name: Title:

MINERAL VISIONS INC. By: Name: Title:

SPECIALTY SANDS, INC. By: Name: Title:

EXHIBIT B-1-3

STANDARD SAND CORPORATION By: Name: Title:

TECHNIMAT LLC By: Name: Title:

TECHNISAND, INC. By: Name: Title:

WEDRON SILICA COMPANY By: Name: Title:

WEXFORD SAND CO. By: Name: Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C. By: Name: Title:

WISCONSIN SPECIALTY SANDS, INC. By: Name: Title:

ALPHA RESINS, LLC By: Name: Title:

EXHIBIT B-1-4

BLACK LAB, LLC By: Name: Title:

FAIRMOUNT MINERALS, LLC By: Name: Title:

FML SAND, LLC By: Name: Title:

FML RESIN, LLC By: Name: Title:

FML TERMINAL LOGISTICS, LLC By: Name: Title:

FML ALABAMA RESIN, INC. By: Name: Title:

SELF-SUSPENDING PROPPANT LLC By: Name: Title:

SHAKOPEE SAND LLC By: Name: Title:

FAIRMOUNT LOGISTICS, LLC By: Name: Title:

EXHIBIT B-1-5

TRANSACTIONS ON

REVOLVING LOAN NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-1-6

EXHIBIT B-2 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

SWING LINE NOTE

$[                    ]

[ ] [ ], 2017	New York, New York

FOR VALUE RECEIVED, Fairmount Santrol Inc., a Delaware corporation (“Fairmount”) and each Subsidiary of Fairmount listed on the signature pages hereto (together with Fairmount, collectively, the “Borrowers” and each individually a “Borrower”), promises to pay to PNC Bank, National Association (“PNC”), as Swing Line Lender (“Payee”), on or before the Revolving Commitment Termination Date, the lesser of (a) [                    ] Dollars ($[                    ]) and (b) the unpaid principal amount of all advances made by Payee to the Borrowers as Swing Line Loans under the Credit Agreement.

Each Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the interest rates and at the times which shall be determined in accordance with the provisions of that Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, the Borrowers, the Lenders party thereto from time to time and PNC, as Administrative Agent and Collateral Agent.

This Note is the “Swing Line Note” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Payment Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of any Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Each Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. Each Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive, to the extent permitted by applicable law, diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

EXHIBIT B-2-1

[Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FAIRMOUNT SANTROL INC. By: Name: Title:

BEST SAND CORPORATION By: Name: Title:

BEST SAND OF PENNSYLVANIA, INC. By: Name: Title:

CHEYENNE SAND CORP. By: Name: Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC. By: Name: Title:

FAIRMOUNT WATER SOLUTIONS, LLC By: Name: Title:

MINERAL VISIONS INC. By: Name: Title:

SPECIALTY SANDS, INC. By: Name: Title:

EXHIBIT B-2-3

STANDARD SAND CORPORATION By: Name: Title:

TECHNIMAT LLC By: Name: Title:

TECHNISAND, INC. By: Name: Title:

WEDRON SILICA COMPANY By: Name: Title:

WEXFORD SAND CO. By: Name: Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C. By: Name: Title:

WISCONSIN SPECIALTY SANDS, INC. By: Name: Title:

ALPHA RESINS, LLC By: Name: Title:

EXHIBIT B-2-4

BLACK LAB, LLC By: Name: Title:

FAIRMOUNT MINERALS, LLC By: Name: Title:

FML SAND, LLC By: Name: Title:

FML RESIN, LLC By: Name: Title:

FML TERMINAL LOGISTICS, LLC By: Name: Title:

FML ALABAMA RESIN, INC. By: Name: Title:

SELF-SUSPENDING PROPPANT LLC By: Name: Title:

SHAKOPEE SAND LLC By: Name: Title:

FAIRMOUNT LOGISTICS, LLC By: Name: Title:

EXHIBIT B-2-5

TRANSACTIONS ON

SWING LINE NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-2-6

EXHIBIT C TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF (ON BEHALF OF THE BORROWERS (AS DEFINED BELOW) AND NOT IN AN INDIVIDUAL CAPACITY) AS FOLLOWS:

1.     I am the [            ]1 of FAIRMOUNT SANTROL INC. (the “Borrower Representative”).

2.     I have reviewed the terms of that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, Borrower Representative and certain Subsidiaries of Borrower Representative, as borrowers (collectively “Borrowers”), the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Annex A.

3.     To the best of my knowledge no Default or Event of Default has occurred and is continuing on the date of this Certificate, except as set forth on Annex C attached hereto, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers and/or the applicable Loan Party has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, [together with the computations set forth in Annex B attached hereto]2 and the financial statements attached hereto as Annex A, are made and delivered on [mm/dd/yy] pursuant to Section 5.01(c) of the Credit Agreement.

FAIRMOUNT SANTROL INC.

By:
Name:
Title:

1 To be signed by an “Authorized Officer” of the Borrower Representative.

2 Include during a Covenant Testing Period or for purposes of a Permitted Acquisition, as applicable

EXHIBIT C-1

ANNEX A TO

COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

EXHIBIT C-2

ANNEX B TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

[Fixed Charge Coverage Ratio[1]: 1 – 2 – 3 – 4 divided by 5 =	to 1.00

Minimum Fixed Charge Coverage Ratio =	to 1.00

In compliance	Yes/No

1. Consolidated Adjusted EBITDA: (i) – (ii) – (iii) – (iv) =	$[ , , ]

(i) for such period:

(a) Consolidated Net Income:	$[ , , ]

(b) consolidated interest expense:	$[ , , ]

(c) provisions for taxes based on income, profits or capital:	$[ , , ]

(d) total depreciation and depletion expense:	$[ , , ]

(e) total amortization expense:	$[ , , ]

(f) fees and reimbursement of out-of-pocket expenses paid to directors of FML Holdings and its Subsidiaries and to the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries[2]:	$[ , , ]

[1]	Include during a Covenant Testing Period.
[2]	In an aggregate amount not to exceed $5,000,000.

            EXHIBIT C-3

(g) costs, fees and expenses incurred in connection with the Transactions and any related transactions[1]:	$[ , , ]

(h) all other non-recurring expenses or losses reducing Consolidated Net Income:	$[ , , ]

(i)       transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of consummated Permitted Acquisitions and, in respect of unconsummated Permitted Acquisitions, in an amount up to $5,000,000 during any Fiscal Year, or other Investments or transactions per*mitted hereunder, including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment or other modification of the Loans and the Term Loans, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans, the Term Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges:

$[ , , ]

(j) transaction costs, fees and expenses in connection with equity issuances by FML Holdings:	$[ , , ]

(k) other non-Cash charges reducing Consolidated Net Income[2]:	$[ , , ]

(l) Public Company Costs:	$[ , , ]

(m)     charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or

[1] In an aggregate amount not to exceed $15,000,000 to the extent paid within the first twelve (12) months immediately following the Closing Date.
[2] Including	(i) any write offs or write downs (excluding any write offs or write downs in respect of Inventory or Receivables), (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (iv) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

                  EXHIBIT C-4

Investment, disposition or any casualty or similar, event:	$[ , , ]

(n)      any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature:

$[ , , ]

(o)      cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or net income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back:

$[ , , ]

(p) stock option and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income:	$[ , , ]

(ii) other non-Cash gains increasing Consolidated Net Income[2]:	$[ , , ]

(iii) amounts distributed to Holdings pursuant to Section 6.04(c)(i):	$[ , , ]

(iv) all non-recurring gains increasing Consolidated Net Income:	$[ , , ]

2. Unfunded Capital Expenditures	$[ , , ]

3. Distributions and dividends	$[ , , ]

4. Cash taxes	$[ , , ]

5. Debt Payments: (1) + (ii) + (iii) + (iv) + (v) =	$[ , , ]

(i) interest payments on any Loans hereunder

(ii) scheduled principal payments on the Term Loans under the Term Loan Agreement

(iii) payments for all fees, commissions and charges set forth herein

[1] In each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (l) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated Adjusted EBITDA during the next measurement period).
[2] Excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period.

                EXHIBIT C-5

(iv) payments on Capitalized Lease Obligations

(v) payments with respect to any other Indebtedness for borrowed money, including without limitation,
Subordinated Indebtedness]

[Leverage Ratio[1]: (i)/(ii) =	to 1.00

(i) Consolidated Total Debt (net of Unrestricted Cash):	$[ , , ]

(ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$[ , , ]]

[1]

Required in connection with a Permitted Acquisition. For the avoidance of doubt, for the purposes of determining the Leverage Ratio,         “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

            EXHIBIT C-6

ANNEX C TO

COMPLIANCE CERTIFICATE

            EXHIBIT C-7

EXHIBIT D TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT D-1

EXHIBIT E TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit and Guaranty Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities, any letters of credit and swingline loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:	[and is an Affiliate/Approved Fund1]

3. Borrowers:	FAIRMOUNT SANTROL INC. and its Subsidiaries party to the Credit Agreement

4. Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:

Revolving Credit and Guaranty Agreement dated as of November 1, 2017 among FMSA Inc., as a guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as borrowers, the Lenders parties thereto from time to time, PNC Bank, National Association, as Administrative Agent and the other agents parties thereto.

1 Select as applicable

EXHIBIT E-1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Commitment	$	$	%

Effective Date:                     , 20     3

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REVOLVING COMMITMENT REGISTER.

EXHIBIT E-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Title:

[Consented to:]5

FAIRMOUNT SANTROL INC. , as
Borrower Representative

By:
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

EXHIBIT E-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements and conditions specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, and upon becoming a Lender as of the Effective Date, it is not a Defaulting Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) this Assignment constitutes a legal, valid and binding obligation of the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

EXHIBIT E-4

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

With respect to Assigned Interests for Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment and the rights and obligations of the parties under this Assignment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of any law other than the law of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT E-5

EXHIBIT F-1 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.32(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                                     , 20[     ]

EXHIBIT F-2 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.32(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                                               , 20[     ]

EXHIBIT F-3 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.32(c) and Section 10.06(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                                  , 20[    ]

EXHIBIT F-4 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.32(c) and Section 10.06(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                                                  , 20[ ]

EXHIBIT G-1 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF AS FOLLOWS:

1. I am the [                     ] of FAIRMOUNT SANTROL INC. (“Borrower Representative”).

2. We have reviewed the terms of Section 3 of the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, Borrower Representative and certain Subsidiaries of Borrower Representative, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3. Based upon our review and examination described in paragraph 2 above, we certify, on behalf of the Borrowers, that as of the date hereof:

(i)         each of the conditions precedent described in Section 3.01 of the Credit Agreement have been satisfied (or waived in accordance with the Credit Agreement), except that no opinion is expressed as to the Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter;

(ii)       the Administrative Agent has received a fully executed Borrowing Notice;

(iii)     each of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects;

(iv)     no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

The foregoing certifications are made and delivered, in the undersigned’s capacity as [                 ] of the Borrower Representative and not in his/her individual capacity, as of November 1, 2017.

EXHIBIT G-1

FAIRMOUNT SANTROL INC.

Name:
Title:

EXHIBIT G-2

EXHIBIT G-2 TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.     I am the [                ] of Fairmount Santrol Inc., a Delaware corporation (the “Borrower Representative”).

2.     Reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, Borrower Representative and certain Subsidiaries of Borrower Representative, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent.

3.     I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.     Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, on a consolidated basis is Solvent.

The foregoing certifications are made and delivered by the undersigned, in his/her capacity as [chief financial officer] of the Borrower Representative and not in his/her individual capacity, as of November 1, 2017.

Name:
Title: [Chief Financial Officer]

EXHIBIT H TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FMSA Inc., as a Guarantor, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount, as Borrowers, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a)         agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a [Guarantor][Borrower] under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)         represents and warrants that each of the representations and warranties applicable to the undersigned set forth in the Credit Agreement and each other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained in such representation and warranty) on and as of the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(c)         represents and warrants that no Default or Event of Default has occurred and is continuing as of the date hereof, or would result from the transactions contemplated hereby on the date hereof;

(d)         agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations [of the Borrowers] when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement; and

(e)         the undersigned hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, subject to the terms of Section 2 of the Pledge and Security Agreement, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except

EXHIBIT H-1

by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

EXHIBIT H-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

By:

Name:

Title:

EXHIBIT H-3

EXHIBIT I TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

[See attached]

Exhibit I-1

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of November 1, 2017

between

EACH OF THE GRANTORS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Collateral Agent

i

SECTION 9. REMEDIES		27
9.1	Generally	27
9.2	Application of Proceeds	28
9.3	Sales on Credit	29
9.4	Investment Related Property	29
9.5	Grant of Intellectual Property License	29
9.6	Intellectual Property	30
9.7	Cash Proceeds; Deposit Accounts	31

SECTION 10. COLLATERAL AGENT		31

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		32

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		32

SECTION 13. MISCELLANEOUS		33

SECTION 14. INTERCREDITOR AGREEMENT		34

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — PATENT SECURITY AGREEMENT

EXHIBIT D — COPYRIGHT SECURITY AGREEMENT

ii

Execution Version

This PLEDGE AND SECURITY AGREEMENT, dated as of November 1, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between FMSA Inc. (“Holdings”), Fairmount Santrol Inc. (the “Fairmount”) and each of the subsidiaries of Holdings or Fairmount party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and PNC Bank, National Association as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used but not defined herein shall be as defined therein), by and among Holdings, Fairmount, certain subsidiaries of Fairmount, the lenders party thereto from time to time (the “Lenders”), PNC Bank, National Association as Administrative Agent and Collateral Agent; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Credit Agreement as set forth herein; and

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the “Secured Parties” under the Term Loan Agreement in respect of the ABL Priority Collateral (as defined in the Intercreditor Agreement) and the Fixed Asset Priority Collateral (as defined in the Intercreditor Agreement) (and with respect to certain other matters as described therein); and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1.  DEFINITIONS; GRANT OF SECURITY.

1.1        General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Syndication Agent.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean, with respect to any Grantor, all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

“Blocked Account Bank” shall have the meaning assigned in Section 4.2(a).

“Blocked Accounts” shall have the meaning assigned in Section 4.2(a).

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodities Account Control Agreement” shall mean a control agreement in respect of Commodities Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Control” shall mean: (i) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

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“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Account Control Agreement” shall mean a control agreement in respect of Deposit Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Excluded Asset” shall mean any asset of any Grantor excluded from the Collateral and from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Fairmount” shall have the meaning set forth in the preamble.

“Grantors” shall have the meaning set forth in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G, as applicable.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

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“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lenders” shall have the meaning set forth in the recitals.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor.

“Patent Licenses” shall mean, with respect to any Grantor, all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean, with respect to any Grantor, all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean, with respect to any Grantor, all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests, in each case to the extent not constituting an Excluded Asset.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited

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liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, with respect to any Grantor, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean, with respect to any Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean, with respect to any Grantor, (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

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“Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Secured Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Secured Obligations have not been Paid in Full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account Control Agreement” shall mean a control agreement in respect of Securities Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Trademark Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean, with respect to any Grantor, any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right

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to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2        Definitions; Interpretation.

(a)        In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)        All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11 hereof.    Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.    GRANT OF SECURITY.

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2.1        Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which, subject to the limitations set forth in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)	Accounts;

(b)	Chattel Paper;

(c)	Documents;

(d)	General Intangibles;

(e)	Goods (including, without limitation, Inventory and Equipment);

(f)	Instruments;

(g)	Insurance;

(h)	Intellectual Property;

(i)	Investment Related Property (including, without limitation, Deposit Accounts);

(j)	Letter of Credit Rights;

(k)	Money;

(l)	Receivables and Receivable Records;

(m)	As-Extracted Collateral;

(n)	Commercial Tort Claims now or hereafter described on Schedule 5.2;

(o)	any Material Real Estate Asset;

(p)      to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(q)      to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2        Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract or agreement, including any agreement governing a security, to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license,

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contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement, including any agreement governing a security, not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (d) any Equipment financed by a Grantor with purchase money Indebtedness or Indebtedness with respect to Capital Leases permitted under the Credit Agreement (provided that such exclusion shall only apply to the extent such Grantor is prohibited from granting a security interest under the terms of such Indebtedness and only so long as such Indebtedness remains outstanding or if the granting of a lien on such assets would trigger the termination (or a right of termination) of, or violate the terms of, any such purchase money or capital lease agreement pursuant to any “change of control” or similar provision or the ability for any third party to amend any rights, benefits and/or obligations of the applicable Loan Party in respect of those assets or which require any Loan Party or any subsidiary of any Loan Party to take any action adverse to the interests of that subsidiary or any Loan Party); (e) so long as the IRB Loan Agreement remains in effect, any Deposit Account, Securities Account, or Commodities Account owned by Wisconsin Industrial Sand Company, L.L.C.; (f) all leasehold interests (other than any Leasehold Properties that constitute Material Real Estate Assets); (g) all motor vehicles and other assets subject to certificates of title; (h) except to the extent perfected by the filing of a UCC financing statement, letter of credit rights in excess of amounts set forth in Section 5.2; (i) except to the extent perfected by the filing of a UCC financing statement, commercial tort claims in excess of amounts set forth in Section 5.2; (j) all fee-owned real property located outside the United States; (k) in the case of fee-owned real property located in the United States, that has a value less than $10,000,000 (with all required mortgages (if any) being delivered after the Closing Date); (l) any assets to the extent the grant of a security interest therein is prohibited or restricted by applicable law, rule or regulation (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or that would require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the applicable Uniform Commercial Code; (m) all leases (other than any Leasehold Properties that constitute Material Real Estate Assets), contracts, agreements, licenses, franchises and permits (and any assets that are the subject thereof) to the extent the grant of a security interest therein is prohibited or is restricted by applicable law or by the terms thereof or that would

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require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the applicable Uniform Commercial Code (other than proceeds thereof, the assignment of which is expressly deemed effective under the applicable Uniform Commercial Code notwithstanding such prohibition); (n) [reserved]; (o) equity interests in partnerships, joint ventures and any non-wholly owned subsidiary to the extent that the organizational documents or other agreements with other equity holders do not permit or restrict the pledge of such equity interests or would require the consent of any third party to such pledge or security interest, unless such consent has been obtained; (p) margin stock; and (q) Excluded Accounts and the funds or other property held in or maintained in any Excluded Accounts.

SECTION 3.    SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1        Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the “Secured Obligations”).

3.2        Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.    CERTAIN PERFECTION REQUIREMENTS

4.1        Delivery Requirements.

(a)        With respect to any Certificated Securities included in the Collateral, each Grantor shall use commercially reasonable efforts to deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

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(b)        With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

4.2        Control Requirements.

(a)        Subject to Section 5.19 of the Credit Agreement, all proceeds of Collateral shall be deposited by Grantors into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to the Collateral Agent, (ii) Depository Accounts established at the Collateral Agent for the deposit of such proceeds or (iii) the Excluded Accounts. Each applicable Grantor, the Collateral Agent and each Blocked Account Bank (except, for the avoidance of doubt, with respect to Excluded Accounts) shall enter into a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent that is sufficient to give the Collateral Agent Control over such account and which directs such Blocked Account Bank, during any Cash Dominion Period, to transfer such funds so deposited on a daily basis or at other times acceptable to the Collateral Agent to the Collateral Agent, either to any account maintained by the Grantors at said Blocked Account Bank or by wire transfer to appropriate account(s) at the Collateral Agent. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of the Collateral Agent for its own benefit and the ratable benefit of the Secured Parties, and Grantors shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither the Collateral Agent nor any Secured Party assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. During a Cash Dominion Period, the Collateral Agent (or the Administrative Agent) shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Secured Obligations (including the cash collateralization of the Letters of Credit) in such order as the Collateral Agent (or Administrative Agent) shall determine in its sole discretion, provided that, in the absence of any Event of Default, the Collateral Agent (or the Administrative Agent) shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Line Loans, if any, and then to the Revolving Loans. On each Business Day during which a Cash Dominion Period exists and is continuing, all funds credited in immediately available funds to a Blocked Account or Depository Account Day shall be applied by the Collateral Agent or Administrative Agent to repay the outstanding Revolving Loans, and other Secured Obligations to the extent then due and payable. To the extent no Revolving Loans are outstanding, and no other Secured Obligations are then due and payable, all such amounts shall be available for use by the Grantors.

(b)        All Deposit Accounts (including all Blocked Accounts), Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral are set forth on Schedule 5.2. No Grantor shall open any new Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts or Commodity Contracts (other than Excluded Accounts) unless (i) such Grantor shall have given at least ten (10) days prior written notice to the Collateral Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Collateral Agent, such bank, depository institution or securities intermediary, each applicable Grantor and Collateral Agent shall use commercially reasonable efforts to enter into, with respect to Deposit Accounts, a

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Deposit Account Control Agreement, with respect to Securities Accounts or Securities Entitlements, a Securities Account Control Agreement and, with respect to any Commodity Accounts or Commodity Contracts, an arrangement sufficient to cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent within sixty (60) days of the opening of such new Deposit Account, Securities Account, Security Entitlement, Commodity Account or Commodity Contract and if the applicable control agreement is not entered into within such time, such Grantor shall, at the request of the Administrative Agent, close such new account; provided, however, that no Control requirement shall apply to any Deposit Accounts or Securities Accounts that are Excluded Accounts.

(c)        With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), the applicable Grantor shall use commercially reasonable efforts to cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(d)        With respect to any Letter of Credit Rights in excess of $500,000 individually or $1,000,000 in the aggregate included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), the applicable Grantor shall use commercially reasonable efforts to ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(e)        With respect to any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall use commercially reasonable efforts to ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

(f)        The Collateral Agent agrees with each Grantor that, in the case of a Deposit Account subject to the Collateral Agent’s Control, the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or, in the case of a Securities Account or Commodity Account subject to the Collateral Agent’s Control, the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless, in each case, a Cash Dominion Period is in effect or, after giving effect to any withdrawal, would be in effect and any such exercise shall be subject to the terms of the Intercreditor Agreement. The Collateral Agent further agrees with each Grantor that in the case of any Uncertificated Security subject to the Collateral Agent’s Control, the Collateral Agent shall not give any instructions with respect to such Uncertificated Security to the issuer thereof unless an Event of Default has occurred and is continuing and any such instructions shall be subject to the terms of the Intercreditor Agreement.

4.3        Intellectual Property Recording Requirements.

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(a)        In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(b)        In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(c)        In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each applicable Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent hereunder.

4.4        Other Actions.

(a)        If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, at the reasonable written request of the Collateral Agent, each applicable Grantor shall take such additional actions, including, without limitation, using commercially reasonable efforts to cause the issuer of such Pledged Equity Interest to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent therein.

(b)        With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default and during the continuance thereof, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent of its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5        Timing and Notice. With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such

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requirements as promptly as possible, but in any event, within thirty (30) days of such Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any U.S. Patents, U.S. Copyrights or U.S. Trademarks).

SECTION 5.    REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

5.1        Grantor Information & Status.

(a)        Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where its chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b)        except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the five (5) years prior to the Closing Date;

(c)        such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d)        no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

(e)        none of the Eligible Receivables arises from any lease, license, contract or agreement, including any agreement governing a security, that prohibits the creation of a security interest.

5.2        Collateral Identification, Special Collateral. as of the Closing Date and as of each date specified in the last sentence of this clause (a), Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts other than any Securities Accounts holding assets with a market value of less than $500,000 individually or $1,000,000 in the aggregate, (4) Deposit Accounts other than any Deposit Accounts holding less than $500,000 individually or $1,000,000 in the aggregate, (5) Commodity Contracts and Commodity Accounts, (6) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (8) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually or $1,000,000 in the aggregate, (9)

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Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $500,000 individually or $1,000,000 in the aggregate, (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property other than any Inventory, Equipment or other tangible person property having a value less than $1,000,000 individually or $5,000,000 in the aggregate, (11) As-Extracted Collateral, other than any As-Extracted Collateral having a value of less than $500,000 individually or $1,000,000 in the aggregate and (12) Material Contracts. Each Grantor shall supplement such schedules from time to time in accordance with Sections 5.01(j) and 5.12 of the Credit Agreement and at the time any Additional Grantor becomes a party hereto in accordance with Section 5.10 of the Credit Agreement;

(b)        none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care-Insurance Receivables; (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock and no material portion of the Collateral consists of motor vehicles or other Goods subject to a certificate of title statute of any jurisdiction; and

(c)        all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3        Ownership of Collateral and Absence of Other Liens.

(a)        it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens; and

(b)        other than any financing statements and Intellectual Property Security Agreements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements or intellectual property security agreements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements or intellectual property security agreements filed in connection with Permitted Liens. Other than the Collateral Agent, the Fixed Asset Collateral Agent (as defined in the Intercreditor Agreement, the “Fixed Asset Collateral Agent”) and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, and except with respect to any Excluded Account, no Person is in Control of any Collateral.

5.4        Status of Security Interest.

(a)        upon (i) the filing of such UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral with the appropriate filing offices of each jurisdiction set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time) and

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(ii) the taking of possession or Control by the Collateral Agent of the Collateral, the Collateral Agent, for the ratable benefit of the Secured Parties, will have a perfected first priority security interest in respect of all Collateral, to the extent such security interest can be perfected under the UCC by such filings, possession or Control, subject, in the case of Fixed Asset Priority Collateral, to the Intercreditor Agreement. Such security interests are and shall be prior to any other Lien on any of the Collateral, subject to Permitted Liens;

(b)        with respect to all Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights registered in the name of any Grantor as of the date hereof, fully executed Intellectual Property Security Agreements, containing a description of all Collateral consisting of Intellectual Property with respect to United States registered Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for registration with the United States Patent and Trademark Office or for recordation with the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable. To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon the recordation of such security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction set forth opposite the applicable Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the Collateral Agent, for the ratable benefit of the Secured Parties, will have perfected first priority security interests in respect of all Collateral consisting of Patents, Trademarks and Copyrights registered in the name of any Grantors as of the date hereof, subject in the case of priority only, to Permitted Liens and, in the case of Fixed Asset Priority Collateral, to the Intercreditor Agreement; and

(c)        no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings, recordings and agreements contemplated by clauses (a) and (b) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity Interests of Foreign Subsidiaries and relating to foreign Patents, Trademarks and Copyrights; and

(d)        each Grantor is in compliance with its obligations under Section 4 hereof.

5.5        Goods & Receivables.

(a)        each Receivable (i) arises out of (A) a bona fide sale of goods sold and delivered by the applicable Grantor (or is in the process of being delivered) or (B) services therefore actually rendered or to be rendered by the applicable Grantor to the Account Debtor named therein and (ii) is and will be in material compliance with all applicable laws, whether federal, state, local or foreign;

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(b)        as of the Closing Date, none of the Account Debtors in respect of any Receivable in excess of $500,000 individually or $1,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; and

(c)        no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder.

5.6        Pledged Equity Interests, Investment Related Property.

(a)        it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests other than (x) Liens created by this Agreement, (y) Liens created by the Fixed Asset Collateral Documents (as defined in the Intercreditor Agreement) and (z) inchoate tax liens;

(b)        no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status, subject, in the case of Fixed Asset Priority Collateral, to the Intercreditor Agreement, of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c)        the Pledged LLC Interests and Pledged Partnership Interests on which liens are granted hereunder do not represent interests (i) that by their terms provide that they are securities governed by Article 8 of the UCC of an applicable jurisdiction, (ii) that are dealt in or traded on securities exchanges or markets or (iii) in issuers that are registered as investment companies.

5.7        Intellectual Property .

(a)        such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance in all material respects with industry standards;

(b)        to the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees; and

(c)        no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

SECTION 6.    COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1        Grantor Information & Status.

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(a)        Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2        Collateral Identification; Special Collateral.

(a)        in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at the Grantors’ expense as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens; and

(b)        in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3        Ownership of Collateral and Absence of Other Liens.

(a)        except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than Permitted Liens);

(b)        upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c)        it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

6.4        [Intentionally Omitted].

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6.5        Goods & Receivables.

(a)        it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(b)        if any Equipment or Inventory in excess of $2,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and using commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods in excess of $1,000,000 individually or $2,000,000 in the aggregate, subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods, subject, in the case of Fixed Asset Priority Collateral, to the Intercreditor Agreement.

(c)        other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(d)        each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Grantor, or work, labor or services theretofore rendered by a Grantor as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Grantor’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Grantors to the Collateral Agent;

(e)        each customer, to the best of each Grantor’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the customer is obligated in full when due. With respect to such customers of any Grantor who are not solvent, such Grantor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables;

(f)        in connection with the administration of the Loans and cash management services including the provision of Cash Management Products, the Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Collateral Agent or any Grantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Grantor hereby constitutes the Collateral Agent or the Collateral Agent’s designee as such Grantor’s attorney with power (i) at any time (in connection with the administration of the Loans and cash management services including the provision of

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Cash Management Products (other than in the case of clauses (iii) and (iv))): (A) to endorse such Grantor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Grantor’s name on any invoice or bill of lading relating to any of the Receivables, drafts against customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any customer; (D) to sign such Grantor’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Collateral Agent to preserve, protect, or perfect the Collateral Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Grantor at any post office box/lockbox maintained by the Collateral Agent for the Grantors or at any other business premises of the Collateral Agent; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any customer; (G) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Grantor to such address as the Collateral Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement and the other Loan Documents. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Secured Obligations remain unpaid;

(g)        until written notice is given to Collateral Agent by such Grantor of any other office at which such Grantor keeps its records pertaining to Receivables, all such records shall be kept at such Grantor’s chief executive office;

(h)        Grantors shall instruct their customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as the Collateral Agent shall designate from time to time as contemplated by Section 4.2(a) or as otherwise agreed to from time to time by the Collateral Agent. Notwithstanding the foregoing, to the extent any Grantor directly receives any remittances upon Receivables, such Grantor shall, at such Grantor’s sole cost and expense, but on the Collateral Agent’s behalf and for the Collateral Agent’s account, collect as the Collateral Agent’s property and in trust for the Collateral Agent all amounts received on Receivables, and shall not commingle such collections with any Grantor’s funds or use the same except to pay the Secured Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Grantor shall deposit in the Blocked Account and/or Depository Account or, upon request by the Collateral Agent, deliver to the Collateral Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received on Receivables;

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(i)        At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to send notice of the assignment of, and the Collateral Agent’s security interest in and Lien on, the Receivables to any and all customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both until such Event of Default has been waived and such waiver has been acknowledged in writing by the Administrative Agent in which case such rights and such possession shall revert to the Grantors. The Collateral Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers’ Account (as defined in the Credit Agreement) and added to the Secured Obligations; and

(j)        Neither the Collateral Agent nor any Secured Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except for those caused by their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final non-appealable order).

6.6        Pledged Equity Interests, Investment Related Property.

(a)        except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer of any Pledged Equity Interest or other Investment Related Property and consistent with the past practice of such issuer and all scheduled payments of interest;

(b)

(i)        so long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if it would violate or result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or, which would have the effect of materially compromising the value

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of such Investment Related Property or the Collateral or any material part thereof or the position or interests of the Collateral Agent or any other Secured Party therein in any material respect; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i); and

(ii)        upon the occurrence and during the continuation of an Event of Default:

(1)

all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)

in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c)        except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s Control thereof;

(d)        except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof; and

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(e)        the Collateral Agent agrees to notify each applicable Grantor promptly after the exercise of its rights pursuant to clause (b)(ii) above; provided that failure to give such notice shall not affect the validity of any such actions.

6.7        Intellectual Property.

(a)        it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)        it shall not, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(c)        it shall, within thirty (30) days of the creation or acquisition or exclusive license of any copyrightable work constituting Material Intellectual Property, apply to register such Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart;

(d)        it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;

(e)        it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor and constituting Material Intellectual Property, including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(f)        it shall use commercially reasonable efforts so as not to permit the inclusion in any contract with respect to which such Grantor hereafter becomes a party and pursuant to which such Grantor is acquiring any property that constitutes Material Intellectual Property to include any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definition of Material Intellectual Property acquired under such contracts;

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(g)         in the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall, promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Material Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(h)         it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i)         it shall use proper statutory notice in connection with its use of any of the Material Intellectual Property except when the failure to do so would not have a Material Adverse Effect; and

(j)         it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Material Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION	7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL
GRANTORS.

7.1         Access; Right of Inspection. Subject to the provisions and limitations set forth in Section 5.06 of the Credit Agreement, the Collateral Agent shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at the Collateral Agent’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2         Further Assurances.

(a)         Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

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(i)         file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)         take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)         at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral; and

(iv)         furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)         Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)         Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3         Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original

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signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION	8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1        Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time as an Event of Default has occurred and is continuing in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, in each case in accordance with applicable law, including, without limitation, the following:

(a)         to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)         to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)         to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)         to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)         to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(f)         to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g)         generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

8.2         No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3         Appointment Pursuant to Credit Agreement. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.

SECTION 9. REMEDIES.

9.1         Generally.

(a)         If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)         require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)         enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)         prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)         without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)         The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral

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being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c)         The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)         The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2         Application of Proceeds. Except as expressly provided elsewhere in this Agreement, and subject to the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and the Administrative Agent and their respective agents and counsel, and all other

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expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith, and all amounts for which the Collateral Agent and the Administrative Agent are entitled to indemnification hereunder (in their respective capacities as Collateral Agent and Administrative Agent and not as a Lender) and all advances made by the Collateral Agent and the Administrative Agent for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent and the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations (other than those Secured Obligations associated with Hedge Agreements or documentation governing any Cash Management Product) for the ratable benefit of the Lenders and the Lender Counterparties (other than a Lender Counterparty who is a counterparty to a Hedge Agreement or documentation governing any Cash Management Product); third, to the extent of any excess of such proceeds, to the payment of Secured Obligations comprised of Obligations associated with Hedge Agreements and Cash Management Products, and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3         Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.

9.4         Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5        Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies

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under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof and shall terminate upon Payment in Full of the Secured Obligations.

9.6         Intellectual Property.

(a)         Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)         the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)         upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)         each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)         within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor

30

under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)         the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

(b)         If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9.7         Cash Proceeds; Deposit Accounts. Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b)   If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

SECTION	10. COLLATERAL AGENT.

31

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section.

SECTION	11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Payment in Full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the Payment in Full of all Secured Obligations, the security interest granted hereby shall automatically terminate hereunder without delivery of any instrument or performance of any act by any party and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments to evidence such termination and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder, to the extent applicable.

SECTION	12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and in compliance with applicable laws. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or

32

otherwise. If any Grantor fails to perform any agreement contained herein after the applicable cure period with respect thereto, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.02 of the Credit Agreement.

SECTION	13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.01 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and permitted assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

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THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

SECTION	14. INTERCREDITOR AGREEMENT.

(a)         Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Security Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Security Document, the terms of the Intercreditor Agreement shall govern and control.

(b)         In accordance with the terms of the Intercreditor Agreement, all Fixed Asset Priority Collateral delivered to the Fixed Asset Collateral Agent shall be held by the Fixed Asset Collateral Agent as gratuitous bailee for the Secured Parties solely for the purpose of perfecting the security interest granted under this Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of Fixed Asset Obligations (as defined in the Intercreditor Agreement), to the extent any Grantor is required hereunder to deliver Fixed Asset Priority Collateral to the Collateral Agent and is unable to do so as a result of having previously delivered such Fixed Asset Priority Collateral to the Fixed Asset Collateral Agent in accordance with the terms of the Fixed Asset Loan Documents (as defined in the Intercreditor Agreement), such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Fixed Asset Collateral Agent, acting as gratuitous bailee of the Collateral Agent.

(c)         Furthermore, at all times prior to the Discharge of Fixed Asset Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of Fixed Asset Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to Fixed Asset Priority Collateral) to the Fixed Asset Collateral Agent as required by the Intercreditor Agreement.

(d)         Notwithstanding anything to the contrary herein but subject to the Intercreditor Agreement, in the event the Fixed Asset Loan Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the Fixed Asset Loan Documents and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

[Remainder of page intentionally left blank]

34

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FMSA INC., as Grantor

By:
Name:
Title:

FAIRMOUNT SANTROL INC., as Grantor

By:
Name:
Title:

ALPHA RESINS, LLC, as Grantor

By:
Name:
Title:

BEST SAND CORPORATION, as Grantor

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC., as Grantor

By:
Name:
Title:

35

BLACK LAB LLC, as Grantor

By:
Name:
Title:

CHEYENNE SAND CORP., as Grantor

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC., as Grantor

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC, as Grantor

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC, as Grantor

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC, as Grantor

36

By:
Name:
Title:

FML ALABAMA RESIN, INC., as Grantor

By:
Name:
Title:

FML RESIN, LLC, as Grantor

By:
Name:
Title:

FML SAND, LLC, as Grantor

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC, as Grantor

By:
Name:
Title:

MINERAL VISIONS INC., as Grantor

By:
Name:
Title:

37

SELF-SUSPENDING PROPPANT LLC, as Grantor

By:
Name:
Title:

SHAKOPEE SAND LLC, as Grantor

By:
Name:
Title:

SPECIALTY SANDS, INC., as Grantor

By:
Name:
Title:

STANDARD SAND CORPORATION, as Grantor

By:
Name:
Title:

TECHNIMAT LLC, as Grantor

By:
Name:
Title:

TECHNISAND, INC., as Grantor

By:
Name:
Title:

38

WEDRON SILICA COMPANY, as Grantor

By:
Name:
Title:

WEXFORD SAND CO., as Grantor

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C., as Grantor

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC., as Grantor

By:
Name:
Title:

39

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

40

Execution Version

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)

Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)

Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

SCHEDULE 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY
(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

SCHEDULE 5.2-2

(D)	Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

SCHEDULE 5.2-3

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract

SCHEDULE 5.2-4

SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)

SCHEDULE 5.4-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as [__], 2017 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Fairmount Santrol Inc., the other Grantors named therein, and PNC Bank, National Association, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED PURSUANT TO THE SECURITY AGREEMENT).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:

Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)

Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)

Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY
(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT A-3

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

EXHIBIT A-4

(D)	Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

EXHIBIT A-5

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.4 TO PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-7

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [                    ], 20[        ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of PNC Bank, National Association, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of [_], 2017 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.    Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.    Grant of Security Interest in Trademark Collateral

SECTION 2.1    Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”): the trademarks, trade dress, service marks, certification marks, and collective marks listed in Schedule A attached hereto, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2    Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under this Section attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the

EXHIBIT B-1

validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.    Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.    Termination

Upon the Payment in Full of the Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 5.    Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6.    Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT B-3

Accepted and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT B-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [                    ], 20[        ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of PNC Bank, National Association as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of [        ], 2017 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION. 1.    Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.    Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”): (i) each patent and patent application listed in Schedule A attached hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3.    Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

EXHIBIT C-1

SECTION 4.     Termination

Upon the Payment in Full of the Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patent Collateral under this Agreement.

SECTION 5.     Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT C-5

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of PNC Bank, National Association, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of [__], 2017 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.     Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.     Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

(a) the copyrights and Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act) listed in Schedule A attached hereto, as well as all moral rights, reversionary interests, and termination rights therein, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

(b) any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any registered copyright including, without limitation, each agreement listed in Schedule A attached hereto, and the right to sue or otherwise recover for past, present and future infringement or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

EXHIBIT D-1

SECTION 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.     Termination

Upon the Payment in Full of the Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5.     Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT D-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT D-3

Accepted and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT D-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT D-5

EXHIBIT J TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND

LEASES AND FIXTURE FILING TO BE PROVIDED SEPARATELY

[See attached]

EXHIBIT J -1

RECORDING REQUESTED BY:

Blank Rome LLP

AND WHEN RECORDED MAIL TO:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Attn: Steven A. Shoumer, Esq.

Re: [NAME OF MORTGAGOR]

Location: [PROPERTY]

Municipality:

County:

State:

Space above this line for recorder’s use only

[LEASEHOLD]1 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of                          (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from [NAME OF MORTGAGOR], a [                                    ], with an address at [                                                             ] (“Mortgagor”) to PNC BANK, NATIONAL ASSOCIATION, with an address at [                                         ], as Administrative Agent and Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among FAIRMOUNT SANTROL INC., a Delaware corporation (“Borrower”), FMSA INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party thereto from time to time, PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), PNC CAPITAL MARKETS LLC, as Lead Arranger and Book Runner, and the other parties thereto from time to time;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements with Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as provided for in the Credit Agreement (each a “Lender Counterparty”);

WHEREAS, either (a) Mortgagor is Borrower or (b) Mortgagor is a direct or indirect subsidiary of Borrower, as a result of any of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of the Lenders and Lender Counterparties as set forth in the Credit Agreement, whether or not Mortgagor is a party to the Credit Agreement;

1	Note to Draft – the parties agree to make further modifications throughout the document for leasehold mortgages.

1

WHEREAS, in consideration of the making of the Loans and other accommodations of the Lenders and Lender Counterparties as set forth in the Credit Agreement and Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Loan Document and each of the Hedge Agreements, to secure Mortgagor’s obligations under the Loan Documents, including the Hedge Agreements, as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1.             DEFINITIONS

1.1            Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Intercreditor Agreement” shall have the meaning ascribed to it in Section 12.7 herein.

“Mortgaged Property” means all of Mortgagor’s interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); (viii) to the extent mortgageable or assignable all other agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

Notwithstanding the foregoing, the Mortgaged Property does not include any movable personal property or movable contents owned by the Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

2

“Secured Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Loan Documents or any of the Hedge Agreements, provided that Secured Obligations shall not include any Excluded Swap Obligations.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2    Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2.                GRANT

To secure the Payment In Full, and the full performance of, the Secured Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS WITH POWER OF SALE (if available under applicable state law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Secured Obligations remain outstanding, upon the trust, terms and conditions contained herein.

SECTION 3.                WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1    Due Execution, Delivery and Enforceability. Mortgagor represents and warrants to Mortgagee that this Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms.

3.2     Title. Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.3    First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

3.4     Payment and Performance. Mortgagor shall pay the Secured Obligations when due under the Loan Documents and perform the Secured Obligations in full when they are required to be performed as required under the Loan Documents.

3.5     Replacement of Fixtures and Personalty. Except as otherwise permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

3

3.6     Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as set forth in the Credit Agreement.

3.7     Covenants Running with the Land. All Secured Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

3.8     Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Credit Agreement: (i) Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement; (ii) Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement; and (iii) Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

3.9     Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes so as to affect this Mortgage, the Secured Obligations or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Secured Obligations, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

3.10     Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Loan Documents, subject, however, to Mortgagor’s right to contest the amount or validity thereof in accordance with the Credit Agreement, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.11     Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the Secured Obligations, then the amount secured shall be reduced only by the last and final sums that the Borrowers repay (or are repaid on behalf of the Borrowers) with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations unless arising from the Mortgaged Property. So long as the balance of the Secured Obligations exceeds the amount secured, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.12     Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property.

SECTION 4.        DEFAULT AND FORECLOSURE

4

4.1    Remedies. If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever except as provided in the Credit Agreement, whereupon the same shall become immediately due and payable; and (b) subject to the terms of the Intercreditor Agreement, exercise all rights and remedies provided in the Loan Documents or at law or in equity.

4.2     Entry and Foreclosure. If Mortgagor remains in possession of the Mortgaged Property after the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may (a) invoke any legal remedies to dispossess Mortgagor; (b) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (c) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (d) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (e) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

4.3     Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of the occurrence and continuance of an Event of Default shall not be exhausted by any one or more sales.

4.4     Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.5    Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first priority lien and security interest in and to the Mortgaged Property. For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

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4.6     Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents except as provided in the Credit Agreement; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. The Borrowers waive the statutory right of redemption and equity of redemption.

4.7     Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Secured Obligations, the Secured Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such continuing Event of Default.

4.8     Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Intercreditor Agreement.

4.9     Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.10     Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Secured Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

4.11     No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5.         ASSIGNMENT OF RENTS AND LEASES

5.1     Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security

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only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations and to use the Rents in a manner not prohibited by the Credit Agreement. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2     Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3     Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6.         SECURITY AGREEMENT

6.1     Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and As-Extracted Collateral (as such term is defined in the Pledge and Security Agreement). To this end, Mortgagor grants to Mortgagee a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Secured Obligations and performance of the Secured Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2     Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is at the address set forth in the Credit Agreement.

6.3     Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7.         ATTORNEY-IN-FACT

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Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) business days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and during the continuance of an Event of Default, to perform any obligation of Mortgagor hereunder, including, without limitation, the obligation to pay Taxes and maintain insurance; each as further provided in Article V of the Credit Agreement, provided, that (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Obligations and shall bear interest at the rate or rates at which interest is then computed on the Secured Obligations provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8.         MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement. Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage as set forth in the Credit Agreement, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing as set forth in the Credit Agreement.

SECTION 9.         TERMINATION AND RELEASE.

Upon the Payment In Full of the Secured Obligations, or otherwise in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor within thirty (30) days from the payment in full of the Secured Obligations.

SECTION 10.         LOCAL LAW PROVISIONS

[to be provided, if any, by local counsel or title company]

SECTION 11.             MULTI-SITE REAL ESTATE TRANSACTIONS.

Mortgagor acknowledges that this Mortgage is one of a number of Mortgages and other security documents (“Other Mortgages”) that secure the Secured Obligations. Mortgagor agrees that, subject to the terms of Section 9 hereof, the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of the

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Secured Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or any collateral security therefor including the Other Mortgages. Subject to the terms of Section 9 hereof, the lien of this Mortgage shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations or of any of the collateral security therefor, including the Other Mortgages or any guarantee thereof, and, to the fullest extent permitted by applicable law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the Secured Obligations hereby secured or the lien of this Mortgage and any exercise of the rights and remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgagee’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any right of subrogation.

SECTION 12.        MISCELLANEOUS

12.1    Notices. Any notice and other communication required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

12.2    Severability. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.3    Governing Law. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND FURTHER, WITH RESPECT TO ANY PERSONAL PROPERTY INCLUDED IN THE MORTGAGED PROPERTY, THE CREATION OF THE SECURITY INTEREST SHALL BE GOVERNED BY THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEW YORK (THE “NY UCC”) AND THE PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY OF THE SECURITY INTEREST WILL BE GOVERNED IN ACCORDANCE WITH THE MANDATORY CHOICE OF LAW RULES SET FORTH IN THE NY UCC.

12.4    Credit Agreement. In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.

12.5    Time of Essence. Time is of the essence of this Mortgage.

12.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER

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RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.6 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.7    Intercreditor Agreement .

(a) Notwithstanding anything herein to the contrary, the lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by Mortgagee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 1, 2017 (the “Intercreditor Agreement”) by and among Mortgagee, as Initial ABL Collateral Agent (as defined therein) and Barclays Bank PLC, as Initial Fixed Collateral Agent (as defined therein), and acknowledged and agreed to by Holdings and the other Grantors referred to therein, and such other parties as may be added thereto from time to time in accordance with the provisions thereof. In the event of any conflict between the subject matter provisions of the Intercreditor Agreement and this Mortgage, such provisions set forth in the Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, and subject in all respects to the terms and conditions set forth in the Intercreditor Agreement, the lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by Mortgagee hereunder shall be, until such time as the Discharge of Fixed Asset Obligations (as defined in the Intercreditor Agreement) occurs, a second priority lien (subject to the Permitted Liens), subordinate in all respects to the prior lien of the applicable Fixed Asset Mortgage (as defined in the Intercreditor Agreement).

(c) No amendment or waiver of any provision of this Mortgage shall be effective unless such amendment or waiver is made in compliance with the Intercreditor Agreement, to the extent provided for therein. The lien and security interests granted to Mortgagee are subject to the provisions of the Intercreditor Agreement, as therein provided.

12.8    Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

12.9    No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

12.10    Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

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12.11    Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.12    Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Mortgagor has on the date first above written caused this Mortgage to be duly executed and delivered by its duly authorized representative.

[FAIRMOUNT ENTITY]

By:
Name:
Title:

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[APPROPRIATE NOTARY BLOCK]

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EXHIBIT A TO

MORTGAGE

Legal Description of Premises

EXHIBIT K TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of [mm/dd/yy] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of (i) PNC BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the below defined ABL Lenders and certain other creditors (in such capacity, and together with its successors and assigns in such capacity, “ABL Agent”), pursuant to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “ABL Credit Agreement”), by and among Fairmount Santrol, Inc. (“Fairmount”), its affiliates from time to time party thereto, the financial institutions which are now or which hereafter become a party thereto (collectively, the “ABL Lenders”) and ABL Agent and (ii) BARCLAYS BANK PLC, in its capacity as collateral agent for the below defined Term Lenders (in such capacity, and together with its successors and assigns in such capacity, “Term Agent”), pursuant to that certain Term Loan Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “Term Loan Agreement”; together with the ABL Credit Agreement, collectively, the “Credit Agreements” and each a “Credit Agreement”), by and among Fairmount, its affiliates from time to time party thereto, the financial institutions which are now or which hereafter become a party thereto (collectively, the “Term Lenders”; the ABL Lenders and the Term Lenders are collectively referred to herein as the “Lenders”) and Term Agent.

RECITALS:

WHEREAS, [NAME OF GRANTOR], a [Type of Person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, Tenant’s repayment of the extensions of credit made by the Lenders under the applicable Credit Agreement will be secured, in part, by substantially all of Tenant’s now owned or hereafter acquired personal property, including among other things, all of Tenant’s accounts, general intangibles, deposit accounts, inventory, equipment and other goods, in each case now owned or hereafter arising or acquired, and all cash and non-cash proceeds and products thereof, and all additions and accessions thereto, substitutions therefor, replacements thereof and the books and records related thereto (the “Collateral”);

WHEREAS, the ABL Agent and the Term Agent (collectively, the “Agents” and each an “Agent”) are parties to that certain Intercreditor Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “Intercreditor Agreement”) pursuant to which, among other things, the Agents have agreed to certain matters concerning the priority of their respective liens on the Collateral and the exercise of their respective remedies with respect thereto; and

EXHIBIT K-1

WHEREAS, each Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the applicable Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, each Agent as follows:

1. Landlord hereby (a) waives and releases unto each Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of each Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to each Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to each Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, each Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by such Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by such Agent in severing and/or removing the Collateral therefrom.

4. Landlord agrees that it will not prevent any Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to each Agent to that effect. Within the 45 day period after such Agent receives the Landlord’s Notice, such Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with such Agent’s actions in removing the Collateral from the Premises or such Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, neither Agent shall at any time have any obligation to remove the Collateral from the Premises.

5. Landlord shall send to each Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to each Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

EXHIBIT K-2

6. All notices to Agents under this Agreement shall be in writing and sent to Agents at their respective addresses set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

7. The provisions of this Agreement shall continue in effect until Landlord shall have received each Agent’s written certification that all amounts advanced under the Credit Agreements have been paid in full.

8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

EXHIBIT K-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By: _________________________
Name:
Title:

_____________________________
_____________________________
_____________________________
Attention:
Telecopier:

By its acceptance hereof, as of the day and year first set forth above, each Agent agrees to be bound by the provisions hereof.

PNC BANK, NATIONAL ASSOCIATION,
as ABL Agent

By: _________________________
Name:
Title:

PNC Bank, National Association
1900 East Ninth Street
B7-YB13-09-5
Cleveland OH 44114
Attn: Portfolio Manager – Fairmount
Telecopier: (216) 222-8155

BARCLAYS BANK PLC,
as Term Agent

By: _________________________
Name:
Title:

_____________________________
_____________________________
_____________________________
Attention:
Telecopier:

[APPROPRIATE NOTARY BLOCKS]

EXHIBIT K-4

EXHIBIT A TO

LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

EXHIBIT K-A-1

EXHIBIT B TO

LANDLORD WAIVER AND CONSENT

Description of Lease:

EXHIBIT K-B-1

EXHIBIT L TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY NOTE

Note Number: 1                                    Dated: [__________], 20[_]

FOR VALUE RECEIVED, the FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount (collectively, the “Group Members” and each, a “Group Member”) which are party to this intercompany note (the “Promissory Note”) each promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the (i) Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Term Loan Agreement”), by and among Fairmount (the “Term Loan Borrower”), FMSA Inc. (“Holdings”), certain Subsidiaries of the Term Loan Borrower, as guarantors (the “Term Loan Guarantors”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent thereunder (in such capacities, “Term Agent”), and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent or (ii) the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “ABL Credit Agreement”; the Term Loan Agreement and the ABL Credit Agreement and collectively referred to herein as the “Credit Agreement”), by and among Holdings, as a guarantor (the “ABL Guarantor” and together with the Term Loan Guarantor, the “Guarantors” and each individually a “Guarantor”), Fairmount and certain Subsidiaries of Fairmount, as borrowers (the “ABL Borrowers” and together with the Term Loan Borrower, the “Borrowers” and each individually a “Borrower”), the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent thereunder (in such capacities “ABL Agent” and together with the Term Agent, collectively, “Agent”), as applicable.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable as may be agreed upon in writing from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Borrower or a Guarantor to (i) the Collateral Agent (as defined in the Term Loan Agreement), for the benefit of the Secured Parties (as defined in the Term Loan Agreement), as security for such Payee’s Obligations (as defined in the Term Loan Agreement, the “Term Obligations”), if any, under the Term Loan Agreement, the Pledge and Security Agreement (as defined in the Term Loan Agreement, the “Term Security Agreement”) and the other Loan Documents (as defined in the Term Loan Agreement, the “Term Loan Documents”) to which such Payee is a party and subject to the terms of the Term Security Agreement and (ii) the Collateral Agent (as defined in the ABL Credit Agreement), for the benefit of the Secured Parties (as defined in the ABL Credit Agreement), as security for such Payee’s Obligations (as defined in the ABL Credit Agreement, the “ABL Obligations”), if any, under the ABL Credit Agreement, the Pledge and Security Agreement (as defined in the ABL Credit Agreement, the “ABL Security Agreement”) and the other Loan

EXHIBIT L-1

Documents (as defined in the ABL Credit Agreement, the “ABL Documents” and together with the Term Loan Documents, collectively, the “Loan Documents”) to which such Payee is a party and subject to the terms of the ABL Security Agreement, in each case as further subject to the terms of the ABL Intercreditor Agreement (as defined in the Term Loan Agreement). Each Payor acknowledges and agrees that the applicable Agent may exercise all the rights of Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that (i) any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Term Obligations of such Payor that is a Borrower or a Guarantor until all of the Term Loan Obligations have been performed and Paid in Full and (ii) any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the ABL Obligations of such Payor that is a Borrower or a Guarantor until all of the ABL Obligations have been performed and Paid in Full. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, (i) all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Borrower or a Guarantor (whether constituting part of the security or collateral given to the Collateral Agent (as defined in the Term Loan Agreement) or any other Secured Party (as defined in the Term Loan Agreement) to secure payment of all or any part of the Term Obligations or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agent (as defined in the Term Loan Agreement) or any Secured Party (as defined in the Term Loan Agreement) in such assets and (ii) all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Borrower or a Guarantor (whether constituting part of the security or collateral given to the Collateral Agent (as defined in the ABL Credit Agreement) or any other Secured Party (as defined in the ABL Credit Agreement) to secure payment of all or any part of the ABL Obligations or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agent (as defined in the ABL Credit Agreement) or any Secured Party (as defined in the ABL Credit Agreement) in such assets. Except as expressly permitted by the Credit Agreement, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Term Obligations and ABL Obligations shall have been Paid in Full.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, including, without limitation, that certain Intercompany Note, dated as of August 5, 2010, delivered pursuant to the Existing Credit Agreement, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

Each Payee is hereby authorized to record all loans and advances made by such Payee to any Payor (all of which shall be evidenced by this Promissory Note) and all repayments or prepayments thereof, on its books and

EXHIBIT L-2

records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT L-3

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.1

FAIRMOUNT SANTROL INC.

By:
Name:
Title:

FMSA INC.

By:
Name:
Title:

LAKE SHORE SAND COMPANY (ONTARIO) LTD.

By:
Name:
Title:

ALPHA RESINS, LLC

By:
Name:
Title:

BEST SAND CORPORATION

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:
Name:
Title:

1	APKS to update signatories as appropriate.

EXHIBIT L-4

BLACK LAB LLC

By:
Name:
Title:

CHEYENNE SAND CORP.

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:
Name:
Title:

EXHIBIT L-5

FML ALABAMA RESIN, INC.

By:
Name:
Title:

FML RESIN, LLC

By:
Name:
Title:

FML SAND, LLC

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:
Name:
Title:

FAIRMOUNT MINERALS SALES DE MEXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

MINERAL VISIONS INC.

By:
Name:
Title:

EXHIBIT L-6

SANTROL EUROPE APS

By:
Name:
Title:

SANTROL DE MEXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

SANTROL (YIXING) PROPPANT CO., LTD.,

By:
Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:
Name:
Title:

SHAKOPEE SAND LLC

By:
Name:
Title:

SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-7

STANDARD SAND CORPORATION

By:
Name:
Title:

TECHNIMAT LLC

By:
Name:
Title:

TECHNISAND, INC.

By:
Name:
Title:

TECHNISAND CANADA SALES, LTD.

By:
Name:
Title:

WEDRON SILICA COMPANY

By:
Name:
Title:

WEXFORD SAND CO.

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

EXHIBIT L-8

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-9

SCHEDULE A

TRANSACTIONS ON

INTERCOMPANY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance	Amount of Principal/ Interest Paid	Outstanding Principal Balance from Payor to Payee	Notation Made By

EXHIBIT L-A-1

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to [                    ] all of its right, title and interest in and to the Intercompany Note, dated [                    ], 20[_] (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by FAIRMOUNT SANTROL INC. (“Fairmount”), and each other Subsidiary of Fairmount or any other Person that becomes a party thereto, and payable to the undersigned and hereby irrevocably constitutes and appoints to transfer the Promissory Note on the books kept for registration thereof with full power of substitution in the premises. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

Dated:

[Remainder of page intentionally left blank]

EXHIBIT L-A-2

FAIRMOUNT SANTROL INC.

By:
Name:
Title:

FMSA INC.

By:
Name:
Title:

ALPHA RESINS, LLC

By:
Name:
Title:

BEST SAND CORPORATION

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:
Name:
Title:

BLACK LAB LLC

By:
Name:
Title:

EXHIBIT L-A-1

CHEYENNE SAND CORP.

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:
Name:
Title:

FML ALABAMA RESIN, INC.

By:
Name:
Title:

EXHIBIT L-A-2

FML RESIN, LLC

By:
Name:
Title:

FML SAND, LLC

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:
Name:
Title:

MINERAL VISIONS INC.

By:
Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:
Name:
Title:

EXHIBIT L-A-3

SHAKOPEE SAND LLC

By:
Name:
Title:

SPECIALTY SANDS, INC.

By:
Name:
Title:

STANDARD SAND CORPORATION

By:
Name:
Title:

TECHNIMAT LLC

By:
Name:
Title:

TECHNISAND, INC.

By:
Name:
Title:

WEDRON SILICA COMPANY

By:
Name:
Title:

EXHIBIT L-A-4

WEXFORD SAND CO.

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-A-5

EXHIBIT M TO

REVOLVING CREDIT AND GUARANTY AGREEMENT

BORROWING BASE CERTIFICATE

[ON FILE WITH ADMINISTRATIVE AGENT]

EXHIBIT M

Fairmount Santrol, Inc.

Sources & Uses

	Sources:	Prefund 9/30/17	UW 8/31/17	Survey 8/31/17		Uses:	Prefund 9/30/17	UW 8/31/17	Survey 8/31/17
1	Trade AR Availability	124,270.6	118,194.0	118,194.0	12	Refinance Term Loan B	781,356.1	783,472.3	783,472.3
2	Inventory Availability	32,591.7	23,702.9	23,702.9	11	Remaining Cash	123,065.6	123,065.6	100,000.0

	Subtotal	156,862.2	141,896.9	141,896.9	10	Closing Costs	16,000.0	16,000.0	12,000.0
3	Less Suppressed Availability	(31,862.2)	(16,896.9)	(16,896.9)

	Total Borrowing Base Avail ($125MM cap)	125,000.0	125,000.0	125,000.0	13	AP > 60 Days PD	9.0	61.1	61.1
4	Less GST/HST Reserve	(129.0)	(61.5)	(61.5)
5	Less WEPPA Reserve	(10.0)	(10.0)	(10.0)
6	Less Rent Reserve	-	-	-
7	Less Royallty Reserve	(368.8)	(248.8)	(248.8)
8	Less Letters of Credit	(15,258.2)	(10,000.0)	(10,000.0)
9	Less Accrued Demurrage Reserve	(298.9)	(258.8)	(258.8)

	Net Availability	108,935.1	114,420.9	114,420.9

10	New Term Loan B	700,000.0	700,000.0	675,000.0
11	Net Cash	183,345.0	172,465.6	172,465.6

					14	Excess Availability [$62.5MM]	$71,849.4	$64,287.5	$66,353.1

	Total	992,280.1	$986,886.5	$961,886.5		Total	$992,280.1	$986,886.5	$961,886.5

The undersigned hereby certifies that the above representations are true and correct and subject to all conditions of the Loan and Security Agreement. We also represent that to the best of our knowledge, there does not exist a condition which may precipitate a default under the terms of the Loan and Security Agreement or any amendment thereto.

	ILLEGIBLE, VP	10/31/17
Signature of Preparer	Authorized Signature, Title	Date

ILLEGIBLE
Name of Preparer	Name of Authorized Signer

PNC Bank, N.A. / PNC Business Credit

Borrowing Base Certificate

Fairmount Santrol, Inc.	Certificate # 093017
Customer Number	Period Ended 9/30/2017

To induce PNC Bank, National Association (“Agent”) to make a loan advance pursuant to the Revolving Credit, Term Loan and Security

Agreement dated as of                as well as amendments between the undersigned and Lender, we hereby certify as of the above date, the following:

							Loan Status Schedule ID
			From	To			Total
Accounts Receivable	1	Previous Certificate AR Balance (Line 10 from Prior Ce	8/31/2017	09/30/17			$147,183,514.98

	2	Gross Sales Since Last Certificate	9/1/2017	9/30/2017	+		$100,484,940.18
	3	Debit Memos/Other Additions	9/1/2017	9/30/2017	+		$592.51
	4	Credits Since Last Certificate	9/1/2017	9/30/2017	-		($1,672,962.77)

	5	Total Net Sales					$98,812,569.92

	6	Gross Collections Since Last Certificate	9/1/2017	9/30/2017	-		($91,771,165.05)
	7	Discounts/Other Deductions	9/1/2017	9/30/2017	-		$0.00
	8	Non AR Cash Since Last Certificate	9/1/2017	9/30/2017	+		$0.00

	9	Total Deductions					($91,771,165.05)

	10	Total AR Now Being Certified to Bank				per rollforward g	$154,224,919.85
	11	Ineligible AR Per Attached		9/30/2017	-		($8,024,255.10)

	12	Net Eligible Trade AR					$146,200,664.75
	13	Advance Rate

	14	Trade AR Availability					$124,270,565.03
	15	Dilution Reserve					$0.00

	16	Net Trade A/R Availability					$124,270,565.03

							Loan Status Schedule ID
							Total
Raw Materials	17	Gross Inventory as of:		9/30/2017			$6,864,950.36
	18	Ineligible Inventory as of:		9/30/2017	-		$0.00

	19	Net Eligible Inventory					$6,864,950.36
	20	Advance Rate (per appraisal tab)

	21	Net Aggregate Inventory Availability					$3,432,475.18

							Loan Status Schedule ID
							Total
Work-In-Process	22	Gross Inventory as of:		9/30/2017			$16,305,953.65
	23	Ineligible Inventory as of:		9/30/2017	-		($44,857.70)

	24	Net Eligible Inventory					$16,261,085.85
	25	Advance Rate (per appraisal tab)

	26	Inventory Availability before Divisional Sub-limits					$8,130,547.98

	27	Aggregate Inventory Sublimit				$7,500,000.00

	28	Net Aggregate Inventory Availability					$7,500,000.00

							Loan Status Schedule ID
							Total
In-Transit	27	Gross Inventory as of:		9/30/2017			$19,175,746.24
	28	Ineligible Inventory as of:		9/30/2017	-		$0.00

	29	Net Eligible Inventory					$19,175,746.24
	30	Advance Rate (per appraisal tab)

	31	Net Inventory Availability Before Aggregate Sublimit					$9,587,873.12
	32	Aggregate Inventory Sublimit				$25,000,000.00

	33	Net Aggregate Inventory Availability					$9,587,873.12

							Loan Status Schedule ID
							Total
Packaging	34	Gross Inventory as of:		9/30/2017			$1,008,224.39
	35	Ineligible Inventory as of:		9/30/2017	-		($1,008,224.39)

	36	Net Eligible Inventory					$0.00
	37	Advance Rate (per appraisal tab)

	38	Net Aggregate Inventory Availability					$0.00

							Loan Status Schedule ID
							Total
Finished Goods	39	Gross Inventory as of:		9/30/2017			$40,446,433.44
	40	Ineligible Inventory as of:		9/30/2017	-		($17,564,886.57)

	41	Net Eligible Inventory					$22,881,646.86
	42	Advance Rate (per appraisal tab)

	43	Net Aggregate Inventory Availability					$11,440,773.43

Total Inventory	44	Combined Inventory Availability before Sublimit					$31,961,121.74

	45	Inventory Sub limit on Aggregate Inventory Availability				$40,000,000.00

	46	Adjusted Combined Inventory Availability					$31,861,121.74

Collateral Reserves	47	Gross Combined Availability					$158,231,686.77
	48	Less Availability Reserve					$0.00
	49	Less Other Reserve					$0.00

	50	Gross Loan Value					$156,231,686.77
	51	Revolver Limit				$125,000,000.00

	52	Net Loan Value					$125,000,000.00

Loans & Advances	53	Revolver Loan Balance Per Previous Certificate					$0.00
	54	Net Collections Since Last Certificate			-		$0.00
	55	Advance Requested			+		$0.00
	56	Misc. Loan Adjustment			+/-		$0.00

	57	New Loan Balance					$0.00
	58	GST / HST Reserve					$129,012.24
	59	WEPPA Reserve					$10,000.00
	60	Rent Reserve			+		$0.00
	61	Royality Reserve					$368,756.90
	62	Letters of Credit					$15,258,224.09
	63	Demurrage Reserves					$298,933.96
	64	Unpaid Customs/Duty/Freight Reserves					$0.00

	65	Master Reserve Total (per PNC system)					$16,064,927.19

	66	Revolver Loans & Reserves					$16,064,927.19

	67	Term Loans (if included in Revolver Limit)			+

	68	Total Loans & Reserves					$16,064,927.19

	69	Loan Availability					$108,035,072.81

	70	Remaining Revolver Availability				$108,835,072.81
	71	Remaining Line Availability				$108,935,072.81

The undersigned hereby certifies that the above representations are true and correct and subject to all conditions of the Loan and Security Agreement. We also represent that to the best of our knowledge, there does not exist a condition which may precipitate a default under the terms of the Loan and Security Agreement or any amendment thereto.

ILLEGIBLE, VP	10/31/17
Authorized Signature, Title	Date

ILLEGIBLE
Name of Authorized Signer